                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         EASTERN UTILITIES ASSOCIATES
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required. (Pursuant to Section 14A-2(A)(5) of Securities Exchange
    Act of 1934)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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



[Eastern Utilities LOGO]



                                                      April 16, 1999

To Our Shareholders:

         We extend our personal invitation to join us at the Annual Meeting of Shareholders on Monday, May 17, 1999.

         At the meeting you will be asked to vote upon a proposal to approve an Agreement and Plan of Merger dated as of February 1, 1999 by and among New England Electric System ("NEES"), Research Drive LLC (the "Merger Subsidiary"), a wholly owned subsidiary of NEES, and Eastern Utilities Associates ("EUA"). The merger agreement provides that the Merger Subsidiary will be merged with and into EUA; that EUA, as the surviving corporation, will become a wholly owned subsidiary of NEES; and that each then outstanding common share of EUA (other than shares held by EUA as treasury stock and any shares held by NEES or any subsidiary of NEES) will be converted into the right to receive $31.00 in cash (payable without interest), subject to upward adjustment to a maximum of $31.495 in the event that the closing of the merger does not occur within six months of the date on which EUA shareholders approved the merger, calculated at the rate of $0.003 for each day the merger is delayed past the end of the six month period. The merger and certain related matters are described in detail in the enclosed Notice of Annual Meeting and Proxy Statement. A copy of the merger agreement is attached to the Proxy Statement as Annex I.

         After careful consideration, the Board of Trustees (the "Board") has approved the merger agreement and unanimously recommends that all shareholders vote "FOR" approval of the merger agreement. The Board believes the merger is fair and in the best interests of EUA and its shareholders. The Board has received a written opinion dated February 1, 1999 of Salomon Smith Barney Inc., EUA's financial advisor, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration to be received in the merger by the holders of EUA's common shares was fair, from a financial point of view, to such holders. A copy of the written opinion of EUA's financial advisor is attached to the Proxy Statement as Annex II and should be read carefully in its entirety.

         The affirmative vote of holders of a two-thirds majority of the common shares outstanding as of the record date will be necessary for approval of the merger agreement and the transactions contemplated thereby. Accordingly, it is important that you promptly sign and return the enclosed proxy card. The annual election of Trustees will also occur at the Annual Meeting. The formal Notice of Meeting and Proxy Statement appear on the following pages and contain details of the business to be conducted at the Annual Meeting.

         We appreciate your prompt attention to this important action and look forward to seeing you at the Annual Meeting.

                                             Sincerely,

                                             DONALD G. PARDUS
                                             Chairman of the Board

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE POSTAGE-PAID RETURN ENVELOPE. PLEASE DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY CARD.

                            [Eastern Utilities LOGO]



                            NOTICE OF ANNUAL MEETING

                                                      April 16, 1999

To Our Shareholders:

         Notice is hereby given that the Annual Meeting of the Shareholders of Eastern Utilities Associates ("EUA"), a voluntary association formed under a Declaration of Trust dated April 2, 1928, as amended, will be held in the Board Room on the 33rd floor of the State Street and Bank Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 17, 1999, at 9:30 a.m.
local time, for the following purposes:

1. To consider and vote upon the approval of an Agreement and Plan of Merger dated as of February 1, 1999 (the "Merger Agreement") by and among EUA, New England Electric System ("NEES"), a Massachusetts business trust, and Research Drive LLC (the "Merger Subsidiary"), a Massachusetts limited liability company that is wholly owned by NEES; and the consummation of the merger contemplated thereby in accordance with the terms of the Merger Agreement and the provisions of Massachusetts General Laws ("MGL") Chapter 182, Section 2, MGL Chapter 156C, Sections 59 and 62, and Article 37 of this Association's Declaration of Trust and the filing of a Certificate of Merger (the "Certificate") with the Massachusetts Secretary of State in accordance with MGL Chapter 156C, Section 61 and Article 38 of EUA's Declaration of Trust, thereby adding the Certificate to the documents constituting the Declaration of Trust, as amended, on file with the Massachusetts Secretary of State. The Merger Agreement provides that the Merger Subsidiary will be merged with and into EUA (the "Merger"); that EUA, as the surviving corporation, will become a wholly owned subsidiary of NEES; and that each then outstanding common share of EUA (other than shares held by EUA as treasury stock, and shares held by NEES or any subsidiary of NEES) will be converted into the right to receive $31.00 in cash (payable without interest), subject to upward adjustment to a maximum of $31.495 in the event that the closing of the Merger does not occur within six months of the date on which shareholders approved the Merger, calculated at the rate of $0.003 for each day the Merger is delayed past the end of the six month period;

2.       To elect eleven Trustees of EUA for the ensuing year;

3.       Vote on any shareholder proposal properly presented to the meeting; and

4. To transact such other business as may properly come before the meeting.

         Only holders of EUA common shares of record on the transfer books of EUA at the close of business on April 14, 1999 will be entitled to vote at the meeting of which notice is hereby given and at any and all adjournments thereof. In the election of Trustees, the holders of EUA common shares have the right of cumulative voting as provided in Article 28 of the Declaration of Trust, as amended. Holders of EUA common shares are not entitled to dissenters' rights in connection with the Merger.

         You are urged to sign, date and return the enclosed proxy promptly to Innisfree M&A Incorporated, FDR Station, P.O. Box 5143, New York, New York 10126-1037. An envelope is enclosed for that purpose. You are invited to be present at the meeting and in the event you do attend, any proxy previously signed may be revoked and your shares voted in person at the meeting.

                                    By Order of the Board of Trustees,

                                    CLIFFORD J. HEBERT, JR.
                                    Treasurer and Secretary

         PLEASE DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY CARD.

                                 PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS OF
                          EASTERN UTILITIES ASSOCIATES

         The accompanying proxy is solicited on behalf of the Board of Trustees (the "Board") of Eastern Utilities Associates ("EUA") for use at the Annual Meeting of Shareholders to be held commencing at 9:30 a.m. (local time) in the Board Room on the 33rd floor of the State Street and Bank Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 17, 1999 for the purposes set forth in the foregoing Notice of Annual Meeting and at any and all adjournments thereof. An Annual Report, including financial statements, has been sent to shareholders prior to the mailing of this Proxy Statement. This Proxy Statement and form of proxy were first sent to shareholders on or about April 17, 1999.

         At the Annual Meeting, the holders of EUA common shares (the "Common Shares") outstanding on the record date will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of February 1, 1999 (the "Merger Agreement") by and among New England Electric System ("NEES"), a Massachusetts business trust, Research Drive LLC (the "Merger Subsidiary"), a Massachusetts limited liability company which is wholly owned by NEES, and EUA. The Merger Agreement provides that the Merger Subsidiary will be merged with and into EUA (the "Merger"), that EUA, as the surviving corporation, will become a wholly owned subsidiary of NEES, and that each then outstanding Common Share of EUA (other than shares held by EUA as treasury stock and shares held by NEES or any subsidiary of NEES (collectively, the "Excluded Shares")) will be converted into the right to receive $31.00 in cash (payable without interest), subject to upward adjustment to a maximum of $31.495 in the event that the closing of the Merger does not occur within six months of the date on which shareholders approved the Merger, calculated at the rate of $0.003 for each day the Merger is delayed past the end of the six month period (the "Merger Consideration"). In addition, at the Annual Meeting shareholders will also be asked to consider and vote upon the election of eleven Trustees, any shareholder proposal properly presented to the meeting, and any other business as may properly come before the meeting.

         The Board has fixed the close of business on April 14, 1999 as the record date for determination of holders of record of Common Shares entitled to notice and to vote at the meeting. There were outstanding 20,435,997 Common Shares on the record date, the holders of which are entitled to one vote per share in person or by proxy, on all matters acted on at the meeting, except that, as provided in Article 28 of the Declaration of Trust, as amended, the election of Trustees will be by cumulative voting, namely, each holder of Common Shares will be entitled to as many votes as will equal the number of his shares multiplied by the number of Trustees to be elected, and he may cast all of such votes in person or by proxy for a single candidate or distribute them among any two or more candidates as he shall elect. The only candidates eligible for election as Trustees will be those who have been nominated by notice given in writing to the Secretary at least twenty-four (24) hours prior to the time fixed for the calling to order of the meeting at which the vote is to be taken.

         The Declaration of Trust provides that a quorum for the meeting shall consist of the representation in person or by proxy at the meeting of shareholders entitled to a majority or more of the votes that could be cast at the meeting. The proposal set forth in the Notice of Annual Meeting for approval and adoption of the Merger Agreement, however, will require the affirmative vote of two-thirds of all Common Shares outstanding on the record date. Broker non-votes will not be deemed to be voted on such matter but will be the equivalent of a negative vote on the Merger proposal. The election of Trustees is by plurality vote, such that the eleven nominees with the highest vote totals will be elected. Withheld votes as to a particular nominee affect vote totals for that nominee. Broker non-votes will not affect the outcome of the election. If a shareholder has signed a proxy card but has not indicated how such shareholder's Common Shares are to be voted, the Common Shares represented by the proxy card will be voted "FOR" approval of the Merger Agreement and the Merger, and "FOR" the Board's nominees for Trustees. The proxy card also confers discretionary authority on the individuals appointed by the Board and named on the proxy card to vote the Common Shares represented thereby on any other matter which is properly presented for action at the Annual Meeting.

              The date of this Proxy Statement is April 16, 1999.

                               TABLE OF CONTENTS


                                                                                               Page


CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.......................................4
SUMMARY..........................................................................................5
         The Parties.............................................................................5
         The Annual Meeting......................................................................5
         The Merger..............................................................................5
         Shareholder Approval of the Merger......................................................6
         Effective Time..........................................................................6
         Effects of the Merger...................................................................6
         Surrender of Certificates and Payment for Shares........................................6
         Background of the Merger................................................................6
         Recommendation of the Board of Trustees and Reasons for the Merger......................6
         Opinion of EUA's Financial Advisor......................................................7
         Conditions To The Merger................................................................7
         Rights To Terminate and Amendments......................................................7
         Accounting Treatment....................................................................7
         United States Federal Income Tax Consequences...........................................7
         Regulatory Matters......................................................................7
         Interests of Certain Persons in the Merger..............................................8
         Market Prices and Dividends on EUA's Common Shares......................................8
         Special Dividend........................................................................8
         No Dissenters' Rights...................................................................8
         Incorporation by Reference; Available Documents.........................................8
MARKET PRICES OF THE COMMON SHARES AND DIVIDEND HISTORY..........................................9
         Special Dividend........................................................................9
THE ANNUAL MEETING..............................................................................10
         Date, Time and Place...................................................................10
         Matters to be Considered...............................................................10
         Voting and Record Date.................................................................10
         Proxies and Revocation of Proxies......................................................10
         Costs of Solicitation..................................................................11
         Surrender of Certificates and Payment for Shares after Completion of the Merger........11
         No Dissenters' Rights..................................................................11
THE MERGER......................................................................................12
         General................................................................................12
         Background.............................................................................12
         Recommendation of the Board of Trustees and Reasons for the Merger.....................15
         Opinion of EUA's Financial Advisor.....................................................16
         The Merger Agreement...................................................................20
         Accounting Treatment...................................................................28
         United States Federal Income Tax Consequences..........................................28
         Certain Effects of The Merger..........................................................29
REGULATORY MATTERS..............................................................................30
         Federal Power Act......................................................................30
         Nuclear Regulatory Commission..........................................................30
         SEC Approval Pursuant to 1935 Act......................................................30
         State Regulatory Approvals.............................................................31
         Antitrust Considerations...............................................................31
         Other Regulatory Matters...............................................................31

                                                                                               Page


INTERESTS OF CERTAIN PERSONS IN THE MERGER......................................................32
         Executive Severance Agreements.........................................................32
         Benefit Enhancements For Certain Trustees and Executive Officers.......................32
         Indemnification for the Benefit of Trustees and Executive Officers.....................33
         Restricted Stock Plan..................................................................34
CERTAIN INFORMATION CONCERNING EUA..............................................................35
SELECTED CONSOLIDATED FINANCIAL DATA OF EUA.....................................................36
CERTAIN INFORMATION CONCERNING NEES AND NATIONAL GRID...........................................37
         New England Electric System............................................................37
         National Grid..........................................................................37
ELECTION OF TRUSTEES AND OWNERSHIP OF SHARES....................................................38
COMPENSATION AND OTHER TRANSACTIONS.............................................................41
         Summary Compensation Table.............................................................41
         Pension Plan Table.....................................................................42
         Change-In-Control Arrangements.........................................................43
         Compensation of Trustees...............................................................43
REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE ON COMPENSATION OF EXECUTIVE OFFICERS.......44
         Base Salary............................................................................44
         Annual Cash Incentives.................................................................44
         Long-Term Incentives (Stock Grant Plan)................................................45
         Special Retention Stock Grants.........................................................46
CORPORATE PERFORMANCE GRAPH.....................................................................47
COMMITTEES......................................................................................48
AUDITORS........................................................................................48
OTHER MATTERS...................................................................................48
DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING......................................49
AVAILABLE INFORMATION...........................................................................49
INCORPORATION BY REFERENCE......................................................................49

ANNEX I:     Agreement and Plan of Merger dated as of February 1, 1999
ANNEX II:    Opinion of Salomon Smith Barney Inc. dated February 1, 1999

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         Certain matters discussed in this proxy statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

         Forward-looking statements include the information concerning possible or assumed future results of operations of EUA set forth under "Summary-The Merger," "The Merger," "Opinion of EUA's Financial Advisor" and "The Merger-Recommendation of the Board of Trustees and Reasons for the Merger" and other statements in this proxy statement identified by words such as "will likely result," "anticipate," "estimate," "expect," "intend," "project," "believe," and "objective," and include, in particular, the statements as to (1) the business, financial condition, earnings and prospects of EUA and NEES expected in the future, (2) the beliefs and the basis for those beliefs set forth under "The Merger-Recommendation of the Board of Trustees and Reasons for the Merger" and (3) the estimates, projections and forecasts analyzed by EUA's financial advisor in connection with its opinion as set forth under "The Merger-Opinion of EUA's Financial Advisor." Readers are cautioned not to place undue reliance on such forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of EUA to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may affect EUA's operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause EUA's actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following and related matters: developments which could entitle NEES to terminate the Merger Agreement, including regulatory matters; or conditions imposed by regulatory bodies in considering the Merger; adverse regulatory treatment; the loss of any significant customers; changes in business strategy or development plans; the speed and degree to which competition enters the electric utility industry, state and federal legislative and regulatory initiatives that increase competition, affect cost or investment recovery or have an impact on rate structures, industrial, commercial and residential growth in the service territory of EUA; the impact of general economic changes in New England; changing fuel prices; distribution facility performance and possible power shortages; changes in accounting rules and interpretations which may have an adverse impact on the statements of financial position and reported earnings of EUA's subsidiaries; adverse changes in electric load and customer growth; the weather and other natural phenomena; the timing and extent of changes in interest rates; and the development of opportunities for growth by EUA's subsidiaries. EUA does not assume any obligation to update such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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                                     SUMMARY

         The following is a brief summary of information contained elsewhere in this Proxy Statement. Although this summary sets forth the material features of the proposed Merger, it is not all-inclusive and is qualified in its entirety by reference to the more detailed information set forth elsewhere in this Proxy Statement and the documents in the Annexes attached to this Proxy Statement. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement. You are urged to read this Proxy Statement and the Annexes attached hereto in their entirety. This summary does not cover information included elsewhere in this Proxy Statement with respect to the election of Trustees to be acted upon at the Annual Meeting in addition to the proposed Merger.

THE PARTIES

         Eastern Utilities Associates is a Boston-based, Massachusetts business trust and public utility holding company whose subsidiaries include electric transmission, generation and distribution utilities in southeastern Massachusetts and northern and south coastal Rhode Island. These utilities provide electric service to approximately 300,000 customers. Its principal executive offices are located at One Liberty Square, P.O. Box 2333, Boston, Massachusetts 02109 and its telephone number at such offices is (617) 357-9590. See "CERTAIN INFORMATION CONCERNING EUA."

         New England Electric System is a Massachusetts business trust and a public utility holding company. The principal subsidiaries of NEES include New England Power Company, which is engaged in the transmission and generation of electricity, and four electricity delivery companies in Massachusetts, Rhode Island and New Hampshire. The company announced on December 14, 1998, that it will merge with The National Grid Group plc ("National Grid"), which is based in Coventry, England. Upon completion of that merger, NEES will become a wholly owned subsidiary of National Grid. NEES' principal executive offices are located at 25 Research Drive, Westborough, Massachusetts 01582 and its telephone number at such offices is (508) 389-2000. See "CERTAIN INFORMATION CONCERNING NEES AND NATIONAL GRID."

         Research Drive LLC is a newly formed Massachusetts limited liability company wholly owned by NEES and formed for purposes of the Merger. Its principal executive offices are located at 25 Research Drive, Westborough, Massachusetts 01582 and its telephone number at such offices is (508) 389-2000.

THE ANNUAL MEETING

         Meeting Date; Purposes. The Annual Meeting of Shareholders of EUA will be held in the Board Room on the 33rd floor of the State Street and Bank Trust Company, 225 Franklin Street, Boston, Massachusetts on Monday, May 17, 1999, at 9:30 a.m. local time. At the Annual Meeting, shareholders will (1) vote on a proposal to approve the Merger Agreement, (2) elect eleven Trustees, (3) vote on any shareholder proposal properly presented to the meeting, and (4) transact such other business as may properly come before the meeting. See "THE ANNUAL MEETING."

         Record Date; Shares Entitled To Vote. The Board has fixed the close of business on April 14, 1999 as the record date for the determination of shareholders entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and any adjournments or postponements thereof. As of the record date there were 20,435,997 Common Shares outstanding. See "THE ANNUAL MEETING."

THE MERGER

         The Merger Agreement provides that the Merger Subsidiary will be merged with and into EUA, that EUA, as the surviving corporation, will become a wholly owned subsidiary of NEES, and that each

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                                       5

--------------------------------------------------------------------------------

then outstanding Common Share of EUA (other than the Excluded Shares) will be converted into the right to receive $31.00, in cash (payable without interest), subject to upward adjustment to a maximum of $31.495 in the event that the closing of the Merger does not occur within six months of the date on which shareholders approved the Merger, calculated at the rate of $0.003 for each day the Merger is delayed past the end of the six month period. As a result of the Merger, EUA will become a wholly owned subsidiary of NEES. A copy of the Merger Agreement is attached hereto as Annex I and incorporated by reference into this Proxy Statement. See "THE MERGER--The Merger Agreement."

SHAREHOLDER APPROVAL OF THE MERGER

         The affirmative vote of at least two-thirds of the outstanding Common Shares of EUA is required to approve the Merger. See "THE ANNUAL MEETING--Voting and Record Date."

EFFECTIVE TIME

         The Merger will become effective at such time as a Certificate of Merger required under Massachusetts General Laws Chapters 182 and 156C is filed with the Secretary of State of the Commonwealth of Massachusetts or such later time as is specified in the Certificate of Merger (the "Effective Time"). See "THE MERGER--The Merger Agreement--Closing; Effective Time."

EFFECTS OF THE MERGER

         Pursuant to the Merger, holders of Common Shares (other than the Excluded Shares) will be entitled to receive the Merger Consideration for Common Shares owned by them. After consummation of the Merger, EUA will become a wholly owned subsidiary of NEES and the former holders of Common Shares will no longer possess any interest in EUA. No later than the consummation of the Merger, EUA will terminate the registration of Common Shares under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "THE MERGER--The Merger Agreement--Certain Effects of the Merger."

SURRENDER OF CERTIFICATES AND PAYMENT FOR SHARES

         From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented Common Shares (other than the Excluded Shares) shall cease to have any rights as a holder of Common Shares and such holder's sole right shall be to receive in exchange for such holder's certificates, upon surrender to the Exchange Agent, the Merger Consideration. A letter of transmittal for use in surrendering stock certificates and obtaining payment for surrendered shares will be mailed to such holders promptly following the Effective Time. Certificates should not be surrendered until the letter of transmittal and instructions are obtained and then should be surrendered only in accordance with such instructions. See "THE ANNUAL MEETING -- Surrender of Certificates and Payment for Shares after Completion of the Merger."

BACKGROUND OF THE MERGER

         The terms of the Merger Agreement resulted from arm's length negotiations between representatives of NEES and EUA. See "THE
MERGER-Background."

RECOMMENDATION OF THE BOARD OF TRUSTEES AND REASONS FOR THE MERGER

         The Board believes that the Merger at this time would be fair to and in the best interests of EUA and its shareholders. THE BOARD OF EUA UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER. See "THE MERGER-Recommendation of the Board of Trustees and Reasons for the Merger."

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                                       6

--------------------------------------------------------------------------------

OPINION OF EUA'S FINANCIAL ADVISOR

         In connection with the Merger, EUA's Board received an opinion of Salomon Smith Barney Inc. ("Salomon Smith Barney"), EUA's financial advisor, as to the fairness of the Merger Consideration from a financial point of view to be received in the Merger by the holders of EUA's Common Shares. The full text of the written opinion dated February 1, 1999 of Salomon Smith Barney is attached to this Proxy Statement as Annex II and should be read carefully in its entirety. The opinion of Salomon Smith Barney is directed to EUA's Board and does not constitute a recommendation to any shareholder with respect to any matter relating to the Merger. See "THE MERGER -- Opinion of EUA's Financial Advisor."

CONDITIONS TO THE MERGER

         The obligations of EUA, NEES and the Merger Subsidiary to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, the following: (1) the approval by the shareholders of EUA of the Merger Agreement and the Merger, (2) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger, and (3) complying with the regulatory requirements set forth under "Regulatory Matters." See also "THE MERGER-The Merger Agreement--Conditions to the Merger."

RIGHTS TO TERMINATE AND AMENDMENTS

         The Merger Agreement may be terminated prior to the closing of the transactions contemplated thereby under certain circumstances. Under certain of such circumstances, EUA would be required to pay NEES a termination fee of $20 million, plus reimbursement of expenses up to $5 million. Under certain other such circumstances, NEES would be required to pay EUA a termination fee of $10 million, plus reimbursement of expenses up to $5 million. See "THE MERGER-The Merger Agreement-Termination Fees."

ACCOUNTING TREATMENT

         It is expected that the Merger will be accounted for as a purchase in accordance with generally accepted accounting principles. See "THE MERGER-Accounting Treatment."

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The conversion of Common Shares into the right to receive the Merger Consideration pursuant to the Merger Agreement will be treated as a taxable sale of such shares for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign, and other tax laws. See "THE MERGER--United States Federal Income Tax Consequences" for a discussion of these and other consequences material to United States residents.

REGULATORY MATTERS

         Under the Merger Agreement, the parties' respective obligations to consummate the transactions contemplated by the Merger Agreement are subject to obtaining approvals of various federal and state regulatory agencies, including the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Securities and Exchange Commission ("SEC") pursuant to the Public Utility Holding Company Act of 1935 (the "1935 Act"), and the regulatory agencies in the states in which EUA operates. In addition, prior to completing the Merger, the applicable waiting period under federal antitrust law, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, must expire or terminate. See "REGULATORY MATTERS."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain of the current and former Trustees and executive officers of EUA may benefit from certain "change in control" provisions in their employment agreements and certain compensation and retirement benefit arrangements, from an agreement of NEES in the Merger Agreement to provide indemnification and maintain liability insurance coverage for up to six years following consummation of the merger and possibly from enhancements to their benefits which the Board of EUA is permitted to make prior to the Effective Time. See "THE MERGER -- Interest of Certain Persons in the Merger."

MARKET PRICES AND DIVIDENDS ON EUA'S COMMON SHARES

         On January 29, 1999, the last day of trading prior to the announcement of the Merger, the high and low sales prices of the Common Shares on the New York Stock Exchange were $30 and $297/16. On April 13, 1999, the most recent practicable date prior to the printing of this Proxy Statement, the closing sales price of the Common Shares on the NYSE was $29. On December 4, 1998, the last trading day prior to certain regional utility merger announcements, the closing per share sales price for the EUA Common Shares was $253/16.

SPECIAL DIVIDEND

         The Merger Agreement provides that if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, the Board may declare a special dividend not in excess of an amount equal to the product of $0.0045 per Common Share multiplied by the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend. See "MARKET PRICES OF THE COMMON SHARES AND DIVIDEND HISTORY."

NO DISSENTERS' RIGHTS

         Shareholders of EUA will not be entitled to any dissenters' or appraisal rights in connection with the Merger.

INCORPORATION BY REFERENCE; AVAILABLE DOCUMENTS

         EUA's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (as amended by Form 10-K/A filed on or about April 16, 1999) and its Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 5, 1999 are hereby incorporated by reference in this Proxy Statement. In addition, any other documents subsequently filed by EUA under the Exchange Act, after the date of this Proxy Statement and prior to the Annual Meeting are also incorporated by reference herein. See "INCORPORATION BY REFERENCE."

         EUA will provide without charge to each person, including any beneficial owner, to whom this Proxy Statement is delivered, upon written or oral request of any such person, a copy of any and all documents that are incorporated herein by reference. Requests should be directed to Clifford J. Hebert, Jr., Treasurer and Secretary, Eastern Utilities Associates, One Liberty Square, P.O. Box 2333, Boston, Massachusetts 02109.


--------------------------------------------------------------------------------

             MARKET PRICES OF THE COMMON SHARES AND DIVIDEND HISTORY

         The Common Shares are listed and principally traded on the New York Stock Exchange ("NYSE") under the symbol "EUA." The high and low sales prices per Common Share for the periods indicated are listed below:

                                                                        HIGH      LOW
                                                                      -------   -------
                  Fiscal Year 1999
                           First Quarter..............................$31 5/8   $26 1/2
                           Second Quarter (through April 13, 1999).... 29 1/4    28 1/4

                  Fiscal Year 1998
                           First Quarter.............................. 27 11/16  23 11/16
                           Second Quarter............................. 27 3/8    24 7/16
                           Third Quarter.............................. 26 15/16  24 5/16
                           Fourth Quarter............................. 28 1/4    24 5/8

                  Fiscal Year 1997
                           First Quarter.............................. 19 5/8    17 1/4
                           Second Quarter............................. 18 1/2    16 3/8
                           Third Quarter.............................. 19 15/16  18 7/16
                           Fourth Quarter............................. 26 5/8    20 1/8

         The high and low per Common Share sales prices on January 29, 1999, the last full trading day before EUA's announcement of the Merger, were $30 and $29 7/16. EUA urges shareholders to obtain current quotations of the market price of the Common Shares. On April 13, 1999, the most recent practicable date prior to the printing of this Proxy Statement, the closing sales price of the Common Shares on the NYSE was $29. On December 4, 1998, the last trading day prior to these regional utility merger announcements, the closing per share sales price for the EUA Common Shares was $25 3/16. (On December 7, 1998, BEC Energy and Commonwealth Energy System announced their proposed merger; on December 14, 1998, NEES and National Grid announced their proposed merger).

         Information with respect to dividends paid on Common Shares during the past two fiscal years and the fiscal quarter ended March 31, 1999 is as follows:

         For the Quarters Ended:

                 1999                        1998                            1997
                 ----                        ----                            ----
            March 31  $0.415          December 31   $0.415             December 31   $0.415
                                      September 30  $0.415             September 30  $0.415
                                      June 30       $0.415             June 30       $0.415
                                      March 31      $0.415             March 31      $0.415

SPECIAL DIVIDEND

         The Merger Agreement provides that if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, the Board may declare a special dividend not in excess of an amount equal to the product of $0.0045 per Common Share multiplied by the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend.

                               THE ANNUAL MEETING
DATE, TIME AND PLACE

         This Proxy Statement is being furnished to holders of Common Shares in connection with the solicitation of proxies by the Board of EUA for use at the Annual Meeting to be held in the Board Room on the 33rd floor of the State Street and Bank Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 17, 1999, at 9:30 a.m. local time, or any adjournment thereof.

MATTERS TO BE CONSIDERED

         The Annual Meeting has been called by the Board of EUA for the purpose of asking shareholders to (1) vote on a proposal to approve and adopt the Merger Agreement, (2) elect eleven Trustees, (3) vote upon any properly presented shareholder proposal, and (4) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         It is not expected that any matter not referred to herein will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, including a motion to adjourn the meeting for the purpose of soliciting additional proxies, the persons named in the proxies or authorized substitutes will have discretion to vote on such matters and on matters incident to the conduct of the Annual Meeting in accordance with their best judgment, except that shares represented by proxies which have been voted "Against" approval of the Merger Agreement will not be used to vote "For" adjournment of the Annual Meeting for the purpose of soliciting additional votes "For" approval of the Merger Agreement.

VOTING AND RECORD DATE

         The Board has fixed April 14, 1999 as the record date for determining shareholders of record entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Common Shares as of the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 20,435,997 Common Shares outstanding and entitled to vote.

         Each holder of record of Common Shares on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to the approval of the Merger and any other matter properly submitted for the vote of EUA's shareholders at the Annual Meeting. The presence, in person or by proxy, of a majority of EUA's outstanding Common Shares are necessary to constitute a quorum at the Annual Meeting. The affirmative vote of two-thirds of outstanding Common Shares by votes cast in person or by proxy is required for the approval of the Merger. The election of Trustees is by plurality vote, such that the eleven nominees with the highest vote total will be elected. Withheld votes as to a particular nominees affect vote totals for that nominee.

PROXIES AND REVOCATION OF PROXIES

         All Common Shares that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not duly and timely revoked will be voted at the Annual Meeting in accordance with the choices marked therein by the shareholders. Unless a contrary choice is marked, the shares will be voted FOR approval of the Merger and "FOR" each of the nominees for Trustee. Execution and delivery of a proxy card will not affect a shareholder's right to attend the Annual Meeting and vote in person.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of EUA at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of EUA before the taking of any vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Clifford J. Hebert Jr., Treasurer and Secretary, at Eastern Utilities Associates, One Liberty Square, Post Office Box 2333, Boston, Massachusetts 02109, or hand-delivered to EUA at or before the taking of the vote at the Annual Meeting.

COSTS OF SOLICITATION

         This solicitation is by the Board of EUA. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by EUA. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Common Shares held of record by such brokers, custodians, nominees and fiduciaries, and EUA may reimburse such brokers, custodians, nominees and fiduciaries for their out-of-pocket and other reasonable clerical expenses in connection therewith. Innisfree M&A Incorporated has been retained to assist EUA in the solicitation of proxies, primarily from brokers, banks and other nominees, at a cost of $12,500, plus reimbursement of reasonable out-of-pocket expenses.

SURRENDER OF CERTIFICATES AND PAYMENT FOR SHARES AFTER COMPLETION OF THE MERGER

         Prior to the Effective Time of the Merger, NEES or the Merger Subsidiary will designate a bank or trust company to act as paying agent to effect the payment of the Merger Consideration. NEES or the Merger Subsidiary will make available to the paying agent available funds in amounts and at the time necessary for the payment of the Merger Consideration upon surrender of the shareholder's share certificate. Promptly after the Effective Time of the Merger, the paying agent will mail to each holder of record of EUA Common Shares at the Effective Time of the Merger (1) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the share certificate will pass, only upon actual delivery of the share certificate to the paying agent) and (2) instructions for use in effecting the surrender of the share certificate in exchange for the Merger Consideration.

         Upon surrender of a share certificate to the paying agent for cancellation, together with a duly executed letter of transmittal and such other documents as the paying agent may require, the holder of such share certificate will be entitled to receive the Merger Consideration in exchange for each common share represented by the certificate so surrendered. In the event of a transfer of ownership of canceled shares which is not registered in the transfer records of EUA, the Merger Consideration may be given to a transferee if the certificate representing such share is presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the paying agent that any applicable stock transfer taxes have been paid. Until surrendered, each share will be deemed at any time after the Effective Time of the Merger to represent only the right to receive the Merger Consideration upon surrender of such share. No interest will be paid or will accrue on the Merger Consideration payable to holders of shares. SHAREHOLDERS SHOULD NOT FORWARD ANY SHARE CERTIFICATES WITH THEIR PROXY CARDS. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF SHARE CERTIFICATES WILL BE MAILED TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

NO DISSENTERS' RIGHTS

         Shareholders of EUA will not be entitled to any dissenters' or appraisal rights in connection with the Merger.

                                   THE MERGER

GENERAL

         The Merger Agreement provides that the Merger Subsidiary will be merged with and into EUA, that EUA, as the surviving entity, will become a wholly owned subsidiary of NEES, and that each then outstanding Common Share of EUA (other than Excluded Shares) will be converted into the right to receive $31.00 in cash (payable without interest), subject to upward adjustment in the event that the closing of the Merger does not occur within six months of the date on which shareholders approved the Merger, calculated at the rate of $0.003 for each day the Merger is delayed past the end of the six month period.

         Pursuant to the requirements of EUA's Declaration of Trust, the affirmative vote of at least two-thirds of the outstanding Common Shares of EUA is required to approve the Merger. The Merger will become effective at such time as a Certificate of Merger required under MGL Chapters 182 and 156C is filed with the Massachusetts Secretary of State or such later time as is specified in the Certificate of Merger. There are numerous conditions to closing, including but not limited to the approval of EUA shareholders, the accuracy of representations and warranties, the performance of obligations required to be performed prior to closing, and the receipt of all requisite regulatory and other approvals and consents. See "--The Merger Agreement--Conditions to the Closing" and "Regulatory Matters."

BACKGROUND

         The electric utility industry in both Massachusetts and Rhode Island, the states in which EUA provides electric services, has been in a state of transition from a traditional rate regulated environment to a competitive environment. This transition was driven by legislation passed in both states, primarily the Utility Restructuring Act of 1996, enacted in Rhode Island in August, 1996 and the Electric Industry Restructuring Act enacted in Massachusetts in November, 1997.

         In 1997, EUA system companies negotiated major settlement agreements at the Federal and State levels which complied with the legislation and defined plans to bring the benefits of competition to customers, while preserving shareholder value by ensuring recovery of past investments and commitments in generation resources, commonly referred to as "stranded costs."

         Under the terms of the settlement agreements, EUA agreed to divest its entire generating portfolio and use the net proceeds to reduce the amount of stranded costs billed to customers.

         During 1998, to implement the settlement agreements executed in 1997, EUA entered into sales contracts to sell its non-nuclear generation facilities and purchase power contracts and expects that all such transactions will be completed by the end of the second quarter of 1999. In addition, EUA has signed a purchase and sale agreement for its 2.9% interest in the Seabrook nuclear unit. EUA has been unable to obtain purchase and sale commitments for its 4.0% ownership interest in the Millstone 3 nuclear unit or its 2.5% ownership in the Vermont Yankee nuclear unit. EUA will continue its efforts to dispose of its interests in these latter nuclear units.

         As the process of disposing of generating facilities commenced, it became clear that EUA's asset base would be significantly reduced, as would the earnings capability of EUA. As a result, EUA's Board determined that unless EUA pursued other options, it would become a relatively small regulated transmission and distribution company with a very uncertain future in the competitive environment.

         From late 1996 to early 1999, management and the Board continued to evaluate the various strategic options available to EUA as the transition to competition was taking place. Among the options considered during this time period were: remaining a relatively small, independent transmission and distribution company; growing the company in size by acquiring other smaller electric and/or gas companies within the region; looking for a merger partner of similar size; and looking for a merger partner of larger size. In evaluating all options, EUA had as its objective, achieving the greatest benefits for shareholders, customers and employees.

         EUA believed that the option of remaining independent presented unacceptable risks in a competitive environment and the potential loss of shareholder value. The option of acquiring other smaller companies in the region led to a conclusion that such acquisitions could be costly in terms of price, as well as resources, and result in a company that was still relatively small in a competitive environment.

         A special meeting of the Board was held on May 29, 1998. The sole purpose of this meeting was to review in detail EUA's strategic options. Following this special meeting, Donald G. Pardus, EUA's Chairman of the Board was instructed to open communication with selected electric utilities in the region in an attempt to determine their interest in discussing some type of business combination.

         From June 1998 through October 1998, EUA's Chairman had informal conversations with respect to business combinations with senior executives of four electric utilities in the region.

         In early December 1998, EUA's Chairman was contacted by the chairman of a regional electric utility company (Company A) with whom previous informal conversations had taken place. EUA's Chairman was asked if EUA was still interested in entering into discussions with Company A with respect to a possible business combination. EUA's Chairman indicated that EUA was continually reviewing its options and that, subject to Board concurrence, EUA would be interested in entering into such discussions. The Board agreed and EUA entered into a confidentiality agreement with Company A shortly thereafter and a due diligence process began.

         Shortly after the telephone call from Company A, EUA's Chairman contacted Richard P. Sergel, the President and Chief Executive Officer of NEES, and suggested that a meeting take place to explore NEES' interest in discussing a possible business combination with EUA. Mr. Sergel and other NEES representatives had previously contacted Mr. Pardus to express NEES' interest in discussing some form of business combination. EUA and NEES have similar regulatory profiles and have adjoining service territories. Both are registered public utility holding companies subject to the jurisdiction of the SEC under the 1935 Act. They are the only investor owned utilities with retail electric company subsidiaries in Rhode Island and they both have retail electric subsidiaries in Massachusetts.

         A meeting between Mr. Sergel and Mr. Pardus took place on December 10, 1998. A follow-up meeting took place on December 16 and was attended by Alfred
D. Houston, NEES' Chairman, Mr. Sergel, Mr. Pardus and John R. Stevens, EUA's President. On December 18 and December 21, confidentiality agreements were signed with NEES and with NEES' prospective parent, National Grid, respectively. A due diligence process commenced immediately.

         In addition, during the period December 7, 1998 through January 13, 1999, and as the due diligence process was taking place, EUA's Chairman had four face-to-face meetings and 10 telephone conversations with the Chairman of Company A and four face-to-face meetings and five telephone conversations with the Chief Executive Officer of NEES.

         On January 13, 1999, NEES submitted to EUA a proposal to acquire EUA, which included an indicative price and was subject to the negotiation of a satisfactory merger agreement.

         On January 14, 1999, Company A submitted to EUA a proposal to acquire EUA, which also included an indicative price and was subject to the negotiation of a satisfactory merger agreement.

         Company A and NEES both anticipated that EUA Cogenex Corp. ("Cogenex"), EUA's energy services subsidiary, would be sold in a separate transaction, and therefore did not include a value for Cogenex in their proposals.

         The EUA Board met on January 19, 1999 and, with input from EUA executives and its financial advisors, considered the proposals received from Company A and NEES. The Board instructed the Chairman and EUA's financial advisors to go back to Company A and to NEES and inform them that Cogenex would not be disposed of in a separate transaction; therefore, their proposals must be modified to include a valuation for Cogenex. Both Company A and NEES were requested to present their best revised proposal by the close of business on January 26, 1999.

         Significant due diligence took place with respect to Cogenex between January 19, 1999 and January 26, 1999. In addition, during the period January 19, 1999 through January 28, 1999, EUA's Chairman had eight telephone conversations with the Chairman or his associates of Company A and one face-to-face meeting and two telephone conversations with the Chief Executive Officer of NEES. During this period, there were also frequent discussions between EUA's financial advisors and the financial advisors for Company A and NEES.

         On January 26, 1999, NEES presented its revised proposal which included a valuation for Cogenex. Following presentation of NEES' January 26, 1999 proposal, negotiations continued with NEES and its financial advisors in an effort to enhance the proposal.

         On the evening of January 28, 1999, Company A presented its revised proposal. EUA, through Salomon Smith Barney, asked Company A to increase its offer and to timely provide definitive terms and documentation for a transaction. Company A did not increase its offer or provide definitive terms and documentation before the EUA Board meetings on January 31 and February 1, 1999. Two face-to-face meetings were held on January 29, 1999 between the Chairman of EUA and the Chief Executive Officer of NEES.

         On January 31, 1999 and February 1, 1999, the EUA Board held a special meeting to review and consider the proposals received from Company A and NEES. The price in the NEES proposal was higher than the proposal by Company A and, in the view of the Board, the regulatory approvals required for a transaction with NEES were more likely to be obtained, thus making it more likely that a merger transaction could be consummated. In addition, Company A's terms included a condition that a proposed transaction be subject to further due diligence review of EUA by Company A. After presentations by Mr. Pardus and Mr. Stevens and the Board's legal and financial advisors, and a full discussion and analysis by the Board, the Board unanimously (1) determined that it was in the best interests of EUA shareholders, its employees and its customers for EUA to enter into a business combination with NEES; (2) determined that the terms of the Merger were fair to, and in the best interests of EUA shareholders, and (3) authorized, approved and adopted the proposed agreement and plan of merger and the transaction contemplated by the Merger Agreement and the execution and delivery of the Merger Agreement. EUA was advised that NEES obtained the consent of National Grid to enter into the Merger Agreement and on the morning of February 1, 1999, at the conclusion of the EUA Board meeting and prior to the opening of markets, EUA and NEES executed and delivered the Merger Agreement.

RECOMMENDATION OF THE BOARD OF TRUSTEES AND REASONS FOR THE MERGER

         In determining to approve and recommend shareholders' approval of the Merger, and in reaching its determination that the Merger is fair to and in the best interests of the EUA shareholders, the Board held discussions and consulted with EUA's executive officers and its legal and financial advisors. The Board considered a number of factors, including, without limitation, the following:

                  1. the Board's review and analysis of EUA's business, current and future financial condition, current earnings and earnings prospects, as well as the competitive business environment and changing regulatory environment facing a relatively small company such as EUA;

                  2. historical market prices of EUA's Common Shares;

                  3. a review of the possible alternatives to a sale of EUA, including the prospects of continuing to operate as a small independent transmission and distribution company or acquiring other smaller distribution companies in the New England region; the value to shareholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives; and the possibility that EUA's future performance might lead to a share price having a lower value than the Merger Consideration;

                  4. the per share consideration of $31.00 to be paid in the Merger represents a premium for the Common Shares of approximately 23% over the per share price of the Common Shares on December 4, 1998, the last trading day before certain regional merger announcements began affecting EUA's share price (on December 7, 1998, BEC Energy and Commonwealth Energy System announced their proposed merger; on December 14, 1998, NEES and National Grid announced their proposed merger);

                  5. the financial presentation of Salomon Smith Barney, including its opinion dated February 1, 1999 to the Board as to the fairness of the Merger Consideration from a financial point of view to the holders of Common Shares as described below in "Opinion of EUA's Financial Advisor;"

                  6. the terms of the Merger Agreement, including the right of the Board to terminate the Merger Agreement prior to its approval by the holders of Common Shares in the exercise of its fiduciary duty in connection with receipt by EUA of a proposal superior to that given by NEES; and

                  7. the likelihood of consummation of the Merger, including an assessment of the risks associated with obtaining necessary Federal and State regulatory approvals and the possibility of the Merger not being consummated even if approved by shareholders. Because of NEES' demonstrated success in dealing in these regulatory arenas, their proposal was considered to be less risky than a possible transaction with Company A.

                  In determining to recommend the approval of the Merger, the Board also considered that the Merger was in the best interests of EUA's employees, customers and the communities that EUA serves. In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. The Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it. While the foregoing discussion of the information and factors considered by the Board is not intended to be all-inclusive, it does constitute a summary of all material information considered by the Board in determining to recommend approval of the Merger.

         THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF SHAREHOLDERS AND HAS APPROVED THE MERGER. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF EUA VOTE FOR APPROVAL OF THE MERGER.

OPINION OF EUA'S FINANCIAL ADVISOR

         Salomon Smith Barney was retained by EUA to act as its financial advisor in connection with the proposed Merger. In connection with such engagement, EUA requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, of the consideration to be received in the Merger by the holders of EUA's Common Shares. At a meeting of the Board held on January 31, 1999 to evaluate the proposed Merger, Salomon Smith Barney delivered to the Board an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated February 1, 1999 (the date of execution of the Merger Agreement), to the effect that, as of the date of its opinion and based upon and subject to certain matters stated in the opinion, the Merger Consideration was fair, from a financial point of view, to the holders of EUA's Common Shares.

         In arriving at its opinion, Salomon Smith Barney reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of EUA and certain senior officers and other representatives and advisors of NEES concerning the business, operations and prospects of EUA and its subsidiaries. Salomon Smith Barney examined certain publicly available business and financial information relating to, as well as certain financial forecasts and other information and data for, EUA and its subsidiaries which were provided to or otherwise discussed with Salomon Smith Barney by EUA management. Salomon Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of EUA's Common Shares; the historical and projected earnings and other operating data of EUA and its subsidiaries; and the capitalization and financial condition of EUA and its subsidiaries. Salomon Smith Barney considered, to the extent publicly available, the financial terms of other transactions recently effected which Salomon Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of EUA. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion. Salomon Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion.

         In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, EUA management advised Salomon Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of EUA management as to the future financial performance of EUA and its subsidiaries. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of EUA or its subsidiaries nor did Salomon Smith Barney make any physical inspection of the properties or assets of EUA or its subsidiaries. In connection with its engagement, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in all or a part of EUA. Salomon Smith Barney was requested, however, in connection with prior financial advisory services to EUA to solicit third party indications of interest in Cogenex, a subsidiary of EUA. Salomon Smith Barney was not requested to consider, and its opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for EUA or its subsidiaries or the effect of any other transaction in which EUA or its subsidiaries might engage. Although Salomon Smith Barney evaluated the Merger Consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between EUA and NEES. No other instructions or limitations were imposed by EUA on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

         THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY DATED FEBRUARY 1, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX II AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE OPINION OF SALOMON SMITH BARNEY IS DIRECTED TO THE EUA BOARD AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON ANY MATTER RELATING TO THE PROPOSED MERGER. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion.

         No company, transaction or business used in Salomon Smith Barney's analyses as a comparison is identical to EUA, NEES or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, transactions or business segments being analyzed. In its analyses, Salomon Smith Barney made numerous assumptions with respect to EUA, NEES, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of EUA and NEES. The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

         Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board or management with respect to the Merger Consideration or the proposed Merger.

         Introduction. Salomon Smith Barney derived an aggregate equity reference range for EUA by (i) deriving an implied equity reference for EUA's core business based on a selected companies analysis, selected merger and acquisition transactions analysis and discounted cash flow analysis and (ii) adding to the resulting equity reference range (x) the aggregate equity reference range derived for EUA's unregulated businesses (Cogenex, EUA Ocean State Corporation, Separation Technologies, Inc., EUA Bioten and EUA Transcapacity) based on certain assumptions provided by EUA management regarding the prospects and salability of these businesses and (y) the net after-tax cash proceeds, as estimated by EUA management, from the sale and securitization of certain of EUA's generation assets (the "Net Generation Proceeds"). Salomon Smith Barney also performed a premium analysis in which the range of premiums paid or proposed to be paid in selected transactions was applied to the aggregate equity reference range derived for EUA based on the selected companies analysis. The Merger Consideration was then compared against the aggregate equity reference ranges derived for EUA based on the selected companies analysis, selected merger and acquisition transactions analysis, discounted cash flow analysis and premium analysis.

         Selected Companies Analysis. Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of six selected publicly traded companies in the utilities industry, consisting of: (1) BEC Energy, (2) Central Hudson Gas & Electric Corporation, (3) Central Maine Power Company, (4) Rochester Gas & Electric Corporation, (5) The United Illuminating Company; and (6) Unitil Corporation (collectively, the "Selected Companies").

         All multiples were based on closing stock prices on January 29, 1999. Estimated financial data for the Selected Companies were based on research analysts' estimates. Salomon Smith Barney compared market values as multiples of estimated calendar 1999 and 2000 price to earnings and price to book value as of September 30, 1998. Salomon Smith Barney then applied a range of selected multiples derived for the Selected Companies to corresponding financial data for EUA's core business in order to derive an implied equity reference range for EUA's core business which, when added to the Net Generation Proceeds and the implied equity reference range for EUA's unregulated businesses, resulted in an aggregate equity reference range for EUA of approximately $20.50 to $26.25 per share.

         Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Salomon Smith Barney analyzed the implied purchase prices multiples paid in 15 selected transactions in the electric utilities industry, consisting of (acquiror/target): (1) National Grid/NEES, (2) BEC Energy/Commonwealth Energy System, (3) ScottishPower plc/PacifiCorp, (4) AES Corporation/CILCORP Inc., (5) CalEnergy Company, Inc./MidAmerican Energy Holdings Company, (6) Consolidated Edison, Inc./Orange and Rockland Utilities, Inc., (7) Western Resources, Inc./Kansas City Power & Light Company, (8) American Electric Power Company, Inc./Central and South West Corporation, (9) WPS Resources Corporation/Upper Peninsula Energy Corporation, (10) LG&E Energy Corp./KU Energy Corporation, (11) Enron Corp./Portland General Corporation, (12) Wisconsin Energy Corporation/ESELCO, Inc., (13) Brooklyn Union Gas Company/Long Island Lighting Company, (14) WPL Holdings, Inc./IES Industries, Inc., and (15) WPL Holdings, Inc./Interstate Energy Corporation (collectively, the "Selected Transactions").

         All multiples for the Selected Transactions were based on information available at the time of announcement of the relevant transaction. Salomon Smith Barney compared purchase prices as multiples of estimated one-year forward earnings and most recently reported book value. Salomon Smith Barney then applied a range of selected multiples derived for the Selected Transactions to corresponding financial data for EUA's core business in order to derive an implied equity reference range for EUA's core business which, when added to the Net Generation Proceeds and the implied equity reference range for EUA's unregulated businesses, resulted in an aggregate equity reference range for EUA of approximately $25.00 to $30.75 per share.

         Discounted Cash Flow Analysis. Salomon Smith Barney performed a discounted cash flow analysis of the projected free cash flow of EUA's core business for fiscal years 1999 through 2003, based on internal estimates of EUA management. The stand-alone discounted cash flow analysis of EUA's core business was performed by (1) adding (x) the present value of the projected free cash flow of EUA's core business over the five-year period from 1999 to 2003 and (y) the present value of the estimated terminal value of EUA's core business in year 2003 and (2) subtracting the current net debt of EUA's core business. In order to derive a terminal value for EUA's core business, Salomon Smith Barney assumed a level of indebtedness, net of excess cash, for EUA's core business as of December 31, 2003 equal to EUA management's estimate of the indebtedness, net of excess cash, of EUA's core business as of December 31, 1999. For purposes of this terminal value calculation, Salomon Smith Barney adjusted the projected earnings for EUA's core business in 2003 to reflect the estimated interest expense consistent with this level of adjusted indebtedness. Salomon Smith Barney derived an implied equity reference range for EUA's core business at the end of the five-year period by applying a range of selected terminal value multiples of 10.5x to 14.0x to the adjusted 2003 earnings, which was then added to the adjusted 2003 debt. The cash flows and terminal values of EUA's core business were then discounted to present value using selected discount rates ranging from 6.5% to 7.5% to derive an implied equity reference range for EUA's core business which, when added to the Net Generation Proceeds and the implied equity reference range for the unregulated businesses, resulted in an aggregate equity reference range for EUA of approximately $18.50 to $24.50 per share.

         Premium Analysis. Salomon Smith Barney analyzed the premiums paid or proposed to be paid in the Selected Transactions. The range of premiums paid or proposed to be paid in the Selected Transactions based on the closing stock price of the acquired company one month prior to public announcement of these transactions was approximately 20% to 30%. Salomon Smith Barney then applied this range to the aggregate equity reference range for EUA implied by the analysis described above under the caption "Selected Companies Analysis," which resulted in an implied equity reference range for EUA of approximately $25.00 to $34.00 per share.

         Other Factors. In rendering its opinion, Salomon Smith Barney considered other factors, including a review of: (1) the historical and projected financial results of EUA, (2) the history of trading prices and volume of EUA's Common Shares, and (3) the relationship between movements in EUA's Common Shares and movements in the common stock of selected regional peer companies and movements in the Standard & Poor's Utilities Index.

         Miscellaneous. Pursuant to the terms of Salomon Smith Barney's engagement, EUA has agreed to pay Salomon Smith Barney for its services in connection with the Merger an aggregate financial advisory fee based on a percentage of the total consideration payable in connection with the Merger. The fee payable to Salomon Smith Barney is currently estimated to be approximately $4.2 million. EUA also has agreed to reimburse Salomon Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney's engagement.

         Salomon Smith Barney has advised EUA that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of EUA and NEES for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney has in the past provided investment banking services to EUA unrelated to the proposed Merger, for which services Salomon Smith Barney has received compensation. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with EUA, NEES and their respective affiliates.

         Salomon Smith Barney is an internationally recognized investment banking firm and was selected by EUA based on its experience, expertise and familiarity with EUA and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

THE MERGER AGREEMENT

         The following summarizes the material terms of the Merger Agreement, a copy of which is attached hereto as Annex I and is incorporated by reference herein. All references to and summaries of the Merger Agreement contained in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement. Shareholders are urged to review the Merger Agreement in its entirety prior to voting with respect to the approval of the Merger at the Annual Meeting.

         General. EUA, NEES and the Merger Subsidiary have entered into the Merger Agreement which provides for the merger of the Merger Subsidiary with and into EUA. Upon the Merger, EUA, the "surviving entity," will become a wholly owned subsidiary of NEES.

         Closing; Effective Time. The closing of the Merger will take place in New York City two business days after the last of the conditions set forth in the Merger Agreement is satisfied or waived, or at such other time as the parties may agree (the "Closing Date"). The Effective Time of the Merger will be the later of (i) the filing of the certificate of merger with the Massachusetts Secretary of State; or (ii) at such later time as is specified in the certificate of merger (such date and time being referred to herein as the "Effective Time"). Such filing will be made as soon as practicable after the Closing.

         Merger Consideration. From and after the Effective Time, holders of each Common Share issued and outstanding immediately prior to the Effective Time will be entitled to receive cash in the amount (the "Per Share Amount") of $31.00 payable, without interest, to the holder of such Common, in exchange for and upon the surrender of the certificate evidencing each Common Share which will be canceled. If six months after the date on which the shareholders of EUA approve the Merger (the "Adjustment Date") the Closing Date has not occurred, the Per Share Amount will be increased by an amount equal to $0.003 for each day after the Adjustment Date up to and including the day which is one day prior to the earlier of the Closing Date and the "Extended Termination Date" (which is April 30, 2000, assuming that on December 31, 1999 all conditions to Closing were fulfilled or capable of being fulfilled, other than the condition relating to governmental regulatory and other consents and approvals). Each one percent of the issued and outstanding membership interests in the Merger Subsidiary shall be converted into one transferable certificate of participation or share of EUA. All Common Shares that are owned by EUA as treasury shares and any Common Shares owned by NEES or any other wholly owned Subsidiary of NEES will be canceled and retired and no cash or other consideration will be delivered in their exchange.

         Exchange of Shares. The Merger Agreement provides that as soon as practicable after the Effective Time, the paying agent for the Merger will mail transmittal instructions and a form of letter of transmittal to each person who was a holder of record of a certificate or certificates immediately prior to the Effective Time. The transmittal instructions will describe the instructions for effecting the surrender of the certificates in exchange for the Merger Consideration. At any time after the Effective Time, each certificate will be deemed to represent only the right to receive the Merger Consideration subject to and upon the surrender of such certificate as contemplated by the Merger Agreement. One year after the Effective Time, any portion of the exchange fund which remains undistributed to the shareholders of EUA shall be delivered to the surviving entity. Neither NEES, the Merger Subsidiary nor the surviving entity shall be liable to any former holder of Common Shares for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Representations and Warranties. The Merger Agreement contains various customary representations and warranties on the part of EUA relating to, among other things: (1) EUA's organization and qualification to do business and similar corporate matters, (2) EUA's capital shares and the capital stock of its subsidiaries, (3) EUA's authority to enter into and perform its obligations under the Merger Agreement, (4) the absence of conflict of the Merger Agreement and the transactions contemplated by the Merger Agreement with EUA's Declaration of Trust and the comparable charter documents of EUA's subsidiaries, certain agreements and applicable law, (5) certain regulatory consents and approvals required in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, (6) certain filings with the SEC and the financial statements contained in such filings, and certain reports and filings filed with the state and federal regulatory agencies, (7) absence of certain changes or events, (8) legal proceedings and litigation involving EUA and its subsidiaries, (9) information to be included or incorporated in this Proxy Statement to shareholders, (10) compliance with laws, (11) tax matters, (12) employee benefit matters, (13) labor and employee matters, (14) environmental matters, (15) regulation of EUA as a utility under state and federal law, (16) EUA's insurance policies, (17) interests of EUA's subsidiaries in nuclear facilities, (18) the vote required by EUA's shareholders in connection with approval of the Merger Agreement and the transactions contemplated by it, (19) the opinion of EUA's financial advisor, Salomon Smith Barney, (20) no ownership by EUA of NEES Common Shares, (21) that state anti-takeover statutes do not apply to the Merger, (22) Year 2000 readiness, and (23) representations by certain affiliates of EUA.

         The Merger Agreement also contains various customary representations and warranties on the part of NEES relating to among other things: (1) NEES's organization and qualification to do business and similar corporate matters, (2) NEES's capital stock and outstanding options, (3) NEES's authority to enter into and perform its obligations under the Merger Agreement, (4) the absence of conflict of the Merger Agreement and the transactions contemplated by the Merger Agreement with the Agreement and Plan of Merger between NEES and National Grid and the NEES Declaration of Trust and the comparable charter documents of the Merger Subsidiary and certain agreements and applicable law, (5) certain regulatory consents and approvals, (6) accuracy of information supplied by NEES and the Merger Subsidiary to be included or incorporated in this Proxy Statement, (7) compliance with laws, (8) financing the Merger Consideration, (9) no vote required by NEES's shareholders in connection with approval of the Merger Agreement and the transactions contemplated by it, (10) no ownership by NEES of EUA's common shares, and (11) the Agreement and Plan of Merger between NEES and National Grid.

         Business of EUA Pending the Merger. The Merger Agreement provides that, until the Effective Time, EUA and each of its subsidiaries will conduct their respective businesses in the ordinary course in a manner consistent with good utility practice using commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation and, without the prior written consent of NEES, will not: (1) amend or propose to amend EUA's Declaration of Trust, in the case of EUA, and the certificate or articles of incorporation or organization or bylaws (or other comparable charter documents), in the case of EUA's subsidiaries; (2) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock or share capital other than the declaration and payment of (a) regular quarterly dividends on Common Shares with usual record and payment dates comparable to the same period in the prior fiscal year, (b) dividends on preferred stock in accordance with the terms of such stock, (c) if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend on Common Shares with respect to the quarter in which the Effective Time occurs with a record date on or prior to the date on which the Effective Time occurs, which does not exceed an amount equal to the product of $0.0045 multiplied by the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend, and (d) dividends and distributions (including liquidating distributions) by a direct or indirect subsidiary of EUA to its parent; (3) split, combine, subdivide, reclassify or take similar action with respect to any of its capital stock or share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or comprised in its share capital; (4) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; (5) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any option with respect thereto with certain exceptions; (6) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any option with respect thereto; (7) acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof; (8) sell, lease, securitize, grant any security interest in or otherwise dispose of or encumber any of its assets or properties, other than dispositions in the ordinary course of its business consistent with past practice and having an aggregate value of less than $1,000,000 for each disposition and $5,000,000 in the aggregate; (9) incur or guarantee any indebtedness or enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (a) short-term indebtedness in the ordinary course of business consistent with past practice with certain limitations, (b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, or (c) guarantees or "keep well" agreements in favor of wholly owned subsidiaries of EUA in connection with the subsidiaries' business not aggregating more than $1,000,000; (10) make any capital expenditures or commitments during any fiscal year in excess of certain amounts, except as required by law or as reasonably deemed necessary by EUA after consultation with NEES, following a catastrophic event, such as a major storm; (11) enter into, adopt, amend (except as may be required by applicable law) or terminate any EUA employee benefit plan, or other agreement, arrangement, plan or policy between EUA or one of its subsidiaries and one or more of its trustees, directors, officers, employees or former employees, or increase compensation or benefits except for normal increases in the ordinary course of business; (12) pay, discharge or satisfy any material claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice; (13) except in the ordinary course of business consistent with past practice or as expressly permitted by the Merger Agreement, modify, amend, terminate or fail to use commercially reasonable efforts to renew any material contract to which EUA or any of its subsidiaries is a party or waive, release or assign any material rights or claims or enter into any new material contracts; (14) make equity contributions or loan money to non-affiliates or to its non-utility subsidiaries; (15) engage in any activities which would cause a change in its status, or that of its subsidiaries, under the Public Utilities Holding Company Act (the "1935 Act"); (16) make any changes in their accounting methods, policies or procedures, except as required by law, rule, regulation or applicable generally accepted accounting principles; (17) make or rescind any material express or deemed election relating to taxes, (18) make a request for a tax ruling or enter into a tax closing agreement with a taxing authority, (19) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to taxes or (20) change in any material respect any of its methods of reporting income, deductions or accounting for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1997, except as may be required by applicable law; (21) willfully take or fail to take any action that would or is reasonably likely to result in a material breach of any provision of the Merger Agreement or make any of the representations and warranties thereunder untrue in any material respect on and as of the Closing Date; (22) terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party and will enforce the provisions of any such agreement; or (23) take or fail to take any action that could be reasonably expected to result in (a) a material breach of any provision of the Merger Agreement, or (b) make any of the representations and warranties thereunder untrue in any material respect on and as of the Closing Date.

         Certain Other Covenants of EUA. The Merger Agreement includes various other covenants, including, but not limited to, covenants that EUA and each of its subsidiaries will, prior to the Closing Date: (1) take all necessary action and make all necessary amendments to its stock-based plans so that all such plans will be in a form that allows the plans to function after the Effective Time and after any merger of EUA and its subsidiaries into NEES or its subsidiaries; (2) consult with NEES as to the strategy for all negotiations with collective bargaining representatives and will keep NEES informed; (3) maintain insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses; (4) consult with NEES prior to implementing any changes in its or any of its subsidiaries' rates or charges, standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under the Merger Agreement; (5) cause its subsidiaries to, make all such filings in the ordinary course of business consistent with past practice or as required by a governmental authority or regulatory agency with appropriate jurisdiction; (6) together with NEES, file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by its respective "ultimate parent" company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and cooperate and use its best efforts to promptly prepare and file all necessary applications, notices, petitions, filings and other documents with, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of, all governmental authorities necessary or advisable to obtain the required statutory approvals and the approvals of the state utility commissions necessary to consummate the Merger;
(7) confer with NEES on a regular and frequent basis with respect to EUA's business and operations and other matters relevant to the Merger to the extent permitted by law and will promptly advice NEES of any material change or event;
(8) provide NEES and its representatives with full access to all facilities, operations, officers, employees, agents and accountants of EUA and its subsidiaries and associates and their respective assets, properties, books and records and all other information and data concerning the business and operations of EUA and its subsidiaries as NEES or any of its representatives reasonably may request; (9) promptly advise NEES, orally and in writing, of any material change, event, transaction or circumstance, that causes or will or may be likely to cause any covenant or agreement of EUA under the Merger Agreement to be breached; (10) use all commercially reasonable efforts to cure, before the Closing, any material violation or breach, of any representation, warranty, covenant or agreement made by EUA; (11) use its reasonable best efforts to prepare and mail this proxy statement and related proxy materials to the shareholders of EUA and call and hold the shareholder meeting as promptly as practicable and to take all other action necessary or advisable to secure the vote or consent of shareholders required by applicable law, unless otherwise necessary under the applicable fiduciary duties of the Board of EUA, as determined by such Board in good faith after consultation with and based upon the advice of legal counsel; (12) take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in the Merger Agreement and to consummate and make effective the Merger and other transactions contemplated by the Merger Agreement.

         EUA's Year 2000 Program. The Merger Agreement also requires EUA to engage a qualified Year 2000 ("Y2K") consultant to conduct a detailed assessment of the adequacy and state of completion of its Y2K program, including but not limited to assessment and testing of its customer, accounting, and operational systems. EUA has contracted a Y2K consultant, and, in accordance with the Merger Agreement, will have the Y2K consultant update its initial assessment at the end of each fiscal quarter of 1999. EUA will also allow designated NEES personnel and representatives access to the Y2K consultant's personnel, reports and recommendations and access to EUA's personnel, documents, and information related to the Y2K issue.

         Business of NEES Pending the Merger. The Merger Agreement provides that until the Effective Time, NEES will: (1) confer with EUA on a regular and frequent basis with respect to any matter having, or which, insofar as can be reasonably foreseen, could reasonably be expected to have, a NEES material adverse effect or materially impair the ability of NEES to consummate the Merger and other transactions contemplated hereby; (2) notify EUA in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to NEES, that causes or will or may be likely to cause any covenant or agreement of NEES under the Merger Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of NEES contained in the Merger Agreement; (3) take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to its obligations contained in the Merger Agreement and to consummate and make effective the Merger and other transactions contemplated by the Merger Agreement; and (4) cause the Merger Subsidiary to (a) perform its obligations under the Merger Agreement in accordance with its terms, and (b) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with the Merger Agreement.

         The Merger Agreement further provides that until the Effective Time, NEES will not, nor will it permit any of its subsidiaries to: (1) willfully take or fail to take any action that would or is reasonably likely to result in a material breach of any of its covenants or agreements contained in the Merger Agreement or cause any of its representations and warranties under the Merger Agreement to be untrue in any material respect on and as of the Closing Date;
(2) take or fail to take any action that could be reasonably expected to cause or is likely to cause a breach of its covenants or agreements under the Merger Agreement, or that would materially render untrue any of its representations or warranties in the Merger Agreement; or (3) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to materially delay the consummation of the Merger.

         Certain Covenants of NEES Regarding Labor Agreements, Workforce Matters and Employee Benefits. The Merger Agreement also includes various other covenants, including, but not limited to, covenants that NEES shall, or shall cause the surviving entity and/or its subsidiaries to: (1) honor, all collective bargaining agreements of EUA or its subsidiaries in effect as of the Effective Time until their expiration; (2) make any workforce reductions on a fair and equitable basis; (3) honor and guarantee the obligations of the surviving entity and its subsidiaries under all EUA employee benefit plans; (4) give certain affected employees full credit for purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements maintained by NEES or the surviving entity in effect as of the Closing Date for such affected employees' service with EUA or any subsidiary of EUA; and (5) pay any such affected employee whose employment is terminated by NEES or the surviving entity within twelve months of the Closing Date a severance benefit package equivalent to the severance benefit package that would be provided under the NEES standard severance plan.

         No Solicitation of Proposals. The Merger Agreement provides that, prior to the Effective Time, neither EUA, nor its subsidiaries, will knowingly initiate, solicit or encourage, directly or indirectly, any inquiry or proposal or offer, or engage in negotiations with, or provide confidential information to any third party relating to a business combination proposal. The Merger Agreement further provides that EUA will notify NEES of any such inquiries relating to a business combination proposal. However, prior to the shareholder approval of the Merger, the Board of EUA may furnish information and conduct discussion and negotiations with respect to such a proposal if: (1) the Board determines, in good faith based upon the advice of its outside legal counsel with respect to the Board's fiduciary duties, that taking such action is necessary for the Board to act in a manner consistent with its fiduciary duties under applicable law; (2) the Board reasonably concludes, in good faith after consultation with its financial advisors, that the party making such proposal (A) has adequate financing sources and (B) such proposal is likely to be more favorable to shareholders of EUA than the Merger with NEES; (3) prior to furnishing nonpublic information or entering into negotiations, EUA notifies NEES in writing of such furnishing of information or negotiations (identifying the party making the proposal and the material terms of such proposal) and enters into a confidentiality agreement with such third party; and (4) EUA keeps NEES promptly informed of the status and all material information with respect to such discussions or negotiations. EUA may have to pay a termination fee to NEES if it accepts an alternative business combination proposal under certain circumstances. See "--Termination Fees" below.

         Conditions to the Closing. The Merger Agreement provides that the respective obligations of the parties to the Merger Agreement to consummate the transactions contemplated thereby are subject to the fulfillment or waiver of, among others, the following conditions: (1) the Merger Agreement will have been approved by the requisite vote of EUA's shareholders; (2) any waiting period applicable to such transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") will have terminated or expired; (3) no court of competent jurisdiction or other competent governmental authority shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or other transactions contemplated by the Merger Agreement; and (4) the necessary EUA and NEES statutory approvals and approvals from the Massachusetts Department of Telecommunications and Energy and the Rhode Island Public Utilities Commission pertaining to the recovery of costs associated with the Merger shall have been obtained prior to the Effective Time.

         The obligation of NEES and the Merger Subsidiary to effect the Merger is further subject to the following conditions: (1) the representations and warranties made by EUA shall be true and correct as so made on and as of the Closing Date; (2) EUA shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by the Merger Agreement to be so performed or complied with prior to the Closing; (3) no material adverse effect shall have occurred and no facts or circumstances shall exist which in the aggregate could reasonably be expected to have an material adverse effect; and (4) all consents required of EUA shall have been obtained by EUA, except where the failure to receive such required consents could not reasonably be expected to have a material adverse effect, or delay or prevent the consummation of the Merger and other transactions contemplated by the Merger Agreement.

         The obligation of EUA to effect the Merger is further subject to the following conditions: (1) certain representations and warranties made by NEES and the Merger Subsidiary shall be true and correct as so made on and as of the Closing Date; (2) all consents which NEES is required to obtain shall have been obtained by NEES, except where the failure to receive such required consents could not reasonably be expected to have a material adverse effect on NEES, or delay or prevent the consummation of the Merger and other transactions contemplated by the Merger Agreement; and (3) NEES and the Merger Subsidiary shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by the Merger Agreement to be so performed or complied with prior to the Closing.

         Indemnification. The Merger Agreement provides that NEES to the extent, if any, not provided by an existing right on indemnification or other agreement or policy and, to the fullest extent permitted by applicable law, shall, or shall cause the surviving entity to indemnify, defend and hold harmless each person who is now, or has been at any time, or who becomes prior to the Effective Time (i) an officer, trustee or director of EUA or any subsidiary of EUA or (ii) an employee of EUA or any subsidiary of EUA covered or to the extent of the coverage extended as of the date of the Merger Agreement against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time that are, in whole or in part, (1) based on or arising out of the fact that such person is or was a director, trustee, officer or employee of EUA or any subsidiary of EUA, and (2) based on or arise out of or pertain to the transactions contemplated by the Merger Agreement, in each case, to the extent permitted by the EUA Declaration of Trust or certain indemnification agreements. In addition, the Merger Agreement provides that NEES and the surviving entity will cause an extended reporting period to be maintained in effect for current policies of directors' and officers' liability insurance or shall provide tail coverage for the benefit of such persons who are currently covered by such policies of EUA on terms no less favorable than the terms of such current insurance coverage and will make proper provisions for any successors and assigns of the surviving entity, as applicable, to assume NEES' indemnification obligations set forth in the Merger Agreement. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification in favor of the employees, agents, directors, trustees and officers of EUA and EUA's subsidiaries with respect to their activities as such prior to the Effective Time, as provided in EUA Declaration of Trust or the respective certificates of incorporation and by-laws or similar governing documents in effect on the date of the Merger Agreement will survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

         Termination. The Merger Agreement may be terminated, and the Merger and other transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, notwithstanding approval by the shareholders of EUA, under the following circumstances specified therein, including: (1) by mutual written agreement of the Board of Directors of NEES and the Board of EUA, respectively;
(2) by EUA or NEES, by written notice to the other, if the Closing Date shall not have occurred on or before December 31, 1999 (the "Initial Termination Date") provided that if on the Initial Termination Date certain governmental, regulatory and other consents and approvals have not yet been obtained, the Initial Termination Date shall be extended to April 30, 2000 (the "Extended Termination Date"); (3) by NEES, by written notice to EUA, if EUA shareholder approval is not obtained at a duly held meeting, including any adjournments thereof; (4) by EUA or NEES, if any applicable state or federal law or applicable law of a foreign jurisdiction or any order, rule or regulation is adopted or issued that has the effect of prohibiting the Merger or other transactions contemplated thereby, or if any court of competent jurisdiction or any governmental authority shall have issued a nonappealable final order, judgment or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or other transactions contemplated thereby; (5) by EUA upon ten days' prior notice to NEES if the Board of EUA determines in good faith, that termination of the Merger Agreement is necessary for the Board of EUA to act in a manner consistent with its fiduciary duties to shareholders under applicable law by reason of an unsolicited alternative business combination proposal meeting certain requirements and following further negotiations with NEES to make such adjustments in the terms and conditions of the Merger Agreement as would enable EUA to proceed with the Merger or other transactions contemplated thereby on such adjusted terms; (6) by EUA, by written notice to NEES, if there has been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of NEES and such breach has not been remedied within twenty days after receipt of notice of such breach in writing from EUA; (7) by EUA, by written notice to NEES, if NEES fails to deliver or cause to be delivered the amount of cash to the paying agent at a time when all conditions to NEES's obligation to close have been satisfied or otherwise waived in writing by NEES; (8) by NEES, by written notice to EUA, if there is any material breach of any representation or warranty, or any material breach of any covenant or agreement, of EUA and such breach shall not have been remedied within twenty days after receipt of notice of such breach in writing from NEES; (9) by NEES, by written notice to EUA, if the Board of EUA (a) withdraws or modifies in any manner adverse to NEES its approval of the Merger and other transactions contemplated thereby, or its recommendation to its shareholders regarding the approval of the Merger Agreement, the Merger and other transactions contemplated thereby, (b) approves or recommends or takes no position with respect to an alternative business combination proposal, or (c) resolves to take any such actions.

                  Termination Fees. The Merger Agreement provides that EUA will pay NEES a termination fee of $20 million, plus all documented out-of-pocket expenses and fees incurred by NEES in connection with the Merger not in excess of $5 million if the event the Merger Agreement is terminated: (1) by EUA if the Board of EUA determines in good faith, that termination of the Merger Agreement is necessary for the Board of EUA to act in a manner consistent with its fiduciary duties to shareholders under applicable law by reason of an unsolicited alternative business combination proposal meeting the requirements of certain sections and clauses of the Merger Agreement; or (2) any party has made a business combination proposal that has not been withdrawn and EUA enters into a definitive agreement within two years of such termination, and the Merger Agreement is terminated (A) by NEES because shareholder approval is not obtained by EUA; (B) by NEES because there has been a material breach of EUA's representations and warranties or a failure to perform and comply with its covenants under the Merger Agreement and such breach or failure has not been cured; (C) by NEES because the Board of EUA withdraws or modifies its approval of the Merger or its recommendations to its shareholders in a manner adverse to NEES or approves, recommends or takes no position with respect to an alternative business combination proposal; or (D) by EUA because the Merger has not been consummated on or before the Initial Termination Date, or if extended, the Extended Termination Date.

         The Merger Agreement provides that NEES will pay EUA a termination fee of $10 million, plus all documented out-of-pocket expenses and fees incurred by EUA in connection with the Merger not in excess of $5 million, if the Merger Agreement is terminated by either NEES or EUA because the Closing shall not have occurred before the Initial Termination Date, or, if extended, the Extended Termination Date, and at the time of such termination: (1) the NEES or EUA required governmental, regulatory and other approvals shall not have been obtained and become final orders; (2) if the date of termination is any date other than a date which is on or after the Extended Termination Date, all closing conditions other than the conditions (a) relating to obtaining required governmental, regulatory and other approvals and (b) requiring NEES and the Merger Subsidiary to perform its obligations under the Merger Agreement, as certified by an officer's certificate, shall have been fulfilled or are capable of being fulfilled as of such date; and (3) the Merger contemplated by the National Grid Merger Agreement between NEES and National Grid has not yet been consummated.

         Expenses. The Merger Agreement provides that, with the exception of the termination fees and the fees in connection with the filings required under the HSR Act and the 1935 Act which are to be paid by NEES, all other costs and expenses incurred in connection with the Merger and other transactions contemplated hereby, whether or not the Merger is consummated, shall be paid by the party incurring such cost or expense.

         Amendment or Waiver. The Merger Agreement provides that the terms and provisions thereof may be modified, supplemented or amended only by a written instrument executed by the Board of Directors of NEES and the Board of EUA to the extent permitted by law. Similarly, compliance with any term or provision of the Merger Agreement may be waived only by a written instrument executed by Directors or Trustees of the respective parties entitled to the benefits of such term or provision.

         Transition Steering Team. The Merger Agreement provides that NEES and EUA will, subject to limitations imposed by applicable law, create a special transition steering team that will develop recommendations concerning the future structure and operations of the Association after the Effective Time.

         Advisory Board. The Merger Agreement provides that following the consummation of the Merger and the closing of the merger contemplated by the National Grid Merger Agreement, NEES shall cause all of the members of the EUA Board to be appointed to serve for a period of two years on an advisory board to be formed pursuant to the National Grid Merger Agreement. Up to eleven persons who served as non-executive members of NEES's board of directors prior to the NEES - National Grid merger will also be appointed to the advisory board. The function of the advisory board will to be to advise the NEES board of directors with respect to general business as well as opportunities and activities in the surviving entities' market area and to maintain and develop customer relationships.

ACCOUNTING TREATMENT

         It is expected that the Merger will be accounted for as a purchase in accordance with generally accepted accounting principles.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of United States federal income tax consequences of the Merger that are material to United States resident holders of Common Shares. The discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that may be relevant to holders of Common Shares. The discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). The discussion applies only to holders that hold such Common Shares as capital assets, and does not apply to Common Shares received pursuant to the exercise of an employee option or otherwise as compensation, to Common Shares held as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment, or to certain types of holders (including, without limitation, financial institutions, insurance companies, tax-exempt organizations, and broker-dealers) that may be subject to special rules. This discussion does not address the Unites States federal income tax consequences to a holder of Common Shares that, for federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust, nor does it consider the effect of any foreign, state, local or other tax laws.

         BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF COMMON SHARES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

         The conversion of Common Shares into the right to receive the Merger Consideration pursuant to the Merger Agreement will be treated as a taxable sale of such shares for United States federal income tax purposes (and may also be a taxable transaction under applicable state, local, foreign, and other tax laws). In general, for United States federal income tax purposes a shareholder will recognize capital gain or loss equal to the difference between the amount of cash received and such holder's adjusted tax basis in such holder's Common Shares surrendered therefor. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for shares is more than one year as of the date of the sale of such shares.

         Payment of the Merger Consideration pursuant to the Merger may be subject to "backup withholding" at a rate of 31% unless a holder of Common Shares (1) provides its correct taxpayer identification number ("TIN") (which, for an individual shareholder, is such holder's social security number) and any other required information to the paying agent, or (2) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact, and otherwise complies with applicable requirements of the backup withholding rules. A holder of Common Shares that does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the holder's United States federal income tax liability. Each holder of Common Shares should consult with such holder's tax advisor as to such holder's qualification for exemption from backup withholding and the procedure for obtaining such exemption.

CERTAIN EFFECTS OF THE MERGER

         At the effective time of the Merger, (1) the Merger Subsidiary will merge with and into EUA and the separate corporate existence of the Merger Subsidiary will cease, (2) EUA will be the surviving entity in the Merger and its corporate existence will be under the laws of The Commonwealth of Massachusetts, (3) the surviving entity will be a wholly owned subsidiary of NEES. EUA's Declaration of Trust, as in effect immediately prior to the effective time of the Merger, will be the Declaration of Trust of the surviving entity until thereafter amended as provided by law and such Declaration of Trust.

         As a result of the Merger, the Common Shares of EUA will no longer be publicly traded. Following the Merger, persons who were shareholders of EUA immediately prior to the Merger will no longer have an opportunity to continue their interests in EUA as an ongoing business entity and therefore will not share in its future earnings and potential growth.

         Trading in the Common Shares of EUA on the NYSE and the Pacific Stock Exchange ("PSE") will cease immediately following the effective time of the Merger. At such effective time, the Common Shares will be delisted from the NYSE and the PSE. Registration of the Common Shares under the Exchange Act also will be terminated, as will the ongoing disclosure requirements thereunder with respect to the Common Shares.

                               REGULATORY MATTERS

         Set forth below is a summary of the regulatory requirements affecting the proposed Merger.

FEDERAL POWER ACT

         Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or directly or indirectly merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the Federal Energy Regulatory Commission ("FERC"). The approval of FERC is required in order to consummate the Merger. Under
Section 203 of the Federal Power Act, FERC will approve a merger if it finds the Merger to be "consistent with the public interest." EUA and NEES plan to file an application with FERC in April 1999 requesting that it approve the Merger under
Section 203 of the Federal Power Act.

NUCLEAR REGULATORY COMMISSION

         Montaup Electric Co. ("Montaup"), an indirect wholly owned generation and transmission subsidiary of EUA, is a minority, non-operating owner licensee of certain nuclear power plant facilities. The Nuclear Regulatory Commission ("NRC") exercises regulatory authority over those facilities and is required to approve transfers of control of the licenses under the Atomic Energy Act of 1954. The Merger would involve an indirect transfer of such control (as the ultimate entity controlling the license would change from EUA to NEES), and the NRC has held that it must approve such indirect transfers. It is contemplated that subsequent to the Merger, Montaup will be merged into New England Power Company ("NEP"), a wholly-owned subsidiary of NEES, which would involve a direct transfer of the licenses from Montaup to NEP, and also require NRC approval. Accordingly, Montaup and NEP intend to jointly apply to the NRC by May 1999 to obtain approval of both such indirect and direct transfers of the licenses.

SEC APPROVAL PURSUANT TO 1935 ACT

         NEES and EUA are both public utility holding companies registered under
Section 5 of the 1935 Act. Section 9(a) of the 1935 Act provides that it is unlawful, without prior approval of the Securities and Exchange Commission ("SEC"), for any person to acquire any security of any public utility company if that person already owns 5% or more of the voting securities of another public utility company, or will by virtue of that transaction come to own 5% or more of the voting securities of two or more public utility companies.

         As a result of the Merger, NEES will be deemed to acquire directly or indirectly all of the Common Shares of EUA. Accordingly, in order to consummate the Merger, NEES is required to obtain prior SEC approval under Section 9(a) of 1935 Act. The Company expects that NEES will file an application for approval of the Merger by May 1999. Under the applicable standards of the 1935 Act, the SEC is directed to approve a proposed acquisition unless it finds that (1) the acquisition would tend towards detrimental interlocking relations or a detrimental concentration of control, (2) the consideration to be paid in connection with the acquisition is not reasonable, (3) the acquisition would unduly complicate the capital structure of the applicant's holding company system or would be detrimental to the proper functioning of the applicant's holding company system, or (4) the acquisition would violate applicable state law. In order to approve a proposed acquisition, the SEC also must find that the acquisition would tend towards the development of an integrated public utility system and would otherwise conform to the 1935 Act's integration and corporate simplification standards.

STATE REGULATORY APPROVALS

         The formal approval of the Massachusetts Department of Telecommunications and Energy ("MDTE") and the Rhode Island Public Utilities Commission ("RIPUC") is not required for the Merger to be consummated; however, EUA and NEES will seek regulatory approval from both of these agencies with respect to a rate plan that addresses the costs of acquisition and acquisition premium.
EUA and NEES plan to file rate plans with the MDTE and RIPUC in April 1999.

         The New Hampshire Public Utilities Commission ("NHPUC") has jurisdiction to review the Merger. However, if Montaup represents to the NHPUC that the Merger will not adversely affect its rates, terms, service, or operation, formal NHPUC approval will not be required. Montaup plans to file a letter with the NHPUC at least 30 days prior to the closing of the Merger, assuming shareholder approval of the Merger, representing that the Merger will not adversely affect the rates, terms, service or operation of Montaup within New Hampshire.

         Similarly, the Maine Public Utilities Commission ("MPUC") has limited jurisdiction over foreign electric companies. If Montaup and EUA's Newport Electric Corp. ("Newport") subsidiary provide MPUC with foreign electric utility certificates from the MDTE and RIPUC demonstrating regulatory oversight of the companies, then the Merger would not be subject to MPUC approval. Montaup and Newport plan to file such certificates with MPUC prior to consummation of the Merger.

         In accordance with Connecticut law, the Connecticut Department of Public Utility Control (the "CDPUC") may be required to approve the Merger. NEES and Montaup plan to file an appropriate application for approval or exemption from regulation by May 1999 with the CDPUC. In accordance with Vermont law, the Company does not believe that approval of the Vermont Public Service Board (the "VPSB") will be required for the Merger.

ANTITRUST CONSIDERATIONS

         The HSR Act, and the rules and regulations thereunder provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. EUA and NEES intend to provide their respective pre-merger notification filings pursuant to the HSR Act in April 1999. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. EUA and NEES believe that the Merger will not violate Federal antitrust laws. If the Merger is not consummated within 12 months after the expiration or earlier termination of the HSR Act waiting period, EUA and NEES would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Merger could be consummated.

OTHER REGULATORY MATTERS

         EUA does not believe that any other material regulatory approvals are required in connection with the Merger. EUA and NEES have agreed in the Merger Agreement to use all commercially reasonable efforts to obtain all regulatory approvals and certifications required for the Merger, but there can be no assurance as to when or if such approvals and certifications will be obtained or that such approvals and certifications will be obtained on terms or conditions that will not have a material adverse effect on the business, operations, properties, assets, condition, prospects or results of EUA following the Merger.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

EXECUTIVE SEVERANCE AGREEMENTS

         EUA entered into Executive Severance Agreements with each of its executive officers - Donald G. Pardus, Chairman and Chief Executive Officer, John R. Stevens, President and Chief Operating Officer, Robert G. Powderly, Executive Vice-President, John D. Carney, Executive Vice President, and Clifford
J. Hebert, Jr., Treasurer and Secretary, in 1991, and extended the Executive Severance Agreements for these executive officers with certain modifications in 1995. These agreements remain in effect for the three-year period following a "change in control," as defined in the agreements. The Merger constitutes such a change of control.

         Under these agreements, EUA is obligated to pay the executive officer severance benefits if, during the "Protection Period," either (1) EUA terminates the executive officer's employment without cause (as defined in the Executive Severance Agreement), or (2) the executive terminates his covered employment for good reason (as defined in the agreement). The "Protection Period" is the three-year period beginning on the date of a change in control, but may be triggered prior to that time if the executive officer's employment is terminated in anticipation of or in connection with a change in control. NEES has not offered either of Messrs. Pardus or Stevens continuation of employment in their current positions, and since neither is expected to remain with the surviving company following the Merger, each will become entitled to severance benefits upon their anticipated termination of employment on or about the Effective Time of the Merger. NEES has indicated that following the Merger it expects to seek to retain the services of Messrs. Powderly and Carney, but neither of these officers are party to any new agreement with NEES with respect to such continued employment.

         Benefits that may be payable under the Executive Severance Agreements consist of (i) a lump-sum cash amount generally equal to the present value of the additional wages and retirement benefits that the executive would have received in return for completing an additional three years of service, (ii) continuation or vesting of certain fringe benefits and common share grants,
(iii) reimbursement of legal fees and expenses incurred as a result of the termination or to enforce the provisions of the severance agreement and (iv) reimbursement for a portion of the taxes on certain of the foregoing payments, including any amount constituting a "parachute payment" under the Internal Revenue Code.

         In accordance with the terms of the Executive Severance Agreements, it is presently estimated (based on currently available information and without taking into consideration potential benefit enhancements for certain trustees and executive officers described below) that the executives would be entitled to lump sum cash benefits upon termination of employment in the circumstances described above approximately in the following amounts: Mr. Pardus $3,814,293, Mr. Stevens $3,098,062, Mr. Powderly, $1,259,535, Mr. Carney $1,510,397, Mr.
Hebert $1,186,239. In addition, it is estimated (based on currently available information (including applicable tax rates) and without taking into consideration potential benefit enhancement for certain officers and trustees noted below) that the tax reimbursement payment in respect of parachute payments, upon termination of employment made in the circumstances described above, may be as follows: Mr. Pardus $2,020,693, Mr. Stevens $1,646,808, Mr. Powderly $634,236, Mr. Carney $773,084, and Mr. Hebert $610,028.

BENEFIT ENHANCEMENTS FOR CERTAIN TRUSTEES AND EXECUTIVE OFFICERS

         The Merger Agreement expressly reserves to EUA's Board the right to make certain benefit enhancements for the executive officers prior to the Closing Date. Enhancements, if any, will be made in the sole discretion of the Board upon recommendation of the Compensation and Nominating Committee.

         Changes that the Board may consider only for Messrs. Pardus and Stevens consist of the following: (1) paying each a merger completion bonus of up to $500,000, (2) eliminating present value discounting for the lump sum severance payment under the Executive Severance Agreement, (3) adding an additional five years of coverage under the Key Executive Plan and (4) providing lifetime retiree medical and life insurance coverage.

         Changes that the Board may consider for all the executive officers consist of adding up to five years of age and service when calculating benefits for these executive officers under the Retirement and Savings Restoration Plan for Members of the Employees' Retirement Plan of Eastern Utilities Associates and its Subsidiary Companies and Eastern Utilities Associates Employees' Savings Plan, and the Supplemental Retirement Plan for Certain Officers of Eastern Utilities Associates and its Affiliated Companies.

         The Trustees' Retirement Plan provides a retirement benefit for each non-employee member of the Board who terminates service after completing at least five years of service and attaining at least sixty years of age. The retirement benefit consists of continued payment of the then current retainer fee being paid for as many full years as the individual had been a member of the Board. In connection with a change in control, the Merger Agreement allows for the Board to adopt one or more of the following enhancements: (1) provide that all members of the Board will be fully vested upon terminating service with the Board regardless of the number of years of service or age, (2) provide a minimum ten year period for the continued payment of the then current retainer, and (3) pay the retirement benefit in a single lump sum payment. See "COMPENSATION AND OTHER TRANSACTIONS--Compensation of Trustees." None of the Trustees of EUA are expected to continue as such following the Merger, although following the consummation of the Merger, NEES is expected to cause all of the members of the EUA Board to be appointed to serve for a period of two years on an advisory board to be formed pursuant to the National Grid Merger Agreement. NEES has indicated to the Company that advisory board members will be paid a $10,000 annual retainer fee and a $3,500 per meeting fee. The function of the advisory board will to be to advise the NEES board of directors with respect to general business as well as opportunities and activities in the surviving entities' market area and to maintain and develop customer relationships.

         As of the date of this Proxy Statement neither the Board or its Compensation and Nominating Committee had taken any action with respect to any such enhancements. Assuming shareholder approval of the Merger, the Board intends to retain a consultant to assist in evaluating the various benefits enhancements and make recommendations with respect to the possible implementation of any such enhancements.

INDEMNIFICATION FOR THE BENEFIT OF TRUSTEES AND EXECUTIVE OFFICERS

         Trustees, officers and presently covered current or former employees of EUA will be indemnified to the fullest extent permitted by applicable law against any claim arising prior to the Merger relating to (1) the fact that such person is or was a director, officer or employee of EUA or any of its subsidiaries and (2) the Merger Agreement or the transactions contemplated by the Merger Agreement. For a period of six years following the Merger, NEES and EUA, as the surviving entity, shall, at NEES's election; (1) cause to be maintained an extended reporting period for EUA's current Director and Officer liability insurance on terms no less favorable than the terms of such current coverage or (2) provide tail coverage for six (6) years for acts prior to the effective time of the Merger on terms no less favorable than the terms of such current insurance coverage. See "THE MERGER--The Merger Agreement-- Indemnification."

RESTRICTED STOCK PLAN

         The EUA Restricted Stock Plan allows for grants of restricted shares to key employees of EUA and its subsidiaries. Restricted share grants vest after completing five years of employment (or two years of employment with respect to the 1997 retention bonus grants) or, if earlier, upon a change in control. The Merger will constitute such a change in control. The number and value (based on a $31.00 per share price to be paid in the Merger and exclusive of upward adjustment) of Common Shares held by the executive officers and currently subject to restrictions that will expire upon completion of the Merger (if not earlier) are as follows: Mr. Pardus, 43,841 shares, $1,359,071; Mr. Stevens, 34,565 shares, $1,071,515; Mr. Powderly, 13,412 shares, $415,772; Mr. Carney,
12,363 shares, $383,253; and Mr. Hebert, 9,834 shares, $304,854.

                       CERTAIN INFORMATION CONCERNING EUA

         EUA, a voluntary association formed under a Declaration of Trust dated April 2, 1928, as amended, is a registered holding company under the federal Public Utility Holding Company Act of 1935 whose directly or indirectly wholly owned subsidiaries include Blackstone Valley Electric Co. ("Blackstone"); Eastern Edison Co. ("Eastern Edison"); Newport Electric Corp. ("Newport"); EUA Energy Investment Corp.; EUA Ocean State Corp.; EUA Service Corp.; EUA Energy Services, Inc.; EUA Cogenex Corp., and Montaup Electric Co. ("Montaup"). Together, these companies are known as the EUA System. Blackstone, a registered retail electric utility organized under the laws of the State of Rhode Island in 1912 operates in northern Rhode Island. Eastern Edison, a registered retail electric utility company, was organized under the laws of The Commonwealth of Massachusetts in 1883 and operates in southeastern Massachusetts. EUA owns directly all of the shares of common stock of Blackstone, Eastern Edison, and Newport, a retail electric utility which operates in south coastal Rhode Island. Eastern Edison owns all of the permanent securities of Montaup, a generation and transmission company, which currently supplies electricity to Eastern Edison, Blackstone, Newport and two unaffiliated utilities for resale.

         Further information concerning EUA's business, operations, products, management and certain other matters, in addition to that provided herein, is incorporated by reference herein. See "INCORPORATION BY REFERENCE."

                   SELECTED CONSOLIDATED FINANCIAL DATA OF EUA

         The following selected consolidated financial data as of and for each of the five years ended December 31, 1998 are derived from consolidated financial statements of EUA. The following selected data should be read in conjunction with EUA's consolidated financial statements incorporated by reference herein. EUA's financial statements for the four years in the period ended December 31, 1997 were audited by Coopers and Lybrand L.L.P. (now known as PriceWaterhouseCoopers LLP following a merger with Price Waterhouse LLP). EUA's financial statements for the year ended December 31, 1998 were audited by PriceWaterhouseCoopers LLP, independent public accountants. The selected financial data set forth below does not purport to be complete and should be read in conjunction with, and are qualified in their entirety by, EUA's annual reports, including the notes thereto, to which the reader should refer and may obtain from EUA or the SEC.

                     (In thousands except Common Share Data)

                                                                                 YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------------------------------------------
                                                           1998            1997            1996            1995            1994
                                                       -----------     -----------     -----------     -----------     -----------

INCOME STATEMENT DATA:
  Operating Revenues ...............................   $   538,801     $   568,513     $   527,068     $   463,363     $   564,278
  Operating Income (1) .............................        61,639          58,807          55,841          71,728          73,795
  Consolidated Net Earnings (1) ....................        34,710          37,960          30,614          32,626          47,370

BALANCE SHEET DATA:
  Plant in Service .................................     1,000,243       1,079,361       1,067,056       1,037,662       1,020,859
  Construction Work in Progress ....................         5,151           5,538           3,839           7,570           8,389
  Gross Utility Plant ..............................     1,005,394       1,084,899       1,070,895       1,045,232       1,029,248
  Accumulated Depreciation
    and  Amortization ..............................       353,780         376,722         350,861         324,146         304,034
    Net Utility Plant ..............................       651,614         708,177         720,079         721,086         725,214
       Total Assets ................................     1,302,638       1,270,752       1,257,029       1,206,130       1,234,049

CAPITALIZATION:
  Long-Term Debt - Net .............................       310,346         332,802         406,337         434,871         455,412
  Redeemable Preferred Stock - Net .................        27,995          27,612          27,035          26,255          25,390
  Non- Redeemable Preferred Stock - Net ............         6,900           6,900           6,900           6,900           6,900
  Common Equity ....................................       373,674         373,467         371,813         375,229         365,443
       Total Capitalization ........................       718,915         740,781         812,085         843,255         853,145
        Short-Term Debt ............................        63,574          61,484          51,848          39,540          31,678

COMMON SHARE DATA:
  Consolidated Basic and Diluted Earnings
    per Average Common Share (1) ...................   $      1.70     $      1.86     $      1.50     $      1.61     $      2.41
  Average Number of Shares Outstanding .............    20,435,997      20,435,997      20,436,217      20,238,961      19,671,970
  Return on Average Common Equity (%) ..............           9.3            10.2             8.2             8.8            13.6
  Market Price - High ($) ..........................        28 1/4          26 5/8          24 1/4              25          27 3/8
               - Low ($) ...........................      23 11/16          16 3/8          14 3/4          21 1/2          21 3/8
               - Year-End ($) ......................        28 1/4          26 1/4          17 3/8          23 5/8              22
  Dividends paid per Share ($) .....................          1.66            1.66           1.645           1.585           1.515
  Book value per Share ($) .........................         18.29           18.27           18.19           18.36           18.33

(1) Information with respect to details of one-time impact to earnings is set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operation" included in EUA's Form 10-K for the year ended December 31, 1998 and incorporated by reference into this Proxy Statement. See "INFORMATION INCORPORATED BY REFERENCE".

              CERTAIN INFORMATION CONCERNING NEES AND NATIONAL GRID


NEW ENGLAND ELECTRIC SYSTEM

         NEES is a Massachusetts business trust and a public utility holding company. The principal subsidiaries of NEES include New England Power Company, which is engaged in the transmission and generation of electricity, and four electricity delivery companies:

         -        Massachusetts Electric Company
         -        The Narragansett Electric Company
         -        Granite State Electric Company
         -        Nantucket Electric Company

         NEES also controls a number of subsidiaries engaged in various energy-related businesses, and also, through a subsidiary, has equity investments or joint ownership interests in various power plants throughout New England. New England Power Service Company, another subsidiary of NEES, provides support services for NEES affiliates. The states in which NEES's subsidiaries serve retail customers are: Massachusetts, Rhode Island and New Hampshire. The principal executive offices of NEES are located in Westborough, Massachusetts.

         Research Drive LLC, the Merger Subsidiary, is a newly formed Massachusetts limited liability company wholly owned by NEES and formed for purposes of the Merger. Its principal executive offices are located at 25 Research Drive, Westborough, Massachusetts 01582 and its telephone number at such offices is (508) 389-2000.

NATIONAL GRID

         National Grid is a public limited company incorporated under the laws of England and Wales with registration number 2367004. National Grid through its principal subsidiary, The National Grid Company plc, owns, operates and maintains the high voltage electricity transmission system in England and Wales, which connects generators with major customers and regional electricity companies. National Grid also owns and operates interconnectors which enable electricity to be transferred between the England and Wales market and Scotland and France. National Grid is listed on the London Stock Exchange and sponsored American Depository Receipts of its capital stock trade on the NYSE.

         The principal executive offices of National Grid are located in Conventry, United Kingdom.

         Except as described in this Proxy Statement, none of NEES, the Merger Subsidiary or National Grid Group has had any transactions with EUA or any of its executive officers, directors or affiliates that would require disclosure under the rules of the SEC, and has had negotiations or transactions with EUA or its affiliates concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets other than the Merger.

                  ELECTION OF TRUSTEES AND OWNERSHIP OF SHARES

         It is proposed to elect eleven Trustees to serve for the ensuing year until the next Annual Meeting of the shareholders or until succeeding Trustees have been chosen and qualified. Unless otherwise directed, the persons named on the accompanying proxy will vote for the election of the eleven nominees listed below as Trustees of EUA. If, for any reason, any of the nominees should become unavailable to serve, the persons named on the accompanying proxy will vote for such other nominees as a majority of the Trustees may approve. In addition, the persons named on the accompanying proxy may cast, at their discretion, any or all votes cumulatively among any number of such nominees.

         All of the nominees in the following table are at present Trustees of EUA and were elected to their present term of office at the Annual Meeting of shareholders held on May 18, 1998.

         Each of the nominees has served in the capacity indicated in the list for more than five years, with the exception of Jacek Makowski, who was Chairman and Chief Executive Officer of J. Makowski Company prior to 1996.

         In addition to their principal occupations in the following table, the nominees are trustees or directors of publicly held companies as follows: Mr. Boss is a Director of A.T. Cross Company and Brown & Sharpe Manufacturing Co.; Mr. Choquette is a Director of Fleet Financial Group and Carlisle Companies, Inc.; Mr. Freeman is a Trustee or Director of Providence Journal Company, Amica Mutual Insurance Company, Amica Life Insurance Company and various registered mutual funds for which Scudder, Stevens & Clark is investment advisor; Mr. Liebenow is a Director of Quaker Fabric Corporation; Mr. Marple is a Trustee of various registered mutual funds for which Scudder, Stevens & Clark is investment advisor; Ms. Stapleton is a Director of Colonial Gas Company; and Mr. Thorndike is a Director of Courier Corporation, Data General Corporation and Bradley Real Estate Inc. and a Trustee of the Putnam Funds and Cabot Industrial Trust. In February 1994, Mr. Thorndike accepted appointment as a successor trustee of private trusts in which he has no beneficial interest, and concurrently became, serving until October 1994, Chairman of the Board of two privately owned corporations controlled by such trusts that filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in August 1994.

         Two Trustees also are directors of subsidiaries of EUA having registered securities outstanding as follows: Mr. Pardus, Blackstone Valley Electric Company and Eastern Edison Company; and Mr. Stevens, Blackstone Valley Electric Company and Eastern Edison Company.

         The table on the following page also sets forth the information concerning beneficial ownership by the nominees, by each of the executive officers named in the Summary Compensation Table on page 41 and by all Trustees and executive officers as a group.

                                                                                                                 COMMON
                                                                                                                SHARES OF
                                                                                                                   EUA
                                                                                                               BENEFICIALLY
                                     AGE AT                                                                    OWNED AT
                                  DECEMBER 31,                                                    TRUSTEE       JANUARY 1,
            NAME                      1998                 PRINCIPAL OCCUPATION                    SINCE          1999(a)
            ----                  ------------             --------------------                   -------      ------------

Russell A. Boss (C,F)                  60           President and Chief Executive Officer,          1989          1,000(b)
                                                      A.T. Cross Company (writing
                                                      instruments manufacturer), Lincoln,
                                                      Rhode Island
John D. Carney                         54           Executive Vice President of the                   --         16,842(c)
                                                      Association
Paul J. Choquette, Jr., (C,F)          60           Chairman and Chief Executive Officer of         1992          2,643(f)
                                                      Gilbane Building Company
                                                      (building  construction),
                                                    Providence Rhode Island
Peter S. Damon (A,C)                   63             Vice Chairman, Financial Services,            1991          1,458(d)
                                                      Bank of Newport, Newport, Rhode
                                                      Island
Peter B. Freeman (F,P)                 66           Corporate Director and Trustee,                 1979          2,500
                                                      Providence, Rhode Island
Clifford J. Hebert, Jr.                51           Treasurer and Secretary                           --         15,881(c)
Larry A. Liebenow (C,P)                55           President and Chief Executive Officer           1994          1,000
                                                      of Quaker Fabric Corporation
                                                      (upholstery manufacturer), Fall
                                                      River, Massachusetts
Jacek Makowski (A,P)                   68           Chairman, Poseidon Resources Corporation        1995            200
                                                      (origination and development of major
                                                      capital projects), Stamford, Connecticut
Wesley W. Marple, Jr. (A,F)            66           Professor of Business Administration,           1976          2,585(e)
                                                      Northeastern University, Boston,
                                                      Massachusetts
Donald G. Pardus                       58           Chairman of the Board of Trustees               1982         71,258(c)
                                                      and Chief Executive Officer of the
                                                      Association
Robert G. Powderly                     51           Executive Vice President of the                   --         21,018(c)
                                                      Association
Margaret M. Stapleton (A,P)            62             Vice President, John Hancock Mutual           1977          1,685
                                                      Life Insurance Company, Boston,
                                                      Massachusetts
John R. Stevens                        58           President and Chief Operating Officer           1990         37,467(c)
                                                      of EUA
W. Nicholas Thorndike (A,F)            65           Corporate Director and Trustee,                 1991          2,146
                                                      Brookline, Massachusetts
Trustees and executive officers as a group......................................................................177,483(g)

----------------------

(A), (C), (F), and (P) indicate member of Audit, Compensation and Nominating, Finance or Pension Trust Committees, respectively.
(a) Unless otherwise indicated, beneficial ownership is based on sole investment and voting power. Each nominee's ownership represents less than four-tenths of one percent of the outstanding common shares of EUA.
(b) In addition, Mr. Boss owns 5 shares of Blackstone Valley Electric Company's 4.25% Preferred Stock.

(c) Jointly owned with spouse except for 2,004, 2,588, 6,388, 2,549 and 2,677 shares held under EUA's Employee's Savings Plan for Messrs. Carney, Hebert, Pardus, Powderly and Stevens, respectively, as to which each has voting power, and 12,363, 9,834, 43,841, 13,412 and 34,565 shares held under the Eastern Utilities Associates Restricted Stock Plan by Messrs. Carney, Hebert Pardus, Powderly and Stevens respectively, as to which each has voting power. Also included are 2,475, 3,459, 4,775 and 93 shares individually owned by Messrs. Carney, Hebert, Powderly and Stevens.
(d)      Jointly owned with spouse, except for 400 shares held individually.
(e) In addition, Mr. Marple's spouse owns 363 common shares, Mr. Marple disclaims any beneficial interest in such shares. (f) In addition, Mr. Choquette's spouse owns 150 common shares. Mr. Choquette disclaims any beneficial interest in such shares.
(g) Represents approximately nine-tenths of one percent of total outstanding common shares.


         The following table sets forth information regarding beneficial ownership of Common Shares held by Neuberger Berman, LLC and Neuberger Berman Management, Inc. (together, "Neuberger") as of December 31, 1998 based on a
Schedule 13-G filing made by Neuberger with the SEC dated February 10, 1999. Such filing stated that Neuberger had sole voting power with respect to 478,800 such shares beneficially held, shared voting power with respect to 591,900 such shares beneficially held and shared dispositive power with respect to all such shares, and that such shares are held either in individual client accounts or by various Neuberger Berman mutual funds for which Neuberger Berman, LLC and Neuberger Berman Management, Inc. serve as sub-advisor and investment manager, respectively.

                                                   NUMBER OF COMMON                          PERCENT OF
      NAME AND ADDRESS                         SHARES BENEFICIALLY HELD               OUTSTANDING COMMON SHARES
      ----------------                         ------------------------               -------------------------

Neuberger Berman, LLC                                  1,079,900                                5.28%
Neuberger Berman Management, Inc.
605 Third Avenue
New York, New York 10158-3698

                       COMPENSATION AND OTHER TRANSACTIONS

                           SUMMARY COMPENSATION TABLE

         Information is set out below as to compensation paid by EUA and its subsidiaries for the years 1996, 1997 and 1998, to each of the five highest paid executive officers of EUA whose aggregate cash compensation for 1998 exceeded $100,000.

                                                                                              LONG TERM
                                                     ANNUAL COMPENSATION                    COMPENSATION
                                         ------------------------------------------------   ------------
                                                                              OTHER          RESTRICTED
                                         FISCAL              INCENTIVE        ANNUAL            STOCK          ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS     COMPENSATION (1)     AWARDS (2)    COMPENSATION (3)
     ---------------------------         ------    --------  ---------   ----------------   ------------    ----------------

Donald G. Pardus
 Chairman and Chief Executive Officer
 .....................................     1998     $443,525   $351,311        $14,100         $511,106           $14,865
 .....................................     1997     $428,525   $167,112        $12,747         $232,617           $13,775
 .....................................     1996     $412,025         --        $12,383                            $12,976
John R. Stevens
 President and Chief Operating Officer
 .....................................     1998     $346,025   $296,026        $16,696         $408,811           $11,462
 .....................................     1997     $334,325   $133,665        $11,763         $232,617           $10,726
 .....................................     1996     $321,425         --        $ 8,636               --           $10,104
Robert G. Powderly
 Executive Vice President
 .....................................     1998     $191,025   $145,743        $10,726         $142,105           $ 5,907
 .....................................     1997     $184,025   $ 51,249        $10,240         $116,322           $ 5,560
 .....................................     1996     $176,025         --        $10,210               --           $ 5,321
John D. Carney
 Executive Vice President
 .....................................     1998     $187,525   $145,743        $11,302         $142,105           $ 6,085
 .....................................     1997     $179,525   $ 51,249        $10,502         $ 87,235           $ 5,624
 .....................................     1996     $169,525         --        $10,018               --           $ 5,108
Clifford J. Hebert, Jr.
  Treasurer and Secretary
 .....................................     1998     $148,025   $138,140             --          $90,056           $ 4,699
 .....................................     1997     $136,025   $ 28,417             --         $116,322           $ 4,078
 .....................................     1996     $129,525         --             --               --           $ 3,846

----------------------

(1) Represents amount reimbursed for tax liability accruing as a result of personal use of company-owned automobiles.
(2) Aggregate amount and value (including the value reflected in the table under "Restricted Stock Awards") as of December 31, 1998 of shares granted under EUA's Restricted Stock Plan to the officers listed above are as follows: Mr. Pardus, 43,841 shares, $1,063,124; Mr. Stevens, 34,565 shares, $843,990; Mr. Powderly, 13,412 shares, $329,451; Mr.
         Carney, 12,363 shares, $302,089; and Mr. Hebert, 9,834 shares, $244,213. Dividends are paid on these shares. Restrictions on awards made in 1998 and 1997 expire after five and two years, respectively, provided that all restrictions expire upon the occurrence of a change-of-control event, including the proposed Merger discussed elsewhere in this Proxy Statement.
(3) Contributions made under EUA's Employees' Savings Plan and term life insurance premiums.

      The Employee's Retirement Plan of Eastern Utilities Associates and its Affiliated companies (the "Pension Plan") is a tax-qualified defined benefit plan available to employees who have completed one year of service and have attained the age of twenty-one. All of the officers referred to in the preceding Summary Compensation Table participate in the Pension Plan. Trustees who are not also employees of EUA and its subsidiaries (the "EUA System") are not covered by the Pension Plan. The benefits of participants become fully vested after five years of service. Annual lifetime benefits are determined under formulas applicable to all employees, regardless of position, and the amounts depend on length of credited service and salaries prior to retirement. Benefits are equal to one and six-tenths percent of salaries (averaged over the four years preceding retirement) for each year of credited service up to thirty-five, reduced for each year by one and two-tenths percent of the participants' estimated age sixty-five Social Security benefit, plus seventy-five hundredths percent of salaries for each year of credited service in excess of thirty-five years up to the Pension Plan maximum of forty years.

         Any contributions to provide benefits under the Pension Plan are made by the EUA System in amounts determined by the Pension Plan's actuaries to meet the funding standards established by the Employee Retirement Income Security Act of 1974. Any contributions are actuarially determined and cannot appropriately be allocated to individual participants. The annual benefits shown in the table below are straight life annuity amounts, without reduction for primary Social Security benefits as described above. Federal law limits the annual benefits payable from qualified pension plans in the form of a life annuity, after reduction for Social Security benefits, to $130,000 for 1999 plus adjustments for increases in the cost of living. The number of years of service credited at present under the Pension Plan to Messrs. Pardus, Stevens, Carney, Powderly and Hebert are thirty-six, thirty-three, thirty-two, nineteen and twenty-two, respectively.

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                -----------------------------------------------------------------------------------
        AVERAGE ANNUAL
            SALARY
                                    15             20            25             30             35             40
-------------------------------

$100,000....................... $ 24,000       $ 32,000      $ 40,000       $ 48,000      $ 56,000         $ 59,750
 200,000.......................   48,000         64,000        80,000         96,000       112,000          119,500
 300,000.......................   72,000         96,000       120,000        144,000       168,000          179,250
 400,000.......................   96,000        128,000       160,000        192,000       224,000          239,000
 500,000.......................  120,000        160,000       200,000        240,000       280,000          298,750
 600,000.......................  144,000        192,000       240,000        288,000       336,000          358,500

         EUA has a Key Executive Plan for certain officers of EUA and its subsidiaries. This plan provides for the annual payment of supplemental retirement benefits equal to 25% of the officer's base salary when he retires, for a period of fifteen (15) years following the date of retirement. In addition, in the event of the death of the participant prior to retirement an amount equal to 200% of the officer's base salary at that time will be paid to his beneficiary.

     EUA maintains non-qualified, unfunded retirement plans (the "Restoration Plans") to restore benefits under the qualified plans' formulas which are not covered under the qualified plan trusts due to federal limitations on either earnings, contributions or benefits. Payments or contributions which exceed the applicable federal limitations are made outside the qualified plans in the same manner and under the same conditions as are applicable to benefits payable from, or contributions payable to, the qualified plans. A grantor trust has been established by EUA to help ensure the performance of its payment obligations under these plans. Any amounts not covered by trust payments or otherwise will be paid from funds available to the EUA System.

CHANGE-IN-CONTROL ARRANGEMENTS

         Severance agreements with executive officers of EUA and certain of its affiliates provide that an officer's rate of compensation, benefits, position, responsibilities and other conditions of employment will not be reduced during the term of the agreement, which is thirty-six months commencing upon the date on which a Change in Control, as defined in the agreements, of EUA occurs. If within thirty-six months after a Change in Control the officer's employment is terminated for any reason other than Cause, as defined in the agreements, EUA will, (i) pay the officer within five business days a lump-sum cash amount generally equal to the present value of the additional wages and retirement benefits that the executive would have received in return for completing an additional three years of service, (ii) continue or vest certain fringe benefits and common share grants, (iii) reimburse legal fees and expenses incurred as a result of the termination or to enforce the provisions of the severance agreement and (iv) reimburse for a portion of the taxes on certain of the foregoing payments, including any amount contributing a "parachute payment" under the Internal Revenue Code. If the officer leaves the employ of EUA or a subsidiary following a reduction in his position, compensation, responsibilities, authority or other benefits existing prior to the Change in Control, or suffers a relocation of regular employment of more than fifty miles, such departure will be deemed to be a termination for reasons other than Cause.

COMPENSATION OF TRUSTEES

         Each non-management Trustee of EUA receives, as a standard arrangement, a retainer fee for all services as a Trustee in the amount of $19,000 annually, with an additional $850 fee for each Trustees' or Committee meeting attended. In addition, each committee chairperson receives an annual retainer fee in the amount of $2,500. Upon leaving the Board, each non-management Trustee who has attained the age of sixty and who has served as a member of the Board for a least ten years is entitled to an annual amount, equal to the then current annual retainer paid to active Trustees, for as many full years as that Trustee has served as a Trustee. In the event of a change in control of EUA, a grantor trust has been established by EUA to ensure the performance of its payment obligations under this retirement plan.

             REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE ON
                       COMPENSATION OF EXECUTIVE OFFICERS

         The compensation philosophy of the Board's Compensation and Nominating Committee (the "Committee") and EUA is to be competitive with prevailing utility industry compensation norms when satisfactory results are achieved and surpass market norms when exceptional results are reached. (Since the total compensation for any executive is still below the $1 million threshold at which tax deductions are limited under the Internal Revenue Code, the Committee has not had to address issues relative thereto.)
The Committee is composed entirely of independent, non-employee trustees.

         Compensation of executive officers, including the Chief Executive Officer ("CEO"), is a mix of three components, base salary, annual cash incentives and long-term incentives ("Stock Grants"). In recent years, EUA has moved toward placing a greater percentage of compensation at risk through the use of annual cash incentives and Stock Grants. The incentives are designed to retain shareholder value. In 1997, EUA added a special retention stock grant component to the compensation mix in an effort to enhance the probability of retaining certain key management professionals for the next two years.

BASE SALARY

         The Committee, working with an independent compensation consultant, annually reviews the base salary of the CEO and the four other executive officers named in the Summary Compensation Table on page 41. Each executive officer, including those named above, is assigned a salary range which is established using compensation data for comparable officer positions in other utilities. These other utilities: 1) generally have the same level of annual revenue as EUA; 2) operate in generally the same geographic areas as EUA; and 3) have other characteristics similar to EUA. None of the comparative utilities are included in the Standard & Poor's 26 Electric Utility Index ("S&P Electric Utility Index") because their level of annual revenue is less than those utilities included in that Index.

         Each salary range has a minimum amount, a position value (reasonably equivalent to market value) and an excess amount which is 10% above the position value. Base salary is limited to no more than the excess amount. Although no specific measure of corporate performance is used in determining base salary, the Committee sets the base salaries for each of the officers listed in the Summary Compensation Table after considering all of the following factors: 1) the financial and operational performance of EUA; 2) observed individual performance; 3) time in current position; 4) existing base salary relative to position value and excess amount; and , 5) except for the CEO, input of the CEO. Generally, the base salary of the CEO and the four other officers approximates the averages for similar positions in the comparable utilities described above. Base salary increases for 1998 were based on the factors outlined above.

ANNUAL CASH INCENTIVES

         EUA has had an Annual Cash Incentive Plan since 1987. The 1998 version of the Plan applicable to officers, other than the CEO and COO, contained Performance Objectives which were approved by the Committee in early 1998. One Objective measures Earnings Per Average Common Share against a target. A Threshold Earnings Per Share must be reached before any Annual Cash Incentive is paid. The second Performance Objective measures the Cost of Service Per Customer against a peer group of 20 New England utilities.

         The 1998 Earnings Per Average Common Share exceeded the Threshold amount necessary for an incentive award, but was less than their 1998 target. Performance under the Cost of Service Per Customer Objective approximated the target.

         With respect to the peer group of 20 New England utilities used for the Cost of Service Per Customer Performance Objective, none are included in the S&P Electric Utility Index. This peer group was selected because it includes virtually all of the electric utilities located in the same geographic area as EUA (New England).

         The final Objective was discretionary. The officer group had as its primary goals, the successful implementation of the comprehensive settlement agreements, including implementation of mandated rate reductions, activities associated with the sale of generation facilities and purchase power contracts, development of an overall plan for utilizing the cash proceeds form the sale of generating facilities, continuation of cost control efforts and enhancement of shareholder value.

         In considering this Objective, the Committee recognized that the accomplishments with respect to implementing the difficult restructuring plans, sale of generating a facilities and purchased power contracts and the enhancement of shareholder value were significantly above what could have been anticipated.

         The Committee's discretionary awards to Messrs. Powderly, Carney and Hebert reflect these outstanding accomplishments. These awards are included in the amounts reflected in the Summary Compensation Table on page 41.

         The Committee also considers and sets Annual Cash Incentive Awards for the CEO and the COO. Four Performance Objectives were utilized for 1998 Awards:
System Earnings Per Average Common Share; Total Return Versus the S& P Electric Utility Index; Cost of Service Per Customer and Discretion.

         A Threshold System Earnings Per Average Common Share must be met before any Annual Cash Incentive Awards can be made to the CEO and COO. System Earnings Per Average Common Share slightly exceeded the Threshold amount necessary for an incentive award. Total Return was equal to the S&P Electric Utility Index, while Performance under the Cost of Service Per Customer Objective approximated the 1998 target.

         Discretionary awards to the CEO and COO for 1998 were to be based on the same factors outlined above, plus additional factors, including maintaining year-end 1997 Price/Earning Ratio, concluding purchase and sale agreements for generating assets, critical evaluation and planning of certain diversified business activities and seeking out opportunities to enhance shareholder value.

         The Committee's discretionary awards to the CEO and COO reflect the same outstanding accomplishments addressed above. These amounts are included in the Summary Compensation Table on page 41.

LONG-TERM INCENTIVES (STOCK GRANT PLAN)

         EUA established a restricted stock grant plan in 1989 which, as amended since then, is now the Eastern Utilities Association restricted Stock Plan. The purpose of the plan is to assist EUA in securing, retaining and motivating key executives and to recognize their efforts on behalf of EUA through awards of common shares of EUA. Such grants generally may be awarded every third year and the currently outstanding awards vest on the fifth anniversary of the date of the grant if the executive has continued in the employment of EUA through that date. Restricted stock grant awards were made in early 1998 to the Executives listed in the Summary Compensation Table on page 41. In addition, Special Retention Stock Grants were awarded in 1997 (See below).

SPECIAL RETENTION STOCK GRANTS

         In 1997, EUA recognized that it was vulnerable to the loss of certain key management and professionals to new competitors due to the rapid transition to a competitive utility environment in New England. EUA was particularly concerned about losing those individuals involved in implementing EUA's own restructuring plans over the next two years.

         As a result, in late 1997, the Committee authorized the awarding of Special Retention Stock Grants as a means of retaining these key individuals through 1999. These awards were made to 21 individuals, including the five executives named in the Summary Compensation Table on page 41. In order to vest in the special Retention Stock Grant, individuals are required to stay in the employ of EUA for a period of two years.



                      COMPENSATION AND NOMINATING COMMITTEE

                               RUSSELL A. BOSS        PAUL J. CHOQUETTE, JR.
                               PETER S. DAMON         LARRY A. LIEBENOW

                           CORPORATE PERFORMANCE GRAPH

         The following table compares total shareholder returns over the last five fiscal years to the Standard & Poors 500 Stock Index ("S&P 500") and the S&P Electric Utility Index. Total return values for the S&P 500, S&P Electric Utility Index and Eastern Utilities Associates were calculated based on cumulative total return values assuming reinvestment of dividends.


                              TOTAL RETURN SUMMARY
                       BASED ON INITIAL INVESTMENT OF $100
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG EASTERN UTILITIES ASSOCIATES, THE S&P 500 INDEX
                       AND THE S&P ELECTRIC UTILITY INDEX



                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                              12/93    12/94    12/95    12/96    12/97    12/98
--------------------------------------------------------------------------------
Eastern Utilities Associates   $100     $ 84     $ 96     $ 77     $127     $146
--------------------------------------------------------------------------------
S&P Electric Companies         $100     $ 87     $114     $114     $114     $166
--------------------------------------------------------------------------------
S&P 500                        $100     $101     $139     $171     $229     $294
--------------------------------------------------------------------------------



* $100 invested on December 31, 1993 in stock or index, including reinvestment of dividends. Fiscal Year ended December 31.



         The foregoing report of the Committee and the Corporate Performance Graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

                                   COMMITTEES


         In addition to eleven meetings of the Trustees, the following number of meetings were held in 1998 by each of the four standing Committees of EUA: Audit Committee (two); Compensation and Nominating Committee (two); Finance Committee
(four); and Pension Trust Committee (eight). Each of the Trustees, except Mr. Makowski, attended at least 75% of the total number of meetings of the Trustees and of Committees on which he or she served. All members of the Committees are non-management Trustees; the Chief Executive Officer of EUA serves as Secretary of each Committee. The general function of each standing Committee is outlined below. The Audit Committee recommends the selection or retention of independent auditors, consults with them with respect to the plan of audit, reviews with them their audit report and consults with them and with EUA's internal audit staff as to the adequacy of internal controls.

         The Finance Committee monitors and reviews financial matters, including financial forecasts. It makes recommendations to the Trustees with respect to changes in dividend policy, the capital structures of EUA and of its subsidiaries, and other financial issues.

         The Pension Trust Committee reviews recommendations as to amendments to the Retirement Plan and the Employees' Savings Plan, monitors the performance of the investment managers for each plan's trust fund, determines overall objectives of the trust funds, reviews the annual actuarial report, reviews the appropriateness of certain actuarial assumptions and makes recommendations to the Trustees.

         The Compensation and Nominating Committee reviews the compensation of the Chairman, the President, the Executive Vice Presidents and the Treasurer and Secretary and the amount of fees to be paid to Trustees, monitors the Annual Cash Incentive Plan and the Restricted Stock Plan, considers candidates (including candidates recommended by shareholders) to fill vacancies among the Trustees, reviews membership on Committees of the Trustees and makes recommendations to the Trustees. Shareholder recommendations should be submitted in writing to the Chairman or the Secretary of EUA. This Committee would recommend a successor to the Chief Executive Officer if that office became vacant and would also deliberate on any plan in which officers or Trustees as a class would be eligible to receive any additional compensation or related benefit such as deferred compensation or stock options. All members are non-employee Trustees and none has any direct or indirect material interest in or relationship with EUA outside of his or her position as Trustee.

                                    AUDITORS

         PriceWaterhouseCoopers LLP, certified public accountants, are EUA's auditors. Representatives of PriceWaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to answer appropriate questions.


                                  OTHER MATTERS

         Management does not intend to bring before the meeting any matters other than those specified and has no knowledge of any other matters which may be brought up by other persons. However, if any other matters not now known properly come before the meeting or any adjournment thereof, the persons named in the enclosed form of proxy, including any substitutes, are expected to vote said proxy in accordance with their judgment on such matters.

           DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         If the Merger has not been consummated by such date, November 25, 1999 will be the date by which proposals of shareholders of EUA intended to be presented at the 2000 Annual Meeting of Shareholders of NEES must be received by EUA for inclusion in EUA's proxy statement and form of proxy relating to that meeting.

         If the Merger has not been consummated by such date, February 9, 2000 is the deadline for giving timely notice of a shareholder proposal to be submitted outside the processes of Rule 14a-8 under the federal securities laws. Management proxies will be authorized to exercise discretionary voting authority with respect to any shareholder proposal not included in such proxy materials for the Annual Meeting of EUA unless EUA receives notice of such proposal by February 9, 2000 and the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

                              AVAILABLE INFORMATION

         EUA is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain documents filed electronically with the SEC by EUA can be obtained at the Commission's Internet site located at www.sec.gov.

                           INCORPORATION BY REFERENCE

         This Proxy Statement incorporates by reference certain documents filed by EUA with the SEC which are not presented herein or delivered herewith. These documents (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available without charge upon oral or written request to Clifford J. Hebert, Jr., Treasurer and Secretary, Eastern Utilities Associates, P.O. Box 2333, Boston, Massachusetts 02109. In order to ensure timely delivery of these documents, any request should be made by May 10, 1999.

         EUA's Annual Report on Form 10-K for the year ended December 31, 1998 (as amended by Form 10-K/A filed on or about April 16, 1999) and its Current Report on Form 8-K filed with the SEC on February 5, 1999, which have been filed with the SEC by EUA pursuant to the Exchange Act, are hereby incorporated herein by reference. In addition, any other documents subsequently filed by EUA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting shall also be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. All information appearing in this Proxy Statement or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference and should be read together with such information and documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Proxy Statement and, if given or made, such information or representations should not be relied upon as having been authorized. This Proxy Statement does not constitute an offer to sell, or a solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or incorporated herein by reference or in the affairs of EUA since the date of this Proxy Statement. If, however, any material change occurs during the period that the Proxy Statement is required to be delivered, this Proxy Statement will be amended or supplemented accordingly.

                                                                         ANNEX I







                          AGREEMENT AND PLAN OF MERGER

                          dated as of February 1, 1999

                                  by and among

                          NEW ENGLAND ELECTRIC SYSTEM,

                               RESEARCH DRIVE LLC

                                      and

                          EASTERN UTILITIES ASSOCIATES

                               TABLE OF CONTENTS

                                                                       Page
                                                                        No.

                                   ARTICLE I
                                   THE MERGER .......................    1

1.01     The Merger .................................................    1
1.02     Effective Time .............................................    1
1.03     Effects of the Merger ......................................    2

                                   ARTICLE II
                             CONVERSION OF SHARES ...................    2

2.01     Conversion of Capital Stock ................................    2
2.02     Surrender of Shares ........................................    3
2.03     Withholding Rights .........................................    4

                                  ARTICLE III
                                  THE CLOSING .......................    4

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF EUA ..........    5

4.01     Organization and Qualification .............................    5
4.02     Capital Stock ..............................................    6
4.03     Authority ..................................................    7
4.04     Non-Contravention; Approvals and Consents ..................    7
4.05     SEC Reports, Financial Statements and Utility Reports ......    8
4.06     Absence of Certain Changes or Events .......................    9
4.07     Legal Proceedings ..........................................    9
4.08     Information Supplied .......................................    9
4.09     Compliance .................................................   10
4.10     Taxes ......................................................   10
4.11     Employee Benefit Plans; ERISA ..............................   12
4.12     Labor Matters ..............................................   14
4.13     Environmental Matters ......................................   15
4.14     Regulation as a Utility ....................................   17
4.15     Insurance ..................................................   17
4.16     Nuclear Facilities .........................................   18
4.17     Vote Required ..............................................   18
4.18     Opinion of Financial Advisor ...............................   18

                                                                       Page
                                                                        No.

4.19     Ownership of NEES Common Shares ............................   18
4.20     State Anti-Takeover Statutes ...............................   18
4.21     Year 2000 ..................................................   19
4.22     EUA Associates .............................................   19


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF NEES ..........   19

5.01     Organization and Qualification .............................   19
5.02     Authority ..................................................   20
5.03     Capital Stock ..............................................   20
5.04     Non-Contravention; Approvals and Consents ..................   20
5.05     Information Supplied .......................................   21
5.06     Compliance .................................................   21
5.07     Financing ..................................................   22
5.08     No Vote Required ...........................................   22
5.09     Ownership of EUA Shares ....................................   22
5.10     Merger with The National Grid Group plc ....................   22

                                   ARTICLE VI
                                   COVENANTS ........................   22

6.01     Covenants of EUA ...........................................   22
6.02     Covenants of NEES ..........................................   28
6.03     Additional Covenants by NEES and EUA .......................   29

                                  ARTICLE VII
                            ADDITIONAL AGREEMENTS ...................   30

7.01     Access to Information ......................................   30
7.02     Proxy Statement ............................................   31
7.03     Approval of Shareholders ...................................   31
7.04     Regulatory and Other Approvals .............................   31
7.05     Employee Benefit Plans .....................................   32
7.06     Labor Agreements and Workforce Matters .....................   34
7.07     Post Merger Operations .....................................   34
7.08     No Solicitations ...........................................   35
7.09     Directors' and Officers' Indemnification and Insurance .....   36
7.10     Expenses ...................................................   37
7.11     Brokers or Finders .........................................   37
7.12     Anti-Takeover Statutes .....................................   38
7.13     Public Announcements .......................................   38

                                                                       Page
                                                                        No.


7.14     Restructuring of the Merger ................................   38

                                  ARTICLE VIII
                                   CONDITIONS .......................   39

8.01     Conditions to Each Party's Obligation to Effect the
           Merger ...................................................   39
8.02     Conditions to Obligation of NEES and LLC to Effect the
           Merger ...................................................   39
8.03     Conditions to Obligation of EUA to Effect the Merger .......   40

                                   ARTICLE IX
                      TERMINATION, AMENDMENT AND WAIVER .............   41

9.01     Termination ................................................   41
9.02     Effect of Termination ......................................   43
9.03     Termination Fees ...........................................   43
9.04     Amendment ..................................................   44
9.05     Waiver .....................................................   44

                                   ARTICLE X
                              GENERAL PROVISIONS ....................   44

10.01    Non-Survival of Representations, Warranties, Covenants
           and Agreements ...........................................   44
10.02    Notices ....................................................   44
10.03    Entire Agreement; Incorporation of Exhibits ................   46
10.04    No Third Party Beneficiary .................................   46
10.05    No Assignment; Binding Effect ..............................   46
10.06    Headings ...................................................   47
10.07    Invalid Provisions .........................................   47
10.08    Governing Law ..............................................   47
10.09    Enforcement of Agreement ...................................   47
10.10    Certain Definitions ........................................   47
10.11    Counterparts ...............................................   48
10.12    WAIVER OF JURY TRIAL .......................................   48

                           GLOSSARY OF DEFINED TERMS

               The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"1935 Act"                                   --            Section 4.05(b)
"Adjustment Date"                            --            Section 2.01(c)
"Affected Employees"                         --            Section 7.05(a)
"affiliate"                                  --            Section 10.11(a)
"Agreement"                                  --            Preamble
"Alternative Proposal"                       --            Section 7.08
"beneficially"                               --            Section 10.10(b)
"business day"                               --            Section 10.10(c)
"Canceled Shares"                            --            Section 2.02(b)
"Certificates"                               --            Section 2.02(b)
"Closing"                                    --            Article III
"Closing Agreement"                          --            Section 4.10(j)
"Closing Date"                               --            Article III
"Code"                                       --            Section 2.03
"Confidentiality Agreement"                  --            Section 7.01
"Constituent Entities"                       --            Section 1.01
"Contracts"                                  --            Section 4.04(a)
"control," "controlling," "controlled by"
   and "under common control with"           --            Section 10.10(a)
"DOE"                                        --            Section 4.05(b)
"Effective Time"                             --            Section 1.02
"Environmental Claim"                        --            Section 4.13(f)(i)
"Environmental Laws"                         --            Section 4.13(f)(ii)
"Environmental Permits"                      --            Section 4.13(b)
"ERISA"                                      --            Section 4.11(a)
"ERISA Affiliate"                            --            Section 4.11(c)
"EUA"                                        --            Preamble
"EUA Associates"                             --            Section 4.01(b)
"EUA Employee Agreements"                    --            Section 7.05(d)(ii)
"EUA Executives"                             --            Section 7.05(d)(ii)
"EUA Shares"                                 --            Preamble
"EUA Disclosure Letter"                      --            Section 4.01(a)
"EUA Employee Benefit Plans"                 --            Section 4.11(a)
"EUA Financial Statements"                   --            Section 4.05(a)
"EUA Nuclear Facilities"                     --            Section 4.16
"EUA Material Adverse Effect"                --            Section 4.01(a)
"EUA Required Consents"                      --            Section 4.04(a)
"EUA Required Statutory Approvals"           --            Section 4.04(b)
"EUA SEC Reports"                            --            Section 4.05(a)

"EUA Shareholders' Approval"                 --            Section 7.03
"EUA Shareholders' Meeting"                  --            Section 7.03
"EUA Significant Subsidiary"                 --            Section 7.08
"EUA Shares"                                 --            Preamble
"EUA Trust Agreement"                        --            Section 1.03
"EUA Voting Debt                             --            Section 4.02(d)
"Evaluation Material"                        --            Section 7.01(a)
"Exchange Act"                               --            Section 4.05(a)
"Exchange Fund"                              --            Section 2.02(a)
"Extended Termination Date"                  --            Section 9.01(b)
"FCC"                                        --            Section 4.05(b)
"FERC"                                       --            Section 4.05(b)
"Final Order"                                --            Section 8.01(d)
"Governmental Authority"                     --            Section 4.04(a)
"Hazardous Materials"                        --            Section 4.13(f)(iii)
"HSR Act"                                    --            Section 7.04(a)
"Indemnified Liabilities"                    --            Section 7.09(a)
"Indemnified Party"                          --            Section 7.09(a)
"Indemnified Parties"                        --            Section 7.09(a)
"Information Systems"                        --            Section 4.21
"Initial Termination Date"                   --            Section 9.01(b)
"IRS"                                        --            Section 4.10(m)
"knowledge"                                  --            Section 10.11(d)
"laws"                                       --            Section 4.04(a)
"Lien"                                       --            Section 4.02(b)
"LLC"                                        --            Preamble
"Massachusetts Secretary"                    --            Section 1.02
"Merger"                                     --            Preamble
"Merger Consideration"                       --            Section 2.01(b)(ii)
"MGL"                                        --            Section 1.01
"National Grid Group"                        --            Section 5.10
"National Grid Merger Agreement"             --            Section 5.10
"NEES"                                       --            Preamble
"NEES Disclosure Letter"                     --            Section 5.03
"NEES Material Adverse Effect"               --            Section 5.01
"NEES-EUA Regulatory Approvals"              --            Section 7.04(b)
"NEES-EUA Regulatory Proceedings"            --            Section 7.04(c)
"NEES Required Consents"                     --            Section 5.04(a)
"NEES Required Statutory Approvals"          --            Section 5.04(b)
"NEES-NGG Regulatory Approvals"              --            Section 7.04(c)
"NEES-NGG Regulatory Proceedings"            --            Section 7.04(c)
"NEES-NGG Required Statutory Approvals"      --            Section 7.04
"NEES-NGG Transactions"                      --            Section 7.04
"NEES Shares"                                --            Section 5.03

"NEES Trust Agreement"                       --            Section 5.01
"NGG Circular"                               --            Section 7.02
"NRC"                                        --            Section 4.05(b)
"Options"                                    --            Section 4.02(a)
"orders"                                     --            Section 4.04(a)
"Out-of-Pocket Expenses"                     --            Section 9.03(a)
"Paying Agent"                               --            Section 2.02(a)
"PBGC"                                       --            Section 4.11(g)
"person"                                     --            Section 10.11(e)
"Per Share Amount"                           --            Section 2.01(b)(ii)
"Post Closing Plans"                         --            Section 7.05(b)
"Proxy Statement"                            --            Section 4.08(a)
"Release"                                    --            Section 4.13(f)(iv)
"Representatives"                            --            Section 10.11(f)
"SEC"                                        --            Section 4.05(a)
"Securities Act"                             --            Section 4.05(a)
"Subsidiary"                                 --            Section l0.11(g)
"Surviving Entity"                           --            Section 1.01
"Tax Ruling"                                 --            Section 4.10(j)
"Taxes"                                      --            Section 4.10
"Tax Return"                                 --            Section 4.10
"US GAAP"                                    --            Section 4.05(a)
"Yankee Companies"                           --            Section 4.16
"Y2K Consultant"                             --            Section 6.01(o)

               This AGREEMENT AND PLAN OF MERGER, dated as of February 1, 1999 (this "AGREEMENT"), is made and entered into by and among NEW ENGLAND ELECTRIC SYSTEM, a Massachusetts business trust ("NEES"), RESEARCH DRIVE LLC ("LLC"), a Massachusetts limited liability company which is directly and indirectly wholly owned by NEES, and EASTERN UTILITIES ASSOCIATES, a Massachusetts business trust ("EUA").

               WHEREAS, the Board of Directors of NEES, the Board of Trustees of EUA and the members of LLC have each determined that it is advisable and in the best interests of their respective shareholders and members to consummate, and have approved, the business combination transaction provided for herein in which LLC would merge with and into EUA, with EUA being the surviving entity (the "MERGER"), pursuant to the terms and conditions of this Agreement, as a result of which NEES will own, directly or indirectly, all of the issued and outstanding common shares of EUA (the "EUA SHARES");

               WHEREAS, NEES, LLC and EUA desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

               1.01 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in SECTION 1.02), LLC shall be merged with and into EUA in accordance with Section 2 of Chapter 182 and Section 59 of Chapter 156C of the Massachusetts General Laws ("MGL"). At the Effective Time, the separate existence of LLC shall cease and EUA shall continue as the surviving entity in the Merger. EUA, after the Effective Time, is sometimes referred to herein as the "SURVIVING ENTITY" and EUA and LLC are sometimes referred to herein as the "CONSTITUENT ENTITIES". The effect and consequences of the Merger shall be as set forth in Article II.

               1.02 EFFECTIVE TIME. Subject to the provisions of this Agreement, on the Closing Date (as defined in Article III), a certificate of merger shall be executed and filed by EUA and LLC with the Secretary of the Commonwealth of Massachusetts (the "MASSACHUSETTS SECRETARY"). The Merger shall become effective at the time of the filing of the certificate of merger relating to the Merger with the Massachusetts Secretary, or at such later time as is specified in the certificate of merger (such date and time being referred to herein as the "EFFECTIVE TIME").

         1.03 EFFECTS OF THE MERGER. At the Effective Time, the Agreement and Declaration of Trust of EUA (the "EUA TRUST AGREEMENT") as in effect immediately prior to the Effective Time shall be the agreement and declaration of trust of the Surviving Entity, until thereafter amended as provided by law and such agreement and declaration of trust. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of Section 2 of Chapter 182 of the MGL and Section 62 of the Limited Liability Company Act of Massachusetts.

                                   ARTICLE II
                              CONVERSION OF SHARES

         2.01 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) MEMBERSHIP INTERESTS OF LLC. Each one percent of the issued and outstanding membership interests in LLC shall be converted into one transferable certificate of participation or share of the Surviving Entity.

                  (b)      CONVERSION OF EUA SHARES.

                           (i)      CANCELLATION OF TREASURY SHARES AND SHARES
OWNED BY NEES AND SUBSIDIARIES. All EUA Shares that are owned by EUA as treasury shares and any EUA Shares owned by NEES or any other wholly owned Subsidiary (as defined in SECTION 10.11) of NEES shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor.

                           (ii)     CONVERSION OF EUA SHARES. Each EUA Share
 issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with SECTION 2.01(b)(i)) shall be canceled and converted in accordance with the provisions of this SECTION 2.01 into the right to receive cash in the amount (the "PER SHARE AMOUNT") of $31.00 as such amount may hereafter be adjusted in accordance with SECTION 2.01(c) hereof (the "MERGER CONSIDERATION"), payable, without interest, to the holder of such EUA Share, upon surrender, in the manner provided in SECTION 2.02 hereof, of the certificate formerly evidencing such share.

                  (c) ADJUSTMENT IN AMOUNT OF MERGER CONSIDERATION. In the event that the Closing Date shall not have occurred on or prior to the date that is the six (6) month anniversary of the date on which EUA Shareholders' Approval is obtained (the "ADJUSTMENT DATE"), the Per Share Amount shall be increased, for each day after the Adjustment Date up to and including the day which is one day prior to the earlier of the Closing Date and the Extended Termination Date, by an amount equal to $0.003

         2.02 SURRENDER OF SHARES. (a) DEPOSIT WITH PAYING AGENT. Prior to the Effective Time, NEES shall designate a bank or trust company reasonably acceptable to EUA to act as agent (the "PAYING AGENT") for the benefit of the holders of EUA Shares in connection with the Merger to receive the funds to which holders of EUA Shares shall become entitled pursuant to SECTION 2.01(b)(ii) (the "EXCHANGE FUND"). From time to time at, immediately prior to or after the Effective Time, NEES or LLC shall make or cause to be made available to the Paying Agent immediately available funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of Certificates (as defined in SECTION 2.02(b)) in accordance with SECTION 2.02(b), it being understood that any and all interest or other income earned on funds made available to the Paying Agent pursuant to this SECTION 2.02(a) shall belong to and shall be paid (at the time provided for in SECTION 2.02(e)) as directed by NEES or LLC. Any such funds deposited with the Paying Agent by NEES shall be invested by the Paying Agent as directed by NEES or LLC.

                  (b) EXCHANGE PROCEDURE. As soon as practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding EUA Shares (the "CANCELED SHARES") that were canceled and became instead the right to receive the Merger Consideration pursuant to SECTION 2.01(b)(ii): (i) a letter of transmittal in such form as NEES and EUA may reasonably agree (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate or Certificates to the Paying Agent for cancellation (or to such other agent or agents as may be appointed by NEES and are reasonably acceptable to EUA), together with a duly executed letter of transmittal and such other documents as the Paying Agent shall require, the holder of such Certificate shall be entitled to receive the Merger Consideration in exchange for each EUA Share formerly evidenced by such Certificate which such holder has the right to receive pursuant to SECTION 2.01(b)(ii). In the event of a transfer of ownership of Canceled Shares which is not registered in the transfer records of EUA, the Merger Consideration in respect of such Canceled Shares may be given to the transferred thereof if the Certificate or Certificates representing such Canceled Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. At any time after the Effective Time, each Certificate shall be deemed to represent only the right to receive the Merger Consideration subject to and upon the surrender of such Certificate as contemplated by this
SECTION 2.02. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to
SECTION 2.01(b)(ii).

                  (c) NO FURTHER OWNERSHIP RIGHTS IN EUA SHARES. The Merger Consideration paid upon the surrender of Certificates in accordance with the terms of SECTION 2.01(b)(ii) shall be deemed to have been paid at the Effective Time in full satisfaction of all fights pertaining to EUA Shares represented thereby. From and after the Effective Time, the share transfer books of EUA shall be closed and there shall be no further registration of transfers thereon of EUA Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time,

Certificates are presented to NEES for any reason, they shall be canceled and exchanged as provided in this SECTION 2.02.

                  (d) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any owner of any Certificate shall claim that such Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such Certificate and delivery of that affidavit to the Paying Agent and, if required by NEES or LLC, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against NEES, EUA or the Surviving Entity with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable upon due surrender of, and deliverable pursuant to this
SECTION 2.02 in respect of, EUA Shares to which such Certificate relates.

                  (e) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the shareholders of EUA for one (1) year after the Effective Time shall be delivered to the Surviving Entity, upon demand, and any Shareholders of EUA who have not theretofore complied with this
ARTICLE II shall thereafter look only to the Surviving Entity (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for the Merger Consideration payable upon due surrender of the Certificates held by them. None of NEES, LLC or the Surviving Entity shall be liable to any former holder of EUA Shares for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.03 WITHHOLDING RIGHTS. Each of the Surviving Entity and NEES shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of EUA Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any other provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Entity or NEES , as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of EUA Shares in respect of which such deduction and withholding was made by the Surviving Entity or NEES, as the case may be.

                                  ARTICLE III
                                  THE CLOSING

         The closing of the Merger and other transactions contemplated hereby (the "CLOSING") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., local time, on the second business day following satisfaction or waiver (where applicable) of the conditions set forth in ARTICLE VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), unless another date, time or place is agreed to in writing by the parties hereto (the "CLOSING DATE").

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF EUA

         EUA represents and warrants to NEES and LLC as follows:

         4.01 ORGANIZATION AND QUALIFICATION. (a) EUA is a voluntary association duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged. Each of EUA's Subsidiaries is a corporation duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and ha s full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except where failure to be so organized or incorporated, existing and in good standing or to have such power and authority, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect. As used in this Agreement, the term "EUA MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects of EUA and its Subsidiaries taken as a whole. Each of EUA and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where failure to be so qualified, licensed or admitted and in good standing, individually o r in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect. SECTION
4.01 of the letter dated the date hereof and delivered to NEES and LLC by EUA concurrently with the execution and delivery of this Agreement (the "EUA DISCLOSURE LETTER") sets forth (i) the name and jurisdiction of incorporation or organization of each Subsidiary of EUA, (ii) such Subsidiary's authorized capital stock, (iii) the number of issued and outstanding shares of capital stock of such Subsidiary and (iv) the number of shares of such Subsidiary held of record by EUA. EUA has previously delivered to NEES correct and complete copies of the EUA Trust Agreement and the certificate or articles of organization or incorporation and bylaws (or other comparable charter documents) of its Subsidiaries.

                  (b) SECTION 4.01 of the EUA Disclosure Letter sets forth a description as of the date hereof, of all EUA Associates, including (i) the name of each such entity and EUA's interest therein and (ii) a brief description of the principal line or lines of business conducted by each such entity. For purposes of this Agreement "EUA ASSOCIATES" shall mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of EUA in which EUA and/or one or more of its Subsidiaries, directly or indirectly, owns an equity interest (other than short-term investments in the ordinary course of business) if such corporation or other entity (including partnerships and other business associations) contributes five percent or more of EUA's consolidated revenues, assets, income or costs.

         4.02 CAPITAL STOCK. (a) The authorized equity securities of EUA consists of 36,000,000 EUA Shares, of which 20,435,997 shares were issued and outstanding as of the close of business on January 29, 1999. As of the close of business on January 29, 1999, no EUA Shares were held in the treasury of EUA. Since such date there has been no change in the sum of the issued and outstanding EUA Shares. All of the issued and outstanding EUA Shares are duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as described in SECTION 4.02 of the EUA Disclosure Letter, on the date hereof there are no outstanding subscriptions, options, warrants, rights (including share appreciation fights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "OPTIONS"), obligating EUA or any of its Subsidiaries to issue or sell any shares of equity securities of EUA or to grant, extend or enter into any Option with respect thereto. The EUA Disclosure Letter sets forth all capital stock authorized, issued and outstanding at subsidiary levels as of the close of business on January 29, 1999.

                  (b) Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or SECTION 4.02 of the EUA Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of EUA are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by EUA or a Subsidiary, which is wholly owned, directly or indirectly, by EUA, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "LIEN"). Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or SECTION 4.02 of the EUA Disclosure Letter, there are no (i) outstanding Options obligating EUA or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of EUA or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than EUA or a Subsidiary which is wholly owned, directly or indirectly, by EUA with respect to the voting of, or the right to participate in, dividends or other earnings on any capital stock of any Subsidiary of EUA.

                  (c) Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or SECTION 4.02 of the EUA Disclosure Letter, there are no outstanding contractual obligations of EUA or any Subsidiary of EUA to repurchase, redeem or otherwise acquire any EUA Shares or any capital stock of any Subsidiary of EUA or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of EUA or any other person.

                  (d) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of EUA or any Subsidiary of EUA having the right to vote (or which are convertible into or exercisable for securities having the right to vote) (together "EUA VOTING DEBT") on any matters on which Shareholders may vote are issued or outstanding nor are there any outstanding Options obligating EUA or any of its Subsidiaries to issue or sell any EUA Voting Debt or to grant, extend or enter into any Option with respect thereto.

         4.03 AUTHORITY. EUA has full power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining EUA Shareholders' Approval (as defined in SECTION 7.03(b)) and EUA Required Statutory Approvals (as defined in SECTION 4.04(b)), to consummate the Merger and other transactions contemplated hereby. The execution, delivery and performance of this Agreement by EUA and the consummation by EUA of the Merger and other transactions contemplated hereby have been duly authorized by all necessary action on the part of EUA, subject to obtaining EUA Shareholders' Approval with respect to the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EUA and constitutes a legal, valid and binding obligation of EUA enforceable against EUA in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.04 NON-CONTRAVENTION; APPROVALS AND CONSENTS. (a) The execution and delivery of this Agreement by EUA do not, and the performance by EUA of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of EUA or any of its Subsidiaries or any of the terms, conditions or provisions of (i) the EUA Trust Agreement or the certificates or articles of incorporation or organization or bylaws (or other comparable charter documents) of EUA's Subsidiaries, or (ii) subject to the obtaining of EUA Shareholders' Approval, EUA Required Consents, EUA Required Statutory Approvals and the taking of any other actions described in this SECTION 4.04, (x) any statute, law, rule, regulation or ordinance (together, "LAWS"), or any judgment, decree, order, writ, permit or license (together, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL AUTHORITY") applicable to EUA or any of its Subsidiaries or any of their respective assets or properties, or (y) subject to obtaining the third-party consents set forth in SECTION 4.04 of the EUA Disclosure Letter (the "EUA REQUIRED CONSENTS"), any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "CONTRACTS") to which EUA or any of its Subsidiaries is a party or by which EUA or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) such conflicts, violations, breaches, defaults, payments or reimbursements, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

                  (b) No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by EUA or the consummation by EUA of the Merger and other transactions contemplated hereby except as described in SECTION 4.04 of the EUA Disclosure Letter or the failure of which to obtain could not reasonably be expected to result in an EUA Material Adverse Effect (the "EUA REQUIRED STATUTORY APPROVALS," it being understood that references in this Agreement to "obtaining" such EUA Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

         4.05 SEC REPORTS, FINANCIAL STATEMENTS AND UTILITY REPORTS. (a) EUA delivered to NEES prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by EUA or any of its Subsidiaries with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT") since December 31, 1995 (as such documents have since the time of their filing been amended or supplemented, the "EUA SEC REPORTS"), which are all the documents (other than preliminary materials) that EUA and its Subsidiaries were required to file with the SEC under the Securities Act and the Exchange Act since such date. As of their respective dates, EUA SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in EUA SEC Reports (the "EUA FINANCIAL STATEMENTS") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles ("US GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to EUA and its Subsidiaries taken as a whole)) the consolidated financial position of EUA and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 4.05 of the EUA Disclosure Letter, each Subsidiary of EUA is treated as a consolidated subsidiary of EUA in EUA Financial Statements for all periods covered thereby.

                  (b) All filings (other than immaterial filings) required to be made by EUA or any of its Subsidiaries since December 31, 1995, under the Public Utility Holding Company Act of 1935 (the "1935 ACT"), the Federal Power Act, the Atomic Energy Act of 1954, the Communications Act of 1934, and applicable state laws and regulations, have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), the Department of Energy (the "DOE"), the Nuclear Regulatory Commission (the "NRC"), the Federal Communications Commission (the "FCC") or any appropriate state public utility commissions (including, without limitation, to the extent required, the state public utility regulatory agencies of Massachusetts, Rhode Island, New Hampshire, Maine, Vermont and Connecticut as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute s and the rules and regulations thereunder.

         4.06     ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
SECTION 4.06 of the EUA Disclosure Letter or as disclosed in EUA SEC Reports filed prior to the date of this Agreement since December 31, 1997, EUA and each of EUA's Subsidiaries have conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which, individually or in the aggregate, has or could reasonably be expected to have an EUA Material Adverse Effect.

         4.07 LEGAL PROCEEDINGS. Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or in SECTION 4.07 of the EUA Disclosure Letter and except for environmental matters which are governed by
SECTION 4.13, (i) there are no actions, claims, hearings, suits, arbitrations or proceedings pending or, to the knowledge of EUA or any of its Subsidiaries, threatened against, specifically relating to or affecting, and, to the knowledge of EUA or any of its Subsidiaries, there are no Governmental Authority investigations or audits pending or threatened against, specifically relating to or affecting, EUA or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could reasonably be expected to have an EUA Material Adverse Effect and (ii) neither EUA nor any of its Subsidiaries is subject to any order of any Governmental Authority which, individually or in the aggregate, could reasonably be expected to have an EUA Material Adverse Effect.

         4.08 INFORMATION SUPPLIED. (a) The proxy statement relating to EUA Shareholders' Meeting, as amended or supplemented from time to time (as so amended and supplemented, the "PROXY STATEMENT"), and any other documents to be filed by EUA with the SEC (including, without limitation, under the 1935 Act) or any other Governmental Authority in connection with the Merger and other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the 1935 Act, as applicable, and will not, on the date of their respective filings or, in the case of the Proxy Statement, at the date it is mailed to Shareholders of EUA and at the time of EUA Shareholders' Meeting (as defined in SECTION 7.03), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b)      Notwithstanding the foregoing provisions of this
SECTION 4.08, no representation or warranty is made by EUA with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by NEES or LLC for inclusion or incorporation by reference therein.

         4.09 COMPLIANCE. Except as set forth in SECTION 4.09 of the EUA Disclosure Letter, or as disclosed in EUA SEC Reports filed prior to the date hereof, neither EUA nor any of EUA's Subsidiaries is in violation of, is, to the knowledge of EUA, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect. Except as set forth in SECTION 4.09 of the EUA Disclosure Letter or as disclosed in EUA SEC Reports filed prior to the date hereof, EUA and EUA's Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except for such failures which could not reasonably be expected to have an EUA Material Adverse Effect. Neither EUA nor any of EUA's Subsidiaries is in breach or violation of, or in default in the performance or observance of any term or provision of, (i) the EUA Trust Agreement, in the case of EUA, or articles of incorporation or organization or by-laws, in the case of EUA's Subsidiaries, or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which EUA or any Subsidiary of EUA is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

         4.10 TAXES. Except as disclosed in SECTION 4.10 of the EUA Disclosure Letter:

                  (a) FILING OF TIMELY TAX RETURNS. EUA and each of its Subsidiaries have timely filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct;

                  (b) PAYMENT OF TAXES. EUA and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken;

                  (c) TAX RESERVES. EUA and its Subsidiaries have established (and until the Closing Date will maintain) on their books and records adequate reserves for all Taxes and for any liability for deferred income taxes in accordance with GAAP;

                  (d) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither EUA nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

                  (e) WAIVERS OF STATUTE OF LIMITATIONS. Neither EUA nor any of its Subsidiaries has in effect any extension, outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns;

                  (f) EXPIRATION OF STATUTE OF LIMITATIONS. The Tax Returns of EUA, each of its Subsidiaries and any affiliated, consolidated, combined or unitary group that includes EUA or any of its Subsidiaries either have been examined and settled with the appropriate Tax authority or closed by virtue of the expiration of the applicable statute of limitations for all years through and including 1993;

                  (g) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending or threatened with regard to any Taxes or Tax Returns of EUA or any of its Subsidiaries (other than those being contested in good faith and for which adequate reserves have been established) and no issues have been raised in writing by any Tax authority in connection with any Tax or Tax Return;

                  (h) TAX LIENS. There are no Tax liens upon any asset of EUA or any of its Subsidiaries except liens for Taxes not yet due.

                  (i) POWERS OF ATTORNEY. No power of attorney currently in force has been granted by EUA or any of its Subsidiaries concerning any Tax matter;

                  (j) TAX RULINGS. Neither EUA nor any of its Subsidiaries has, during the five year period prior to the date of this Agreement, received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority. "TAX RULING", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes;

                  (k) AVAILABILITY OF TAX RETURNS. EUA and its Subsidiaries have made available to NEES complete and accurate copies, covering all years ending on or after December 31, 1993, of (i) all Tax Returns, and any amendments thereto, filed by EUA or any of its Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by EUA or any of its Subsidiaries and (iii) any Closing Agreements entered into by EUA or any of its Subsidiaries with any taxing authority.

                  (1) TAX SHARING AGREEMENTS. No agreements relating to the allocation or sharing of Taxes exist between or among EUA and any of its Subsidiaries and neither EUA nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was EUA) or (ii) has any liability for Taxes of any Person (other than EUA or its Subsidiaries) under United States Treasury Regulation Section 1.1502-6 (or any provision of state, local), or foreign law, as a transferee or successor, by contract or otherwise;

                  (m) CODE SECTION 481 ADJUSTMENTS. Neither EUA nor any of its Subsidiaries is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by EUA or any of its Subsidiaries, and, the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method;

                  (n) CODE SECTIONS 6661 AND 6662. All transactions that could give rise to an understatement of federal income tax, and within the meaning of Code Section 6662 have been adequately disclosed (or, with respect to Tax Returns filed following the Closing, will be adequately disclosed) on the Tax Returns of EUA and its Subsidiaries in accordance with Code Section 6662(d)(2)(B);

                  (o) INTERCOMPANY TRANSACTIONS. Neither EUA nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations ss. 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date; and

                  (p) FOREIGN TAX RETURNS. Neither EUA nor any of its Subsidiaries is required to file a foreign tax return.

         "TAXES" as used in this Agreement, shall mean any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, premiums, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, stamp, custom duties, severance or withholding taxes, other taxes or similar charges of any kind whatsoever imposed by any governmental entity, whether imposed directly on a Person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise and includes any interest and penalties on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return. "TAX RETURN" as used in this Agreement, shall mean a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined, unitary or consolidated returns for any group of entities.

         4.11 EMPLOYEE BENEFIT PLANS; ERISA. (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, share option or other written agreement relating to employment or fringe benefits for employees, former employees, officers, trustees or directors of EUA or any of its Subsidiaries effective as of the date hereof or providing benefits as of the date hereof to current employees, former employees, officers, trustees or directors of EUA or pursuant to which EUA or any of its subsidiaries has or could reasonably be expected to have any liability (collectively, the "EUA EMPLOYEE BENEFIT PLANS") is listed in
SECTION 4.11(a) of the EUA Disclosure Letter, is in material compliance with applicable law, and has been administered and operated in all material respects in accordance with its terms. Each EUA Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to such qualification and, to the knowledge of EUA, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of, or have any adverse effect on, any such determination.

                  (b) Complete and correct copies of the following documents have been made available to NEES as of the date of this Agreement: (i) all EUA Employee Benefit Plans and any related trust agreements or insurance contracts, (ii) the most current summary descriptions of each EUA Employee Benefit Plan subject to ERISA, (iii) the three most recent Form 5500s and Schedules thereto for each EUA Employee Benefit Plan subject to such reporting,
(iv) the most recent determination of the IRS with respect to the qualified status of each EUA Employee Benefit Plan that is intended to qualify under
Section 401(a) of the Code, (v) the most recent accountings with respect to each EUA Employee Benefit Plan funded through a trust and (vi) the most recent actuarial report of the qualified actuary of each EUA Employee Benefit Plan with respect to which actuarial valuations are conducted.

                  (c) Except as set forth in SECTION 4.11(c) of the EUA Disclosure Letter, neither EUA nor any Subsidiary maintains or is obligated to provide benefits under any EUA Employee Benefit Plan (other than as an incidental benefit under a Plan qualified under Section 401(a) of the Code) which provides health or welfare benefits to retirees or other terminated employees other than benefit continuations as required pursuant to Section 601 of ERISA. Each EUA Employee Benefit Plan subject to the requirements of Section 601 of ERISA has been operated in material compliance therewith. EUA has not contributed to a nonconforming group health plan (as defined in Code Section 5000(c)) and no person under common control with EUA within the meaning of
Section 414 of the Code ("ERISA AFFILIATE") has incurred a tax liability under Code Section 5000(a) that is or could reasonably be expected to be a liability of EUA's.

                  (d) Except as set forth in SECTION 4.11(d) of the EUA Disclosure Letter, each EUA Employee Benefit Plan covers only employees who are employed by EUA or a Subsidiary (or former employees or beneficiaries with respect to service with EUA or a Subsidiary).

                  (e) Except as set forth in SECTION 4.11(e) of the EUA Disclosure Letter, neither EUA, any Subsidiary, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has, within the five-year period preceding the date of this Agreement, at any time contributed to any "multiemployer plan," as that term is defined in Section 4001 of ERISA.

                  (f) No event has occurred, and there exists no condition or set of circumstances in connection with any EUA Employee Benefit Plan, under which EUA or any Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could be subject to any liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code except for instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

                  (g) Neither EUA nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise that has not been satisfied in full and no event or condition exists or has existed which could reasonably be expected to result in any such material liability. As of the date of this Agreement, no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any EUA Employee Benefit Plan that is a defined benefit plan under Section 3(35) of ERISA.

                  (h) Except as set forth in SECTION 4.1 l(h) of the EUA Disclosure Letter, no employer securities, employer real property or other employer property is included in the assets of any EUA Employee Benefit Plan.

                  (i) Full payment has been made of all material amounts which EUA or any affiliate thereof was required under the terms of EUA Employee Benefit Plans to have paid as contributions to such plans on or prior to the Effective Time (excluding any amounts not yet due) and no EUA Employee Benefit Plan which is subject to Part III of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived.

                  (j) Except as set forth in SECTION 4.1 l(i) of the EUA Disclosure Letter, no amounts payable under any EUA Employee Benefit Plan or other agreement, contract, or arrangement will fail to be deductible for federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code.

         4.12     LABOR MATTERS. As of the date hereof, except as set forth in
SECTION 4.12 of the EUA Disclosure Letter, neither EUA nor any of its Subsidiaries is a party to any material collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of EUA, as of the date hereof, there is no current union representation question involving employees of EUA or any of its Subsidiaries, nor does EUA know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth in SECTION
4.12 of the EUA Disclosure Letter, (i) there is no unfair labor practice, employment discrimination or other employment-related complaint or proceeding against EUA or any of its Subsidiaries pending or, to the knowledge of EUA, threatened, which has or could reasonably be expected to have an EUA Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to t he knowledge of EUA, threatened, against or involving EUA or any of its Subsidiaries which has or could reasonably be expected to have, an EUA Material Adverse Effect and (iii) there is no proceeding, claim, suit, or action pending or, to the knowledge of EUA or any of its Subsidiaries, threatened, nor, to the knowledge of EUA or any of its Subsidiaries is there any Governmental Authority investigation pending or threatened, in respect of which any trustee, director, officer, employee or agent of EUA or any of its Subsidiaries is or may be entitled to claim indemnification from EUA or any of its Subsidiaries pursuant to the EUA Trust Agreement, in the case of EUA, and their respective articles of incorporation and by-laws, in the case of EUA's Subsidiaries, or as provided in the indemnification agreements listed in SECTION 4.12 of the EUA Disclosure Letter. Except as set forth in SECTION 4.12 of the EUA Disclosure Letter, EUA and its Subsidiaries are in compliance with all federal, state and local laws with respect to employment practices and labor relations, including, without limitation, any provisions relating to affirmative action, employment discrimination, wages, hours, collective bargaining, and t he payment of social security and similar taxes, safety and health regulations and mass layoffs and plant closings except for such instances of noncompliance which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

         4.13 ENVIRONMENTAL MATTERS. Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or in SECTION 4.13 of the EUA Disclosure Letter:

                  (a)      (i)      Each of EUA and its Subsidiaries is in
compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be in compliance, in the aggregate could not reasonably be expected to result in an EUA Material Adverse Effect; and

                           (ii)     Neither EUA nor any of its Subsidiaries has
received any written communication from any person or Governmental Authority that alleges that EUA or any of its Subsidiaries is not in such compliance (including the materiality qualifier set forth in clause (i) above) with applicable Environmental Laws.

                  (b) Each of EUA and its Subsidiaries has obtained all environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and agency approval is expected in the ordinary course of business, and EUA and its Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure have such Environmental Permits, file a renewal application for such Environmental Permits, or to be in compliance with such Environmental Permits, in the aggregate could not reasonably be expected to result in an EUA Material Adverse Effect.

                  (c) There is no Environmental Claim (as hereinafter defined) that could, individually or in the aggregate, reasonably be expected to have an EUA Material Adverse Effect pending (i) against EUA or any of its Subsidiaries; (ii) against any person or entity whose liability for any Environmental Claim EUA or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law; or (iii) against any real or personal property or operations which EUA or any of its Subsidiaries owns, leases or manages, in whole or in part.

                  (d) To the knowledge of EUA there have not been any material Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any material Environmental Claim against EUA or any of its Subsidiaries, or against any person or entity whose liability for any material Environmental Claim EUA or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for any Environmental Claim that, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

                  (e) To the knowledge of EUA with respect to any predecessor of EUA or any of its Subsidiaries, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that could reasonably be expected to form the basis of any material Environmental Claim except for any Environmental Claim that, individually or in the aggregate, could not be reasonably be expected to have an EUA Material Adverse Effect.

                  (f)      As used in this SECTION 4.13:

                           (i)      "ENVIRONMENTAL CLAIM" means any and all
written administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices or noncompliance, liability or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigator costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

                           (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by EUA or any of its Subsidiaries; or

                           (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or

                           (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials;

                           (ii)     "ENVIRONMENTAL LAWS" means all federal,
state and local laws, rules and regulations and binding interpretation thereof, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous

Materials, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                           (iii)    "HAZARDOUS MATERIALS" means (A) any
petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "HAZARDOUS SUBSTANCES", "HAZARDOUS WASTES", "HAZARDOUS MATERIALS", "EXTREMELY HAZARDOUS WASTES", "RESTRICTED HAZARDOUS WASTES", "TOXIC SUBSTANCES", "TOXIC POLLUTANTS", or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which EUA or any of its Subsidiaries (x) operates or (y) stores, treats or disposes of Hazardous Materials; and

                           (iv)     "RELEASE" means any release, spill,
emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         4.14 REGULATION AS A UTILITY. (a) EUA is a public utility holding company registered under Section 5, and subject to the provisions, of the 1935 Act. SECTION 4.14 of the EUA Disclosure Letter lists the subsidiaries of EUA that are "PUBLIC UTILITY COMPANIES" within the meaning of Section 2(a)(5) of the 1935 Act and lists the jurisdictions where each such Subsidiary is subject to regulation as a public utility company or public service company. Except as set forth above and as set forth in SECTION 4.1 4 of the EUA Disclosure Letter, neither EUA nor any "SUBSIDIARY COMPANY" or "AFFILIATE" of EUA is subject to regulation as a public utility or public service company (or similar designation) by the federal government of the United States, any state in the United States or any political subdivision thereof, or any foreign country.

                  (b) As used in this SECTION 4.14, the terms "SUBSIDIARY COMPANY" and "AFFILIATE" shall have the respective meanings ascribed to them in
SECTION 2(a)(8) and SECTION 2(a)(11), respectively, of the 1935 Act.

         4.15 INSURANCE. Except as set forth in SECTION 4.15 of the EUA Disclosure Letter, each of EUA and its Subsidiaries is, and has been continuously since January 1, 1994, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies in the United States conducting the business conducted by EUA and its Subsidiaries during such time period. Except as set forth in SECTION 4.15 of the EUA Disclosure Letter, neither EUA nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of EUA or any of its Subsidiaries. The insurance policies of EUA and each of its Subsidiaries are valid and enforceable policies.

         4.16 NUCLEAR FACILITIES. Montaup Electric Company, a Subsidiary of EUA, is a minority common stockholder of each of Connecticut Yankee Atomic Power Company, Maine Yankee Atomic Power Company, Vermont Yankee Nuclear Power Corporation and Yankee Atomic Electric Company (the "YANKEE COMPANIES") and a minority joint owner in Millstone 3 and Seabrook 1 (collectively, as described in SECTION 4.16 of the EUA Disclosure Letter, the "EUA NUCLEAR FACILITIES"). With respect to its ownership of Millstone 3 and Seabrook 1, Montaup Electric Company holds the required operating licenses from the NRC. With respect to the Yankee Companies, each Yankee Company holds its own operating license from the NRC. Because it is a minority stockholder or a minority joint owner, Montaup Electric Company does not have responsibility for the operation of EUA Nuclear Facilities. Except as set forth in SECTION 4.16 of the EUA Disclosure Letter or as disclosed in EUA SEC Reports filed prior to the date hereof, to the knowledge of EUA , neither EUA nor any of its Subsidiaries is in violation of any applicable health, safety, regulatory and other legal requirement, including NRC laws and regulations and Environmental Laws, applicable to EUA Nuclear Facilities except for such failure to comply as could not reasonably be expected to have a material adverse effect with respect to EUA Nuclear Facilities and the ownership interest of EUA therein. To the knowledge of EUA, each of EUA Nuclear Facilities maintains emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and insurance coverages consistent with industry practice. EUA has funded, or has caused the funding of, its portion of the decommissioning cost of each of the EUA Nuclear Facilities and the storage of spent nuclear fuel consistent with the most recently approved plan for each of the EUA Nuclear Facilities and FERC authorized rates. Except as set forth in SECTION 4.16 of the EUA Disclosure Letter, to the knowledge of EUA, no EUA Nuclear Facility is as of the date of this Agreement on the List of Nuclear Power Plants Warranting Increased Regulatory Attention maintained by the NRC.

         4.17 VOTE REQUIRED. The affirmative vote of two-thirds of the outstanding EUA Shares voting as a single class (with each EUA Share having one vote per share) with respect to the approval of the Merger and other transactions contemplated hereby is the only vote of the holders of any class or series of equity securities of EUA or its Subsidiaries required to approve this Agreement and approve the Merger and other transactions contemplated hereby.

         4.18 OPINION OF FINANCIAL ADVISOR. EUA has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of EUA Shares. A tree and complete copy of the written opinion will be delivered to NEES promptly after receipt thereof by EUA.

         4.19 OWNERSHIP OF NEES COMMON SHARES. Neither EUA nor any of its Subsidiaries or other affiliates beneficially owns any NEES Common Shares.

         4.20 STATE ANTI-TAKEOVER STATUTES. EUA has taken all necessary actions so that the provisions of Chapters 110C, 110D or 110F of the MGL will not apply to this Agreement, the Merger or other transactions contemplated hereby or thereby.

         4.21 YEAR 2000. The Information Systems operated by EUA and its Subsidiaries which is used in the conduct of their business is capable of providing or being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such Information Systems record, store, process and present such calendar dates falling on or before December 31, 1999 other than such interruptions in millennium functionality that could not, individually or in the aggregate, reasonably be expected to result in a EUA Material Adverse Effect. EUA reasonably believes as of the date hereof that the remaining cost of adaptations referred to in the foregoing sentence will not exceed the amounts reflected in the Form 10-Q filed by EUA for the quarter ended September 30, 1998 (excluding the fees and costs of any Y2K Consultant retained pursuant to Section 6.01(o) hereof and of the implementation of any recommendations by such Y2K Consultant actually made by EUA that are not already part of EUA's compliance plan as of the date hereof). "INFORMATION SYSTEMS" means mainframe and midrange hardware, operating system software and applications programs; network and desktop (PC) hardware, operating system software and applications programs; EDI (Electronic Date Interchange) and FTP (File Transfer Protocol) software; and embedded systems hardware and applications software.

         4.22 EUA ASSOCIATES. The representations and warranties set forth in SECTIONS 4.04(a), 4.06, 4.07, 4.09, 4.12 and 4.13 are true and correct in all material respects with regard to EUA Associates.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF NEES

         NEES represents and warrants to EUA as follows:

         5.01 ORGANIZATION AND QUALIFICATION. NEES is a voluntary association duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority and legal fight to own its property and assets and to transact the business in which it is engaged. Each of the NEES Subsidiaries is a corporation duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except where failure to be so organized or incorporated, existing and in good standing or to have such power and authority, individually or in the aggregate, could not reasonably be expected to have a NEES Material Adverse Effect. As used in this Agreement, the term "NEES MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects of NEES and its Subsidiaries taken as a whole. LLC is a limited liability company validly existing under the laws of the Commonwealth of Massachusetts. LLC was formed solely for the purpose of engaging in the Merger and other transactions contemplated hereby, has engaged in no other business activities (other than in connection with the formation and capitalization of LLC pursuant to or in accordance with the

LLC Agreement (as defined below)) and has conducted its operations only as contemplated hereby and by the LLC Agreement. Each of NEES and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and
 .properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where failure to be so qualified, licensed or admitted and in good standing, individually or in the aggregate, could not reasonably be expected to have a NEES Material Adverse Effect. NEES has previously delivered to EUA correct and complete copies of its Agreement and Declaration of Trust (the "NEES TRUST AGREEMENT") and the articles of association of LLC.

         5.02 AUTHORITY. Each of NEES and LLC has full power and authority to enter into this Agreement, and to perform its obligations hereunder, and to consummate the Merger and other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of NEES and LLC and the consummation by each of NEES and LLC of the Merger and other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NEES and all necessary action on the part of LLC. This Agreement has been duly and validly executed and delivered by each of NEES and LLC and constitutes a legal, valid and binding obligation of each of NEES and LLC enforceable against each of NEES and LLC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.03 CAPITAL STOCK. The authorized equity securities of NEES consists of 150,000,000 common shares of NEES (the "NEES SHARES"), of which 59,170,986 shares were issued and outstanding as of the close of business on January 29, 1999. As of the close of business on January 29, 1999, 5,798,666 NEES Shares were held in the treasury of NEES. All of the issued and outstanding NEES Shares are duly authorized, validly issued, fully paid and nonassessable. Except as may be provided by the New England Electric System Companies' Incentive Share Plan, the New England Electric System Companies Incentive Thrift Plan I, the New England Electric System Companies Incentive Thrift Plan II, the New England Electric Companies LongTerm Performance Share Award Plan, and the New England Electric System Directors' annual retainer shares, and except as set forth in SECTION 5.03 of the letter dated the date hereof and delivered to EUA by NEES and LLC concurrently with the execution and delivery of this Agreement (the "NEES DISCLOSURE LETTER"), on the date hereof there are no outstanding Options obligating NEES or any of its Subsidiaries to issue or sell any shares of equity securities of NEES or to grant, extend or enter into any Option with respect thereto.

         5.04 NON-CONTRAVENTION; APPROVALS AND CONSENTS. (a) The execution and delivery of this Agreement by each of NEES and LLC do not, and the performance by each of NEES and LLC of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of NEES, or LLC under, any of the terms, conditions or provisions of (i) the NEES Agreement and Declaration of Trust or the articles of organization of LLC,
(ii) subject to the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental Authority applicable to NEES or LLC or any of their respective assets or properties, or (y) subject to obtaining the third-party consents (the "NEES REQUIRED CONSENTS") set forth in SECTION 5.04 of the NEES Disclosure Letter any Contracts to which NEES is a party or by which NEES or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a NEES Material Adverse Effect.

                  (b) No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by NEES or LLC or the consummation by NEES or LLC of the Merger and other transactions contemplated hereby except as described in SECTION 5.04 of the NEES Disclosure Letter or the failure of which to obtain could not reasonably be expected to result in a NEES Material Adverse Effect (the "NEES REQUIRED STATUTORY APPROVALS," it being understood that references in this Agreement to "obtaining" such NEES Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

         5.05 INFORMATION SUPPLIED. (a) The information supplied by NEES or LLC and included in the Proxy Statement with the written consent of NEES or LLC, as the case may be, will not, at the date mailed to EUA's Shareholders or at the time of EUA Shareholder's Meeting, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading

                  (b)      Notwithstanding the foregoing provisions of this
SECTION 5.05, no representation or warranty is made by NEES with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by EUA for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to this SECTION 5.05.

         5.06 COMPLIANCE. Except as set forth in SECTION 5.06 of the NEES Disclosure Letter, or as disclosed in the NEES Reports filed prior to the date hereof, NEES is not in violation of, is, to the knowledge of NEES, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which, individually or in the aggregate, could not reasonably be expected to have a NEES Material



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

Adverse Effect. Except as set forth in SECTION 5.06 of the NEES Disclosure Letter or as disclosed in the NEES Reports filed prior to the date hereof, NEES and its Subsidiaries have all material permits, licenses and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of NEES. NEES is not in breach or violation of, or in default in the performance or observance of, any term or provision of , and no event has occurred which, with lapse of time or action by a third party, could result in a default by NEES under (i) the NEES Agreement and Declaration of Trust or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which NEES is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a NEES Material Adverse Effect.

         5.07 FINANCING. NEES has or will have available, prior to the Effective Time, sufficient cash in immediately available funds to pay or to cause LLC to pay the Merger Consideration pursuant to Article II hereof and to consummate the Merger and other transactions contemplated hereby.

         5.08 NO VOTE REQUIRED. No vote of the NEES Shares or of any class or series of equity securities of NEES or its Subsidiaries is necessary for the approval of the Merger and other transactions contemplated hereby.

         5.09 OWNERSHIP OF EUA SHARES. Neither NEES nor any of its Subsidiaries or other affiliates beneficially owns any EUA Shares.

         5.10 MERGER WITH THE NATIONAL GRID GROUP PLC. NEES has entered into an Agreement and Plan of Merger dated as of December 11, 1998 by and among The National Grid Group plc ("NATIONAL GRID GROUP"), NGG Holdings LLC (formerly known as Iosta LLC) and NEES (the "NATIONAL GRID MERGER AGREEMENT"). Pursuant to
Section 6.01 of the National Grid Merger Agreement, NEES has provided a copy of this Agreement to National Grid Group, and National Grid Group has given NEES its written consent to enter into this Agreement and consummate the Merger on the terms set forth in this Agreement. Prior to the execution of this Agreement, NEES has provided EUA with a copy of such written consent.

                                   ARTICLE VI
                                   COVENANTS

         6.01 COVENANTS OF EUA. At all times from and after the date hereof until the Effective Time, EUA covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as set forth in Section 6.01 of the EUA Disclosure Letter, or to the extent that NEES shall otherwise previously consent in writing):

                  (a) ORDINARY COURSE. EUA and each of its Subsidiaries shall conduct their businesses only in, and EUA and each of its Subsidiaries shall not take any action except in, the ordinary course consistent with good utility practice. Without limiting the generality of the foregoing, EUA and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to maintain in effect all existing permits, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws and orders of all Govern mental Authorities applicable to them.

                  (b) CHARTER DOCUMENTS. EUA shall not, nor shall it permit any of its Subsidiaries to, amend or propose to amend the EUA Trust Agreement, in the case of EUA, and its certificate or articles of incorporation or organization or bylaws (or other comparable charter documents), in the case of EUA's Subsidiaries.

                  (c) DIVIDENDS. EUA shall not, nor shall it permit any of its Subsidiaries to, (i) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock or share capital, except:

                           (A) that EUA may continue the declaration and payment of regular quarterly dividends on EUA Shares with usual record and payment dates not, in any fiscal year, in excess of the dividend for the comparable period in the prior fiscal year;

                           (B)      that the Subsidiaries of EUA set forth in
                                    Section 6.01(c) of the EUA Disclosure
                                    Letter may continue the declaration and
                                    payment of dividends on preferred stock in accordance with the terms of such stock, with the record and payment dates and in the amounts set forth in Section 6.01(c) of the EUA Disclosure Letter;

                           (c) if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, for a special dividend on EUA Shares with respect to the quarter in which the Effective Time occurs with a record date on or prior to the date on which the Effective Time occurs, which does not exceed an amount equal to the product of (x) the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend, multiplied by (y) $.0045; and

                           (D) for dividends and distributions (including liquidating distributions) by a direct or indirect Subsidiary of EUA to its parent.

(ii) split, combine, subdivide, reclassify or take similar action with respect to any of its capital stock or share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or comprised in its share capital,
(iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto except:

                           (A) in connection with intercompany purchases of capital stock or share capital,

                           (B) for the purpose of funding EUA's dividend reinvestment and share purchase plan in accordance with past practice, or

                           (C) subject to EUA's obligations under the Securities Act and the Exchange Act, pursuant to EUA's previously announced share repurchase program provided that the number of EUA Shares repurchased does not exceed 3,000,000 and the price paid per share does not exceed 95% of the Per Share Amount.

                  (d) SHARE ISSUANCES. EUA shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than the issuance by a wholly owned Subsidiary of its capital stock to its direct or indirect parent corporation, or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto).

                  (e) ACQUISITIONS. EUA shall not, nor shall it permit any of its Subsidiaries to acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof.

                  (f) DISPOSITIONS. EUA shall not, nor shall it permit any of its Subsidiaries to sell, lease, securitize, grant any security interest in or otherwise dispose of or encumber any of its assets or properties, other than dispositions in the ordinary course of its business consistent with past practice and having an aggregate value of less than $1,000,000 for each disposition and $5,000,000 in the aggregate.

                  (g) INDEBTEDNESS. EUA shall not, nor shall it permit any of its Subsidiaries to incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities) in amounts not exceeding the amounts set forth in Section 6.01(g) of the EUA Disclosure Letter, (ii) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-tax basis) or (iii) guarantees or "keep well" agreements in favor of wholly owned Subsidiaries of EUA in connection with the conduct of the business of such wholly owned Subsidiaries of EUA not aggregating more than $1,000,000.

                  (h) CAPITAL EXPENDITURES. Except (i) as required by law or (ii) as reasonably deemed necessary by EUA after consulting with NEES following a catastrophic event, such as a major storm, EUA shall not, nor shall it permit any of its Subsidiaries to make any capital expenditures or commitments during any fiscal year that is in excess of 110% of (i) the aggregate amount set forth in SECTION 6.01(h) of the EUA Disclosure Letter with respect to EUA and its Subsidiaries that are public utility companies within the meaning of Section 2(a)(5) of the 1935 Act or (ii) the amount set forth in
SECTION 6.01(h) of the EUA Disclosure Letter with respect to each of EUA's other Subsidiaries.

                  (i) EMPLOYEE BENEFITS. EUA shall not, nor shall it permit any of its Subsidiaries to enter into, adopt, amend (except as may be required by applicable law) or terminate any EUA Employee Benefit Plan, or other agreement, arrangement, plan or policy between EUA or one of its Subsidiaries and one or more of its trustees, directors, officers, employees or former employees, or, except for normal increases in the ordinary course of business,
(a) increase in any manner the compensation or fringe benefits of any trustee, director or executive officer, (b) increase in any manner the compensation or fringe benefits of any employee, (c) pay any benefit not required by any plan or arrangement in effect as of the date hereof or, (d) cause any trustee, director, officer, employee or former employee of EUA to accrue or receive additional benefits, accelerate vesting or accelerate the payment of any benefits under any EUA Employee Benefit Plan, or other agreement, arrangement, plan or policy. EUA, prior t o the Closing Date, shall take all necessary action and make all necessary amendments to its stock-based plans so that all such plans will be in a form that allows the plans to function after the Effective Time and after any merger of EUA and its Subsidiaries into NEES or its Subsidiaries. EUA, prior to the Closing Date, shall take all necessary actions, in a manner satisfactory to NEES, so that on or after the Closing Date, neither EUA, the Surviving Entity nor their affiliates' stock or securities will be required to be held in, or distributed pursuant to, any EUA Employee Benefit Plan.

                  (j) LABOR MATTERS. Notwithstanding any other provision of this Agreement to the contrary, EUA or its Subsidiaries may negotiate successor collective bargaining agreements to those referenced in SECTION 4.12 hereof, and may negotiate other collective bargaining agreements or arrangements as required by law or for the purpose of implementing the agreements referenced in SECTION
4.12 hereof. EUA will keep NEES informed as to the status of, and will consult with NEES as to the strategy for, all negotiations with collective bargaining representatives. EUA and its Subsidiaries shall act prudently and reasonably and consistent with their obligation under applicable law in such negotiations.

                  (k) DISCHARGE OF LIABILITIES. EUA shall not, nor shall it permit its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappeasable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in EUA SEC Reports, or incurred in the ordinary course of business consistent with past practice.

                  (1) CONTRACTS. EUA shall not, nor shall it permit its Subsidiaries, except in the ordinary course of business consistent with past practice or as set forth in Section 6.01(1) of the EUA Disclosure Letter, (i) to modify, amend, terminate or fail to use commercially reasonable efforts to renew any material Contract to which EUA or any of its Subsidiaries is a party or waive, release or assign any material rights or claims or (ii) to enter into any new material Contracts except as expressly permitted by SECTIONS 6.01(f),
(g) OR (i) and 7.06 hereof.

                  (m) EQUITY INVESTMENTS. EUA shall not, nor shall it permit its Subsidiaries or affiliates to, make equity contributions to non-affiliates or to its non-utility Subsidiaries.

                  (n) LOANS. EUA shall not, nor shall it permit its Subsidiaries or affiliates to, loan money to non-affiliates or to its non-utility Subsidiaries.

                  (o) YEAR 2000. EUA, within 15 days of the date of this Agreement, shall engage a qualified third party ("Y2K CONSULTANT") to conduct a detailed assessment of the adequacy and state of completion of its Year 2000 Program, including but not limited to assessment and testing of its customer, accounting, and operational systems. The Y2K Consultant and scope of work of the Y2K Consultant shall be acceptable to NEES. Such assessment and testing shall be completed as soon thereafter as practicable. EUA shall have such assessment updated by the Y2K Consultant at the end of each fiscal quarter of 1999. EUA shall allow designated NEES personnel and representatives access to the Y2K Consultant's personnel, reports and recommendations and access to EUA's personnel, documents, and information related to the Y2K issue. EUA and the third party shall meet with such designated NEES personnel and representatives on a periodic basis (but not less frequently than monthly) to update NEES on EUA's Year 2000 Program. If this Agreement is terminated pursuant to Section
9.01 hereof, NEES shall reimburse EUA for the costs and expenses of the Y2K Consultant.

                  (p) INSURANCE. EUA shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance, consistent with past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

                  (q) 1935 ACT. EUA shall not, nor shall it permit any of its Subsidiaries to, engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act.

                  (r) REGULATORY MATTERS. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practice, EUA shall consult with NEES prior to implementing any changes in its or any of its Subsidiaries' rates or charges, standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall, and shall cause its Subsidiaries to, deliver to NEES a copy of each such filing or agreement at least four (4) business days prior to the filing or execution thereof so that NEES may comment thereon. EUA shall, and shall cause its Subsidiaries to, make all such filings (i) only in the ordinary course of business consistent with past practice or (ii) as required by a Governmental Authority or regulatory agency with appropriate jurisdiction.

                  (s) ACCOUNTING. EUA shall not, nor shall it permit any of its Subsidiaries to make any changes in their accounting methods, policies or procedures, except as required by law, rule, regulation or applicable generally accepted accounting principles;

                  (t) TAX STATUS. Neither EUA nor any of its Subsidiaries shall (i) make or rescind any material express or deemed election relating to Taxes, (ii) make a request for a Tax Ruling or enter into a Closing Agreement,
(iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 1997, except as may be required by applicable law.

                  (u) NO BREACH. EUA shall not, nor shall it permit any of its Subsidiaries to willfully take or fail to take any action that would or is reasonably likely to result in (i) a material breach of any provision of this Agreement or (ii) its representations and warranties set forth in this Agreement being untrue in any material respect on and as of the Closing Date.

                  (v) ADVICE OF CHANGES. EUA shall confer with NEES on a regular and frequent basis with respect to EUA's business and operations and other matters relevant to the Merger to the extent permitted by law, and shall promptly advise NEES, orally and in writing, of any material change or event, including, without limitation, any complaint, investigation or hearing by any Governmental Authority (or communication indicating the same may be contemplated) or the institution or threat of material litigation; PROVIDED that EUA shall not be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law or regulation.

                  (w) NOTICE AND CURE. EUA will notify NEES in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to EUA, that causes or will or may be likely to cause any covenant or agreement of EUA under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of EUA contained in this Agreement. EUA also will notify NEES in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any material violation or breach, as soon as practical after it becomes known to EUA, of any representation, warranty, covenant or agreement made by EUA. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                  (x) FULFILLMENT OF CONDITIONS. Subject to the terms and conditions of this Agreement, EUA will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the Merger and other transactions contemplated by this Agreement, and EUA will not, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

                  (y) THIRD PARTY STANDSTILL AGREEMENTS. Except as provided in Section 7.08 hereto, during the period from the date of this Agreement through the Effective Time, neither EUA nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, EUA shall take all steps necessary to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement.

         6.02 COVENANTS OF NEES. At all times from and after the date hereof until the Effective Time, NEES covenants and agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that EUA shall otherwise previously consent in writing):

                  (a) NO BREACH. NEES shall not, nor shall it permit any of its Subsidiaries to, except as otherwise expressly provided for in this Agreement, willfully take or fail to take any action that would or is reasonably likely to result in (i) a material breach of any of its covenants or agreements contained in this Agreement or (ii) any of its representations and warranties set forth in SECTIONS 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08 and 5.09 of
this Agreement being untrue in any material respect on and as of the Closing
Date.

                  (b) ADVICE OF CHANGES. NEES shall confer with EUA on a regular and frequent basis with respect to any matter having, or which, insofar as can be reasonably foreseen, could reasonably be expected to have, a NEES Material Adverse Effect or materially impair the ability of NEES to consummate the Merger and other transactions contemplated hereby; provided that NEES shall not be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law or regulation.

                  (c) NOTICE AND CURE. NEES will notify EUA in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to NEES, that causes or will or may be likely to cause any covenant or agreement of NEES under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of NEES contained in this Agreement. NEES also will notify EUA in writing of, and will use all commercially reasonable efforts to cure before the Closing, any material violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by NEES. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                  (d) FULFILLMENT OF CONDITIONS. Subject to the terms and conditions of this Agreement, NEES will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to its obligations contained in this Agreement and to consummate and make effective the Merger and other transactions contemplated by this Agreement, and NEES will not, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

                  (e) CONDUCT OF BUSINESS OF LLC. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, NEES shall cause LLC to (i) perform its obligations under this Agreement in accordance with its terms, and (ii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

                  (f) CERTAIN MERGERS. NEES shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Merger.

         6.03     ADDITIONAL COVENANTS BY NEES AND EUA.

                  (a) CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give NEES, directly or indirectly, the right to control or direct EUA's operations prior to the Effective Time. Nothing contained in this Agreement shall give EUA, directly or indirectly, the right to control or direct NEES' operations prior to the Effective Time. Prior to the Effective Time, each of EUA and NEES shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.




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


                  (b) TRANSITION STEERING TEAM. As soon as reasonably practicable after the date hereof, NEES and EUA shall create a special transition steering team, with representation from EUA and NEES, that will develop recommendations concerning the future structure and operations of EUA after the Effective Time, subject to applicable law. The members of the transition steering team shall be appointed by the Chief Executive Officers of NEES and EUA. The functions of the transition steering team shall include (i) to direct the exchange of information and documents between the parties and their Subsidiaries as contemplated by SECTION 7.01 and (ii) the development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

         7.01 ACCESS TO INFORMATION. EUA shall, and shall cause each of its Subsidiaries to, and shall use commercially reasonable efforts to cause EUA Associates to, throughout the period from the date hereof to the Effective Time to the extent permitted by law, (i) provide NEES and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all facilities, operations, officers (including EUA's environmental, health and safety personnel), employees, agents and accountants of EUA and its Subsidiaries and Associates and their respective assets, properties, books and records, to the extent EUA or any Subsidiary of EUA or EUA Associate is not under a legal obligation not to provide access or to the extent that such access would not constitute a waiver of the attorney client privilege and does not unreasonably interfere with the business and operations of EUA and its Subsidiaries and Associates and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by EUA or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental Authority, and (y) all other information and. data (including, without limitation, copies of Contracts, EUA Employee Benefit Plans, and other books and records) concerning the business and operations of EUA and its Subsidiaries as NEES or any of its Representatives reasonably may request. No review pursuant to this SECTION 7.01 or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this SECTION 7.01 that constitutes "EVALUATION MATERIAL" (as such term is defined in the letter agreement dated as of December 18, 1998 between EUA and NEES (the "CONFIDENTIALITY AGREEMENT")) shall be governed by the terms of the Confidentiality Agreement. NEES may provide information or materials that it obtains relating to EUA or any EUA Subsidiary pursuant to this Section 7.01 to National Grid Group; the treatment by National Grid Group of such information or material shall be governed by the terms of the letter agreement dated as of December 21, 1998 between EUA and National Grid Group.

         7.02 PROXY STATEMENT. As soon as reasonably practicable after the date of this Agreement, EUA shall prepare and file the Proxy Statement with the SEC. NEES and EUA shall




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
cooperate with each other in the preparation of the Proxy Statement and any amendment or supplement thereto, and EUA shall promptly notify NEES of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall promptly provide to NEES copies of all correspondence between EUA or any of its Representatives and the SEC with respect to the Proxy Statement (except reports from financial ad visors other than with the consent of such financial advisors). Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement. EUA shall consult with NEES regarding the Proxy Statement and have due regard to any comments NEES may make in relation to the Proxy Statement. EUA shall give NEES and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of EUA and NEES agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. After obtaining the consent of EUA, which consent shall not be unreasonably withheld, NEES may provide information supplied to NEES by EUA to National Grid Group for inclusion of such information in the Super Class 1 circular ("NGG CIRCULAR") to be issued to shareholders of National Grid Group in connection with approval by such shareholders of the National Grid Merger Agreement. NEES shall use its best efforts to provide EUA with a draft of any portion of the NGG Circular with information relating to EUA prior to the issuance of the NGG Circular.

         7.03 APPROVAL OF SHAREHOLDERS. EUA shall, through its Board of Trustees, duly call, give notice of, convene and hold a meeting of its shareholders (the "EUA SHAREHOLDERS' MEETING") for the purpose of voting on the approval of the Merger and other transactions contemplated hereby (the "EUA SHAREHOLDERS' APPROVAL") as soon as reasonably practicable after the date hereof; PROVIDED, HOWEVER, subject to the fiduciary duties of its Board of Trustees and the requirements of applicable law, EUA shall include in the Proxy Statement the recommendation of the Board of Trustees of EUA that the Shareholders of EUA approve the Merger and the other transactions contemplated hereby, and shall use its reasonable best efforts to obtain such approval.

         7.04 REGULATORY AND OTHER APPROVALS. (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by its respective "ultimate parent" company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the Merger and other transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.

                  (b) OTHER REGULATORY APPROVALS. Each party shall cooperate and use its best efforts to promptly prepare and file all necessary applications, notices, petitions, filings and other documents with, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of, all Governmental Authorities necessary or advisable to




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

obtain the EUA Required Statutory Approvals, the NEES Required Statutory Approvals and the approvals of the state utility commissions referred to in
SECTION 8.01(d) (collectively, the "NEES-EUA REGULATORY APPROVALS"). The parties agree that they will consult with each other with respect to obtaining the NEES-EUA Regulatory Approvals; PROVIDED, HOWEVER, that NEES shall have primary responsibility for the preparation and filing of any related applications, filings or other material with the SEC, the FERC, the NRC and state utility commissions. EUA shall have the right to review and approve in advance drafts of and final applications, filings and other material (including material with respect to proposed settlements) submitted to or filed with the SEC, the FERC, the NRC and state utility commissions or parties to such proceedings before such Governmental Authority, which approval shall not be unreasonably withheld or delayed.

                  (c) NEES-NGG REGULATORY PROCEEDINGS. EUA and NEES acknowledge that, at the same time EUA and NEES will be seeking to obtain the NEES-EUA Regulatory Approvals, National Grid Group and NEES will be seeking to obtain the regulatory approvals (the "NEES-NGG REGULATORY APPROVALS") required to consummate the transactions contemplated by the National Grid Merger Agreement. NEES and EUA agree to seek to prosecute the proceedings relating to the NEES-EUA Regulatory Approvals (the "NEES-EUA REGULATORY PROCEEDINGS") separately from the prosecution by National Grid Group and NEES of the proceedings relating to the NEES-NGG Regulatory Approvals (the "NEES-NGG REGULATORY PROCEEDINGS"), but recognize that one or more of the NEES-EUA Regulatory Proceedings may be consolidated with one or more of the NEES-NGG Regulatory Proceedings by the relevant Governmental Authority. Upon the request of EUA, NEES will keep EUA reasonably apprised of the status of the NEES-NGG Regulatory Proceedings.

         7.05     EMPLOYEE BENEFIT PLANS.

                  (a) For a period of twelve (12) months immediately following the Closing Date, the compensation, benefits and coverage provided to those non-union individuals who continue to be employees of the Surviving Entity (the "AFFECTED EMPLOYEES") pursuant to employee benefit plans or arrangements maintained by NEES or the Surviving Entity shall be, in the aggregate, not less favorable (as determined by NEES and the Surviving Entity using reasonable assumptions and benefit valuation methods) than those provided, in the aggregate, to such Affected Employees immediately prior to the Closing Date. In addition to the foregoing, NEES shall, or shall cause the Surviving Entity to, pay any Affected Employee whose employment is terminated by NEES or the Surviving Entity within twelve (12) months of the Closing Date a severance benefit package equivalent to the severance benefit package that would be provided under the NEES Standard Severance Plan as in effect on the date hereof.

                  (b) NEES shall, or shall cause the Surviving Entity to, give the Affected Employees full credit for purposes of eligibility, vesting, benefit accrual (including, without limitation, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by NEES or the Surviving Entity in effect as of the Closing Date for such Affected Employees' service with EUA or any Subsidiary of EUA (or any prior employer) to the same extent recognized by EUA or such





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

Subsidiary immediately prior to the Closing Date. With respect to any employee benefit plan or arrangement established by NEES, EUA or the Surviving Entity after the Closing Date (the "POST CLOSING PLANS"), service shall be credited in accordance with the terms of such Post Closing Plans.

                  (c)      NEES shall, or shall cause the Surviving Entity to,
(i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plan established to replace any EUA welfare benefit plans in which such Affected Employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any copayments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Affected Employees are eligible to participate in after the Closing Date.

                  (d)      (i)      NEES shall, or shall cause the Surviving
Entity and its Subsidiaries to, honor, and shall guarantee the obligations of the Surviving Entity and its Subsidiaries under, all EUA Employee Benefit Plans as in effect on the date hereof; PROVIDED, HOWEVER, that this SECTION 7.05(d)(i) is not intended to prevent NEES or the Surviving Entity from exercising their rights with respect to all EUA Employee Benefit Plans solely in accordance with their terms, including but not limited to the right to alter, terminate or otherwise amend such EUA Employee Benefit Plans.

                           (ii)     NEES shall, or shall cause the Surviving
Entity and its Subsidiaries to, honor, and shall guarantee the obligations of the Surviving Entity and its Subsidiaries under, (A) all employment severance, consulting and retention agreements or arrangements as in effect on the date hereof, as set forth in SECTION 7.05(d)(ii) of the EUA Disclosure Letter, or as modified in accordance with SECTION 6.01 (i) of the EUA Disclosure Letter (such agreements or arrangements, the "EUA EMPLOYEE AGREEMENTS" and the individuals who are parties to such EUA Employee Agreements, the "EUA EXECUTIVES") and (B) all EUA Employee Benefit Plans in which such EUA Executives participate; PROVIDED, HOWEVER, that this SECTION 7.05(d)(i) is not intended to prevent NEES or the Surviving Entity from exercising their rights with respect to the EUA Employee Agreements and the EUA Employee Benefit Plans in which such EUA Executives participate, in each case solely in accordance with their terms, including but not limited to the right to alter, terminate or otherwise amend such EUA Employee Agreements and EUA Employee Benefit Plans.

                  (e) Notwithstanding the foregoing, NEES and the Surviving Entity and its subsidiaries shall neither be required to or prevented from merging EUA's benefit plans, agreements, or arrangements into NEES or the Surviving Entity and its subsidiaries benefit plans, agreements, or arrangements or from replacing EUA's benefit plans, agreements or arrangements with NEES or the Surviving Entity and its subsidiaries benefit plans, agreements or



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

arrangements.

         7.06     LABOR AGREEMENTS AND WORKFORCE MATTERS.

                  (a) LABOR AGREEMENTS. NEES shall honor, or shall cause the appropriate subsidiaries of the Surviving Entity to honor, all collective bargaining agreements of EUA or its subsidiaries in effect as of the Effective Time until their expiration; PROVIDED, HOWEVER, that this undertaking is not intended to prevent NEES or the Surviving Entity and its subsidiaries from exercising their rights with respect to such collective bargaining agreements and in accordance with their terms, including any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment or portion thereof.

                  (b) WORKFORCE MATTERS. Subject to applicable law and obligations under applicable collective bargaining agreements, for a period of 2 years following the Effective Time, any reductions in workforce in respect of employees of the Surviving Entity and its Subsidiaries shall be made on a fair and equitable basis as determined by the Surviving Entity, with due consideration to prior experience and skills, and any employee whose employment is terminated or job is eliminated during such period shall be entitled to participate on a fair and equitable basis as determined by NEES or the Surviving Entity in the job opportunity and employment placement programs offered by NEES or the Surviving Entity or any of their Subsidiaries for which they are eligible. Any workforce reductions carried out following the Effective Time by the Surviving Entity and its Subsidiaries shall be done in accordance with all applicable collective bargaining agreements and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act, and the regulations promulgated thereunder, and any comparable state or local law.

         7.07     POST MERGER OPERATIONS.

                  (a) NEES ADVISORY BOARD. If the Merger is consummated, then, promptly following the closing of the merger contemplated by the National Grid Merger Agreement, NEES shall take such action as is necessary to cause all of the members of the Board of Directors of EUA to be appointed to serve on the advisory board to be formed pursuant to Section 7.07(e) of the National Grid Merger Agreement.

                  (b) CHARITIES. The parties agree that provision of charitable contribution and community support within the New England region serves a number of important goals. After the Effective Time, NEES intends to cause the Surviving Entity to provide charitable contributions and community support within the New England region at annual levels substantially comparable to the annual level of charitable contributions and community support provided, directly or indirectly, by EUA and its public utility subsidiaries within the New England region during 1998.




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

         7.08 NO SOLICITATIONS. Prior to the Effective Time, EUA agrees: (a) that neither it nor any of its Subsidiaries shall, and it shall use its best efforts to cause its Representatives (as defined in Section 10.10) not to, knowingly initiate, solicit or encourage, directly or indirectly, any inquiries or any proposal or offer (including, without limitation, any proposal or offer to its Shareholders) with respect to a merger, consolidation or other business combination including EUA or any of its significant Subsidiaries (as defined in Rule 1-02(W) of Regulation S-X promulgated under the Exchange Act) other than EUA Cogenex Corporation (an "EUA SIGNIFICANT SUBSIDIARY"), or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of EUA and its Subsidiaries taken as a whole, (ii) ten percent or more of the outstanding EUA Shares or (iii) 50% or more of the outstanding shares of the capital stock of any EUA Significant Subsidiary (any such proposal or offer being hereinafter referred to as an "ALTERNATIVE PROPOSAL"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any other discussions with, any person or group relating to an Alternative Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Proposal other than from NEES and its affiliates; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Alternative Proposal; and (c) that it will notify NEES immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; PROVIDED, HOWEVER, that, prior to receipt of the EUA Shareholders' Approval, nothing contained in this
SECTION 7.08 shall prohibit the Board of Trustees of EUA from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions no less favorable to EUA than the Confidentiality Agreement (as defined in SECTION 7.01)) or entering into discussions or negotiations with any person or group that makes an unsolicited Alternative Proposal, if, and only to the extent that, (A) the Board of Trustees of EUA, based upon advice of outside counsel with respect to fiduciary duties, determines in good faith that such action is necessary for the Board of Trustees to act in a manner consistent with its fiduciary duties to Shareholders under applicable law, (B) the Board of Trustees of EUA has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Alternative Proposal is likely to be more favorable to EUA's shareholders than the Merger,
(C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, EUA provides written notice to NEES to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, which notice shall identify such person or group and the material terms of the Alternative Proposal in reasonable detail, and (D) EUA keeps NEES promptly informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent required, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this SECTION 7.08 shall
(x) permit EUA to terminate this Agreement (except as specifically provided in ARTICLE IX), (y) permit EUA to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, EUA shall not enter into any agreement with any person or group that provides for, or in




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

any way knowingly facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of EUA under this Agreement.

         7.09     DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

                  (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, NEES shall, or shall cause the Surviving Entity to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, (x) an officer, trustee or director or (y) an employee covered as of the date hereof (to the extent of the coverage extended as of the date hereof) of EUA or any Subsidiary of EUA (each an "INDEMNIFIED PARTY," and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the first proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, trustee, officer or employee of EUA or any Subsidiary of EUA (the "INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, in each case, to the extent permitted by the EUA Trust Agreement or the indemnification agreements set forth in SECTION 7.09 of the EUA Disclosure Letter. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) NEES shall, or shall cause the Surviving Entity to, pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to NEES or the Surviving Entity, as appropriate, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the EUA Trust Agreement or the indemnification agreements set forth in SECTION 7.09 of the EUA Disclosure Letter upon receipt of an undertaking by or on behalf of such director, trustee or officer to repay such amounts as and to the extent required by the EUA Trust Agreement or the indemnification agreements set forth in SECTION 7.09 of the EUA Disclosure Letter, (ii) the Surviving Entity shall cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the EUA Trust Agreement or the indemnification agreements set forth in
SECTION 7.09 of the EUA Disclosure Letter and the certificate of incorporation or by-laws or similar governing documents of the Surviving Entity shall be made by independent counsel mutually acceptable to the Surviving Entity and the Indemnified Party; PROVIDED, HOWEVER, that the Surviving Entity shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and PROVIDED FURTHER that no indemnification shall be made if such indemnification is prohibited by the EUA Trust Agreement or the indemnification agreements set forth in SECTION 7.09 of the EUA Disclosure Letter.



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

                  (b) INSURANCE. For a period of six years after the Effective Time, NEES and the Surviving Entity at NEES's election, (i) shall cause to be maintained in effect an extended reporting period for current policies of directors' and officers' liability insurance for the benefit of such persons who are currently covered by such policies of EUA on terms no less favorable than the terms of such current insurance coverage or (ii) shall provide tail coverage for such persons which provides such persons with coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage.

                  (c) SUCCESSORS. In the event the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Entity, as applicable, shall assume the obligations set forth in this SECTION 7.09.

                  (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors, trustees and officers of EUA and EUA's Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the EUA Trust Agreement or the respective certificates of incorporation and by-laws or similar governing documents in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                  (e) BENEFIT. The provisions of this SECTION 7.09 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

                  (f) AMENDMENT OF THE EUA TRUST AGREEMENT. NEES shall not, and shall ensure that the Surviving Entity shall not, amend the EUA Trust Agreement to in any way limit the indemnification provided to the Indemnified Parties under this SECTION 7.09.

         7.10 EXPENSES. Except as set forth in SECTION 9.03, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger and other transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the filing fees in connection with the filings required under the HSR Act and the 1935 Act shall be paid by NEES.

         7.11 BROKERS OR FINDERS. EUA represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's, finder's or investment banker's fee or any other commission or similar fee in connection with the Merger and other transactions contemplated by this Agreement except Salomon Smith Barney Inc., whose fees and expenses will be paid by EUA in accordance with EUA's agreement with such firm, and EUA shall indemnify and hold NEES harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by EUA or its affiliates.

         7.12 ANTI-TAKEOVER STATUTES. If any "FAIR PRICE", "MORATORIUM", "BUSINESS COMBINATION", "CONTROL SHARE ACQUISITION" or other form of anti-takeover statute or regulation shall become applicable to the Merger or other transactions contemplated hereby, EUA and the members of the Board of Trustees of EUA shall grant such approvals and take such actions consistent with their fiduciary duties and in accordance with applicable law as are reasonably necessary so that the Merger and other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and other transactions contemplated hereby.

         7.13 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law or the rules of any applicable securities exchange or national market system or any other Regulatory Authority, so long as this Agreement is in effect, NEES and EUA will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the Merger and other transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. NEES and EUA will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to the Merger and other transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

         7.14 RESTRUCTURING OF THE MERGER. It may be preferable to effectuate a business combination between NEES and EUA by means of an alternative structure to the Merger. Accordingly, if, prior to satisfaction of the conditions contained in ARTICLE VIII hereto, NEES proposes the adoption of an alternative structure that otherwise substantially preserves for NEES and EUA the economic benefits of the Merger and will not materially delay the consummation thereof, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; PROVIDED, HOWEVER, that prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger and other transactions contemplated hereby, as applied to such alternative business combination, shall have been satisfied or waived.



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

                                  ARTICLE VIII
                                   CONDITIONS

         8.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and other transactions contemplated hereby is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) SHAREHOLDER APPROVAL. EUA Shareholders' Approval shall have been obtained.

                  (b) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under HSR shall have expired or been terminated.

                  (c) INJUNCTIONS OR RESTRAINTS. No court of competent jurisdiction or other competent Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or other transactions contemplated hereby.

                  (d) GOVERNMENTAL AND REGULATORY AND OTHER CONSENTS AND APPROVALS. The NEES Required Statutory Approvals and EUA Required Statutory Approvals shall have been obtained prior to the Effective Time, and shall have become Final Orders (as hereinafter defined). The Final Orders shall not, individually or in the aggregate, impose terms and conditions that (i) could reasonably be expected to have an EUA Material Adverse Effect; (ii) could reasonably be expected to have a NEES Material Adverse Effect; or (iii) materially impair the ability of the parties to complete the Merger. The parties shall have received Final Orders from the Massachusetts Department of Telecommunications and Energy and the Rhode Island Public Utilities Commission pertaining to the recovery of costs (including, without limitation, transaction premium and integration costs) associated with the Merger that are materially consistent with existing policy and previous orders of such agencies. "FINAL ORDER" for all purposes of this Agreement means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended with respect to which any waiting period prescribed by law before the Merger and other transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by law, regulation or order have been satisfied.

         8.02 CONDITIONS TO OBLIGATION OF NEES AND LLC TO EFFECT THE MERGER. The obligation of NEES and LLC to effect the Merger and other transactions contemplated hereby is further subject to the satisfaction or waiver at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by NEES and LLC in the sole discretion):

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by EUA in this Agreement, in each case made as if none of such representations or warranties contained any qualification or limitation as to "materiality" or "EUA Material Adverse Effect", shall be true and correct as so made as of the Closing Date as though so made on and as of the Closing Date, except to the extent expressly given as of a specified date, except where the failure of such representations and warranties to be true and correct as so made does not have and could not reasonably be expected to have, individually or in the aggregate, an EUA Material Adverse Effect, and EUA shall have delivered to NEES a certificate, dated the Closing Date and executed in the name and on behalf of EUA by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. EUA shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by EUA at or prior to the Closing, and EUA shall have delivered to NEES a certificate, dated the Closing Date and executed in the name and on behalf of EUA by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

                  (c) MATERIAL ADVERSE EFFECT. No EUA Material Adverse Effect shall have occurred and there shall exist no facts or circumstances which in the aggregate could reasonably be expected to have an EUA Material Adverse Effect.

                  (d) EUA REQUIRED CONSENTS. All EUA Required Consents shall have been obtained by EUA, except where the failure to receive such EUA Required Consents could not reasonably be expected to (i) have an EUA Material Adverse Effect, or (ii) delay or prevent the consummation of the Merger and other transactions contemplated hereby.

         8.03 CONDITIONS TO OBLIGATION OF EUA TO EFFECT THE MERGER. The obligation of EUA to effect the Merger and other transactions contemplated hereby is further subject to the satisfaction or waiver, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by EUA in its sole discretion):

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by NEES and LLC in SECTIONS 5.01, 5.02, 5.03, 5.04, 5.05, 5.07, 5.08 and 5.09 of this Agreement, in each case made as if none of such representations or warranties contained any qualification or limitation as to "materiality" or "NEES Material Adverse Effect," shall be tree and correct as so made as of the Closing Date, except to the extent expressly given as of a specified date and except where the failure of such representations and warranties to be so true and correct as so made does not have and could not reasonably be expected to have, individually or in the aggregate, a NEES Material Adverse Effect or a material adverse effect on LLC, and NEES and LLC shall each have delivered to EUA a certificate, dated the Closing Date and executed in the name and on behalf of NEES by any director of NEES and in the name and on behalf of LLC by a member of its management committee its Chairman of the Board, President or any Executive or Senior Vice President to such effect.

                  (b) NEES REQUIRED CONSENTS. All NEES Required Consents shall have been obtained by NEES, except where the failure to receive such NEES Required Consents could not reasonably be expected to (i) have a NEES Material Adverse Effect or (ii) delay or prevent the consummation of the Merger and other transactions contemplated hereby.

                  (c) PERFORMANCE OF OBLIGATIONS. NEES and LLC shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by NEES or LLC at or prior to the Closing, and NEES and LLC shall each have delivered to EUA a certificate, dated the Closing Date and executed in the name and on behalf of NEES by its Chairman of the Board, President or any Executive or Senior Vice President, or on behalf of LLC by a member of its management committee to such effect.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

         9.01 TERMINATION. This Agreement may be terminated, and the Merger and other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after EUA Shareholders' Approval (except as otherwise provided in SECTION 9.01(c) below):

                  (a) By mutual written agreement of the Board of Directors of NEES and Board of Trustees of EUA, respectively;

                  (b) By EUA or NEES, by written notice to the other, if the Closing Date shall not have occurred on or before December 31, 1999 (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate the Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and PROVIDED, FURTHER, that if on the Initial Termination Date the conditions to the Closing set forth in SECTION 8.01(d) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended for four
(4) months beyond the Initial Termination Date (the "EXTENDED TERMINATION
DATE");

                  (c) By NEES, by written notice to EUA, if EUA Shareholders' Approval shall not have been obtained at a duly held meeting of such Shareholders, including any adjournments thereof;

                  (d) By EUA or NEES, if any applicable state or federal law or applicable law of a foreign jurisdiction or any order, rule or regulation is adopted or issued that has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger or other transactions contemplated hereby, or if any court of competent jurisdiction or any Governmental Authority shall have issued a nonappealable final order, judgment or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or other transactions contemplated hereby (provided that the fight to terminate this Agreement under this SECTION 9.01(d) shall not be available to any party that has not defended such lawsuit or other legal proceeding (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed)).

                  (e) By EUA upon ten (10) days' prior notice to NEES if the Board of Trustees of EUA determines in good faith, that termination of this Agreement is necessary for the Board of Trustees of EUA to act in a manner consistent with its fiduciary duties to Shareholders under applicable law by reason of an unsolicited Alliterative Proposal meeting the requirements of clauses (A) and (B) of SECTION 7.08 having been made; PROVIDED that

                           (A) The Board of Trustees of EUA shall determine based on advice of outside counsel with respect to the Board of Trustees' fiduciary duties that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by NEES in negotiation entered into pursuant to clause (B) below, it is necessary pursuant to such fiduciary duties that the trustees reconsider such commitment as a result of such Alternative Proposal, and

                           (B) prior to any such termination, EUA shall, and shall cause its respective financial and legal advisors to, negotiate with NEES to make such adjustments in the terms and conditions of this Agreement as would enable EUA to proceed with the Merger or other transactions contemplated hereby on such adjusted terms;

and PROVIDED FURTHER that EUA's ability to terminate this Agreement pursuant to this SECTION 9.01(e) is conditioned upon the concurrent payment by EUA to NEES of any amounts owed by it pursuant to SECTION 9.03(a);

                  (f) By EUA, by written notice to NEES, if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of NEES hereunder (other than a breach described in clause (ii)), and such breach shall not have been remedied within twenty (20) days after receipt by NEES of notice in writing from EUA, specifying the nature of such breach and requesting that it be remedied; or (ii) NEES shall fail to deliver or cause to be delivered the amount of cash to the Paying Agent required pursuant to Section 2.02(a) at a time when all conditions to NEES's obligation to close have been satisfied or otherwise waived in writing by NEES.

                  (g) By NEES, by written notice to EUA, if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of EUA hereunder, and such breach shall not have been remedied within twenty (20) days after receipt by EUA of notice in writing from NEES, specifying the nature of such breach and requesting that it be remedied; or (ii) the Board of Trustees of EUA (A) shall withdraw or modify in any manner adverse to NEES its approval of the Merger and other transactions contemplated hereby or its recommendation to its shareholders regarding the approval of this Agreement, the Merger and other transactions contemplated hereby, (B) shall approve or recommend or take no position with respect to an Alter native Proposal or (C) shall resolve to take any of the actions specified in clause (A) or (B).

         9.02 EFFECT OF TERMINATION. If this Agreement is validly terminated by either EUA or NEES pursuant to SECTION 9.01, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of either EUA or NEES (or any of their respective Representatives or affiliates), except that the provisions of this SECTION 9.02, SECTIONS 7.10,
7.11 and 7.13, SECTION 9.03 and SECTIONS 10.09 and 10.10 shall continue to apply following any such termination.

         9.03 TERMINATION FEES. (a) In the event that (i) this Agreement is terminated by EUA pursuant to SECTION 9.01(e) or (ii) any person or group shall have made an Alternative Proposal that has not been withdrawn and this Agreement is terminated by (A) NEES pursuant to SECTION 9.01(c) or SECTION 9.01(g) or (B) by EUA pursuant to SECTION 9.01(b) and, in the case of this clause (ii) only, a definitive agreement with respect to such Alternative Proposal is executed within two years after such termination, then EUA shall pay to NEES, by wire transfer of same day funds, either on the date contemplated in SECTION 9.01(e) if applicable, or otherwise, within five (5) business days after such termination, a termination fee of $20 million, plus an amount equal to all documented out-of-pocket expenses and fees incurred by NEES arising out of, or in connection with or related to, the Merger and other transactions contemplated hereby, not in excess of $5 million in the aggregate.

                  (b) In the event that this Agreement is terminated by either NEES or EUA pursuant to SECTION 9.01(b) and at the time of such termination (i) the conditions to the Closing set forth in SECTION 8.01(d) shall not have been fulfilled, (ii) if the date of termination is any date other than a date which is on or after the Extended Termination Date, all conditions contained in Article VIII other than SECTIONS 8.01(d) or 8.03(c) shall have been fulfilled or are capable of being fulfilled as of such date, and (iii) the merger contemplated by the National Grid Merger Agreement has not yet been consummated, then NEES shall pay to EUA, by wire transfer of same day funds, within five (5) business days after such termination, a termination fee of $10 million, plus an amount equal to all documented out-of-pocket expenses and fees incurred by EUA arising out of, or in connection with or related to, the Merger and other transactions contemplated hereby, not in excess of $5 million in the aggregate.

                  (c) NATURE OF FEES. The parties agree that the agreements contained in this SECTION 9.03 are an integral part of the Merger and the other transactions contemplated hereby and constitute liquidated damages and not a penalty. The parties further agree that if any party is or becomes obligated to pay a termination fee pursuant to SECTIONS 9.03(a) or (b), the right to receive such termination fee shall be the sole remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation. If this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, including a termination pursuant to SECTION 9.01(f)(ii), the non-breaching party may pursue any remedies available to it at law or in equity and shall be entitled to recover any additional amounts thereunder. Notwithstanding anything to the contrary contained in this SECTION 9.03, if one party fails to promptly pay to the other any fee or expense due under this SECTION 9.03, in addition to any amounts paid or payable pursuant to such Section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

         9.04 AMENDMENT. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the Board of Directors of NEES or the Board of Trustees of EUA at any time prior to the Effective Time, whether prior to or after EUA Shareholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed and delivered by or on behalf of each party hereto.

         9.05 WAIVER. At any time prior to the Effective Time, NEES or EUA, by action taken by or on behalf of its Board of Directors or Board of Trustees, respectively, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                   ARTICLE X
                               GENERAL PROVISIONS

         10.01 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in ARTICLE I and ARTICLE II, in SECTIONS 7.05, 7.06, 7.08, 7.09 and 7.10, this ARTICLE X which shall survive the Effective Time.

         10.02 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or facsimile numbers:

          If to NEES or LLC, to:

          New England Electric System
          25 Research Drive
          Westborough, MA 01582
          Attn: Richard P. Sergel
                President and Chief Executive Officer
          Telephone: (508) 389-2764
          Facsimile: (508) 366-5498

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY 10022
          Attn: Sheldon S. Adler, Esq.
          Telephone: (212) 735-3000
          Facsimile: (212) 735-2000

          If to EUA, to:

          Eastern Utilities Associates
          One Liberty Square
          Boston, MA 02109
          Attn: Donald G. Pardus
                Chairman and Chief Executive Officer
          Telephone: (617) 357-9590
          Facsimile: (617) 357-7320

          with a copy to:

          Winthrop, Stimson, Putnam & Roberts
          1 Battery Park Plaza
          New York, NY 10004
          Attn: David P. Falck
          Telephone: (212) 858-1000
          Facsimile: (212) 858-1500

         All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given when sent, provided that the facsimile is promptly confirmed by telephone confirmation thereof, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given one business day after delivery (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         10.03 ENTIRE AGREEMENT; INCORPORATION OF EXHIBITS. (a) This Agreement supersedes all prior discussions and agreements, both written and oral, among the parties hereto with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement in accordance with its terms, and contains, together with the Confidentiality Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                  (b) The EUA Disclosure Letter, the NEES Disclosure Letter and any Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         10.04 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Article II and SECTIONS 7.04, 7.05(d)(ii) and 7.09 (which is intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         10.05 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that LLC may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly owned Subsidiary of NEES, PROVIDED that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein and PROVIDED FURTHER that such assignment (i) does not require a greater vote for EUA's Shareholder Approval,
(ii) does not require a subsequent vote following EUA's Shareholders Meeting, or
(iii) is not reasonably likely to materially delay or prevent EUA, LLC and NEES, as appropriate, from obtaining EUA Required Statutory Approvals, EUA Required Consents, EUA Shareholders' Approval, the NEES Required Shareholders' Approvals, or the NEES Required Consents. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         10.06 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

         10.07 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         10.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         10.09 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.10    CERTAIN DEFINITIONS. As used in this Agreement:

                  (a) except as provided in SECTION 4.14, the term "AFFILIATE," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

                  (b) a person will be deemed to "BENEFICIALLY" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

                  (c) the term "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the Massachusetts are authorized or obligated to close;

                  (d) the term "KNOWLEDGE" or any similar formulation of "KNOWLEDGE" shall mean, with respect to any party hereto, the actual knowledge after due inquiry of the executive officers of NEES and its Subsidiaries or EUA and its Subsidiaries, respectively, set forth in SECTION 10.1l(d) of the NEES Disclosure Letter or SECTION 10.1l(d) of the EUA Disclosure Letter; PROVIDED THAT as used in SECTION 4.13 the term "knowledge" shall also include the knowledge of the environmental, health and safety personnel of EUA;

                  (e) the term "PERSON" shall include individuals, corporations, partnerships, trusts, limited liability companies, other entities and groups (which term shall include a "GROUP" as such term is defined in Section 13(d)(3) of the Exchange Act);

                  (f) the "REPRESENTATIVES" of any entity shall have the same meaning as set forth in the Confidentiality Agreement;

                  (g) the term "SUBSIDIARY" means any corporation or other entity, whether incorporated or unincorporated, in which such party directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, or such corporation or entity.

         10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument and will become effective when one or more counterparts have been signed by each party and delivered to the other parties.

         10.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.


                                   NEW ENGLAND ELECTRIC SYSTEM

                                   By: /s/ Richard P. Sergel
                                       ------------------------------------
                                       Name: Richard P. Sergel
                                       Title: President and CEO


The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an Agreement and Declaration of Trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which, as amended, has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into, or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder , director, trustee, officer, or agent thereof assumes or shall be held to any liability therefor.


                                   EASTERN UTILITIES ASSOCIATES

                                   By: /s/ Donald G. Pardus
                                       ------------------------------------
                                       Name: Donald G. Pardus
                                       Title: Chairman


The name "Eastern Utilities Associates" is the designation of the Trustees of EUA for the time being in their collective capacity but not personally, under a Declaration of Trust dated April 2, 1928, as amended, a copy of which amended Declaration of Trust has been filed in the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law; and all persons dealing with EUA must look solely to the trust property for the enforcement of any claim against EUA, as neither the Trustees nor the officers or shareholders of EUA assume any personal liability for obligations entered into on behalf of EUA.



                                   RESEARCH DRIVE LLC

                                   By: /s/ John G. Cochrane
                                       ------------------------------------
                                       Name: John G. Cochrane
                                       Title: Manager

                                                                        ANNEX II

[SALOMON SMITH BARNEY LETTERHEAD]



February 1, 1999

Board of Trustees
Eastern Utilities Associates
One Liberty Square
Boston, Massachusetts 02109


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common shares of Eastern Utilities Associates ("EUA") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of February 1, 1999 (the "Merger Agreement"), by and among New England Electric System ("NEES"), Research Drive LLC, a wholly owned subsidiary of NEES ("LLC"), and EUA. As more fully described in the Merger Agreement, (i) LLC will be merged with and into EUA (the "Merger") and (ii) each outstanding common share of EUA (the "EUA Shares") will be converted into the right to receive $31.00 in cash (the "Merger Consideration"), subject to adjustment as specified in the Merger Agreement.

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of EUA and certain senior officers and other representatives and advisors of NEES concerning the business, operations and prospects of EUA and its subsidiaries. We examined certain publicly available business and financial information relating to, as well as certain financial forecasts and other information and data for, EUA and its subsidiaries which were provided to or otherwise discussed with us by the management of EUA. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of EUA Shares; the historical and projected earnings and other operating data of EUA and its subsidiaries; and the capitalization and financial condition of EUA and its subsidiaries. We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of EUA. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of EUA that such forecasts and other information and data were reasonably prepared reflecting the best currently available estimates and judgments of the management of EUA as to the future financial performance of EUA and its subsidiaries. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of EUA or its subsidiaries nor have we made any physical inspection of the properties or assets of EUA or its subsidiaries. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in all or a part of EUA. We were requested, however, in connection with prior financial advisory services to EUA to solicit third party indications of interest in Cogenex Corporation, a subsidiary of EUA. We were not requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for EUA or its subsidiaries or the effect of any other transaction in which EUA or its subsidiaries might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

[SALOMON SMITH BARNEY LETTERHEAD]


The Board of Trustees
Eastern Utilities Associates
February 1, 1999
Page 2


Salomon Smith Barney Inc. has been engaged to render financial advisory services to EUA in connection with the Merger and will receive a fee for such services, a significant portion of which is contingent upon consummation of the Merger. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of EUA and NEES for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided investment banking services to EUA unrelated to the proposed Merger, for which services we have received compensation. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with EUA, NEES and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Trustees of EUA in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney Inc. be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of EUA Shares.



Very truly yours,



/s/ Salomon Smith Barney Inc.
----------------------------------
SALOMON SMITH BARNEY, INC.

                                  DETACH HERE




                          EASTERN UTILITIES ASSOCIATES

               THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES

         The undersigned hereby constitutes and appoints Paul J. Choquette, Jr., Donald G. Pardus and John R. Stevens, or any one or more of them, as Attorney, with full power of substitution and revocation, to appear and vote all common shares of Eastern Utilities Associates standing in the name of the undersigned at the close of business on April 14, 1999, with all the powers which the undersigned would possess if then and there present, at the Annual Meeting of the shareholders of EUA to be held in the Board Room on the 33rd floor of the State Street and Bank Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 17, 1999 at 9:30 A.M. local time, and at any and all adjournments thereof, and especially (but without limiting the general authorization hereby given) to vote at said Annual Meeting (1) as hereinafter specified by the undersigned on the proposal listed on the reverse side hereof, and (2) with discretionary authority with respect to any other matters which may properly come before the meeting, hereby revoking any and all proxies heretofore given by the undersigned with respect to such shares.



         (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) SEE REVERSE SIDE

                                  DETACH HERE

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW IN
ITEM 2.

1. PROPOSAL ON APPROVAL AND ADOPTION OF MERGER AGREEMENT WITH NEW ENGLAND ELECTRIC SYSTEM:

            FOR                      AGAINST                  ABSTAIN

            [ ]                        [ ]                      [ ]

2.   ELECTION OF TRUSTEES

NOMINEES:  R.A. Boss,                P.J. Choquette,        P.S. Damon,
           P.B. Freeman,             L.A. Liebenow,         J. Makowski,
           W.W. Marple, Jr.,         D.G. Pardus,           M.M. Stapleton,
           J.R. Stevens,             W.N. Thomdike.


                              FOR                      WITHHELD
                              ALL                      FROM ALL
                              NOMINEES   [ ]           NOMINEES   [ ]


--------------------------------------------------------------------------------

     Withhold vote from the nominees that I/we have written on the above line, or cumulate votes as I/we have instructed on the above line.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT



Signature: ________________________________________   Date:____________________

Signature: ________________________________________   Date:____________________